                                                                   EXHIBIT 10.1*


================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                 June 28, 1999,

                          as amended and restated as of

                                  July 21, 1999

                                      among

                           KNOWLES ELECTRONICS, INC.,

                               as Parent Borrower,

                            The Lenders Party Hereto,

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                                       and

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                              as Syndication Agent

                           ---------------------------

                             CHASE SECURITIES INC.,
                        as Lead Arranger and Book Manager


================================================================================

* Confidential Information in this Exhibit 10.1 has been omitted and filed separately with the Securities and Exchange Commission.

================================================================================

================================================================================


                                             [CS&M Reference Number: 6700-825]


                                TABLE OF CONTENTS

                                                                                                                       Page

                              ARTICLE IDefinitions

SECTION 1.01.  Defined Terms .............................................................................................1
SECTION 1.02.  Classification of Loans and Borrowings....................................................................26
SECTION 1.03.  Terms Generally                                                                                           27
SECTION 1.04.  Accounting Terms; GAAP....................................................................................27

                              ARTICLE IIThe Credits

SECTION 2.01.  Commitments ..............................................................................................27
SECTION 2.02.  Loans and Borrowings .....................................................................................28
SECTION 2.03.  Requests for Borrowings...................................................................................28
SECTION 2.04.  Swingline Loans ..........................................................................................29
SECTION 2.05.  Letters of Credit ........................................................................................31
SECTION 2.06.  Funding of Borrowings.....................................................................................36
SECTION 2.07.  Interest Elections .......................................................................................36
SECTION 2.08.  Termination and Reduction of Commitments..................................................................38
SECTION 2.09.  Repayment of Loans; Evidence of Debt......................................................................38
SECTION 2.10.  Amortization of Term Loans................................................................................39
SECTION 2.11.  Prepayment of Loans ......................................................................................41
SECTION 2.12.  Fees .....................................................................................................43
SECTION 2.13.  Interest .................................................................................................44
SECTION 2.14.  Alternate Rate of Interest................................................................................45
SECTION 2.15.  Increased Costs ..........................................................................................46
SECTION 2.16.  Break Funding Payments....................................................................................47
SECTION 2.17.  Taxes ....................................................................................................47
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Setoffs................................................48
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders............................................................49
SECTION 2.20.  Extension of the Revolving Commitments....................................................................50
SECTION 2.21.  Foreign Subsidiary Borrowers..............................................................................51

                    ARTICLE IIIRepresentations and Warranties

SECTION 3.01.  Organization; Powers .....................................................................................51
SECTION 3.02.  Authorization; Enforceability.............................................................................52



SECTION 3.03.  Governmental Approvals; No Conflicts......................................................................52
SECTION 3.04.  Financial Condition; No Material Adverse Change...........................................................52
SECTION 3.05.  Properties ...............................................................................................53
SECTION 3.06.  Litigation and Environmental Matters......................................................................53
SECTION 3.07.  Compliance with Laws and Agreements.......................................................................54
SECTION 3.08.  Investment and Holding Company Status.....................................................................54
SECTION 3.09.  Taxes ....................................................................................................54
SECTION 3.10.  ERISA ....................................................................................................54
SECTION 3.11.  Disclosure ...............................................................................................54
SECTION 3.12.  Subsidiaries .............................................................................................55
SECTION 3.13.  Insurance ................................................................................................55
SECTION 3.14.  Labor Matters ............................................................................................55
SECTION 3.15.  Solvency .................................................................................................55
SECTION 3.16.  Senior Indebtedness ......................................................................................55
SECTION 3.17.  Year 2000 ................................................................................................55


                              ARTICLE IVConditions

SECTION 4.01.  Effective Date ...........................................................................................56
SECTION 4.02.  Each Credit Event ........................................................................................58
SECTION 4.03.  Borrowings by Foreign Borrowers; Letters of Credit for Foreign
                    Borrowers............................................................................................58


                         ARTICLE VAffirmative Covenants

SECTION 5.01.  Financial Statements and Other Information................................................................59
SECTION 5.02.  Notices of Material Events................................................................................61
SECTION 5.03.  Information Regarding Collateral..........................................................................61
SECTION 5.04.  Existence; Conduct of Business............................................................................62
SECTION 5.05.  Payment of Obligations....................................................................................62
SECTION 5.06.  Maintenance of Properties.................................................................................62
SECTION 5.07.  Insurance ................................................................................................62
SECTION 5.08.  Casualty and Condemnation.................................................................................62
SECTION 5.09.  Books and Records; Inspection and Audit Rights............................................................62
SECTION 5.10.  Compliance with Laws .....................................................................................63
SECTION 5.11.  Use of Proceeds and Letters of Credit.....................................................................63
SECTION 5.12.  Additional Subsidiaries...................................................................................63
SECTION 5.13.  Further Assurances .......................................................................................63
SECTION 5.14.  Interest Rate Protection..................................................................................64

                          ARTICLE VINegative Covenants



SECTION 6.01.  Indebtedness; Certain Equity Securities...................................................................65
SECTION 6.02.  Liens ....................................................................................................66
SECTION 6.03.  Fundamental Changes ......................................................................................67
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions.................................................68
SECTION 6.05.  Asset Sales ..............................................................................................69
SECTION 6.06.  Sale and Leaseback Transactions...........................................................................70
SECTION 6.07.  Hedging Agreements .......................................................................................70
SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness.....................................................70
SECTION 6.09.  Transactions with Affiliates..............................................................................71
SECTION 6.10.  Restrictive Agreements....................................................................................72
SECTION 6.11.  Amendment of Material Documents...........................................................................72
SECTION 6.12.  Interest Expense Coverage Ratio...........................................................................73
SECTION 6.13.  Leverage Ratio ...........................................................................................73
SECTION 6.14.  Capital Expenditures .....................................................................................74

                                   ARTICLE VII

Events of Default .......................................................................................................75

                                  ARTICLE VIII

The Administrative Agent ................................................................................................77

                             ARTICLE IXMiscellaneous

SECTION 9.01.  Notices ..................................................................................................79
SECTION 9.02.  Waivers; Amendments ......................................................................................80
SECTION 9.03.  Expenses; Indemnity; Damage Waiver........................................................................81
SECTION 9.04.  Successors and Assigns....................................................................................83
SECTION 9.05.  Survival .................................................................................................85
SECTION 9.06.  Counterparts; Integration; Effectiveness..................................................................85
SECTION 9.07.  Severability .............................................................................................85
SECTION 9.08.  Right of Setoff ..........................................................................................85
SECTION 9.09.  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS................................................86
SECTION 9.10.  WAIVER OF JURY TRIAL .....................................................................................86
SECTION 9.11.  Headings .................................................................................................87
SECTION 9.12.  Confidentiality ..........................................................................................87
SECTION 9.13.  Interest Rate Limitation..................................................................................87
SECTION 9.14.  Judgment Currency ........................................................................................88




SCHEDULES:

Schedule 1.01   --       Mortgaged Properties
Schedule 2.01   --       Commitments
Schedule 3.05   --       Real Property
Schedule 3.06   --       Disclosed Matters
Schedule 3.12   --       Subsidiaries
Schedule 3.13   --       Insurance Policies
Schedule 6.01   --       Existing Indebtedness
Schedule 6.02   --       Existing Liens
Schedule 6.04   --       Existing Investments
Schedule 6.09   --       Transactions with Affiliates
Schedule 6.10   --       Existing Restrictions

EXHIBITS:

Exhibit A       --       Form of Assignment and Acceptance
Exhibit B-1     --       Form of Opinion of Kirkland & Ellis
Exhibit B-2     --       Form of Opinion of Defrees & Fiske
Exhibit C       --       Form of Parent Guarantee Agreement
Exhibit D       --       Form of Subsidiary Guarantee Agreement
Exhibit E       --       Form of Indemnity, Subrogation and Contribution Agreement
Exhibit F       --       Form of Pledge Agreement
Exhibit G       --       Form of Security Agreement
Exhibit H       --       Form of Election to Participate
Exhibit I       --       Form of Election to Terminate
Exhibit J       --       Form of Opinion for Election to Participate


                          CREDIT AGREEMENT dated as of June 28, 1999, as amended
                   and restated as of July 21, 1999, among KNOWLES ELECTRONICS, INC., a Delaware corporation, the LENDERS party hereto, THE CHASE MANHATTAN BANK, as administrative agent for the Lenders hereunder, and MORGAN STANLEY SENIOR FUNDING, INC., as syndication agent.

         The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means Chase, in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agreement Currency" has the meaning set forth in Section 9.14.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Alternative Currency" means Euro or Sterling.

          "Alternative Currency Equivalent" means, with respect to an amount of Dollars on any date, the amount of the applicable Alternative Currency that may be purchased with such amount of Dollars at the applicable Spot Exchange Rate on such date.

          "Alternative Currency LC Disbursement" means a Multicurrency LC Disbursement denominated in an Alternative Currency.

          "Alternative Currency Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as an Alternative Currency Lending Office) or such other office as such Lender may hereafter designate as an Alternative Currency Lending Office by notice to the Parent Borrower and the Administrative Agent.

          "Alternative Currency Letter of Credit" means a Multicurrency Letter of Credit denominated in an Alternative Currency.

          "Alternative Currency Loan" means a Multicurrency Revolving Loan denominated in an Alternative Currency.

          "Alternative Currency Rate" means, with respect to any Alternative Currency on any day, the sum of (a) the rate that represents the cost to Chase of overnight funds as of such day in the applicable Alternative Currency (in any currency market selected by Chase for the purpose of quoting such rate, regardless of whether Chase actually borrows funds in such market on such day) plus (b) the Applicable Rate with respect to Eurodollar Revolving Loans.

          "Applicable Creditor" has the meaning set forth in Section 9.14.

          "Applicable Percentage" means, as applicable, (a) with respect to any Domestic Revolving Lender, the percentage of the total Domestic Revolving Commitments represented by such Lender's Domestic Revolving Commitment and (b) with respect to any Multicurrency Revolving Lender, the percentage of the total Multicurrency Revolving Commitments represented by such Lender's Multicurrency Revolving Commitment. If the Domestic Revolving Commitments have terminated or expired, the relevant Applicable Percentages with respect to the Domestic Revolving Lenders shall be determined based upon the Domestic Revolving Commitments most recently in effect, giving effect to any assignments. If the Multicurrency Revolving Commitments have terminated or expired, the relevant Applicable Percentages with respect to the Multicurrency Revolving Lenders shall be determined based upon the Multicurrency Revolving Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Revolving/ Tranche A Spread" (in the case of ABR Revolving Loans or ABR Tranche A Term Loans), "Eurodollar Revolving/Tranche A Spread" (in the case of Eurodollar Revolving Loans or Eurodollar Tranche A Term Loans), "ABR Tranche B Spread" (in the case of ABR Tranche B Term Loans), "Eurodollar Tranche B Spread" (in the case of Eurodollar Tranche B Term Loans) or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01(a), of the Parent Borrower's consolidated financial statements for the full fiscal year of the Parent Borrower ending on December 31, 1999, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 1:

===========================================================================================================================
                                                                                               Eurodollar
                       ABR Revolving/       Eurodollar Revolving/        ABR Tranche B           Tranche B       Commitment
                       --------------       --------------------         -------------           ---------       ----------
 Leverage Ratio:      Tranche A Spread        Tranche A Spread              Spread               Spread            Fee Rate
 ---------------      ----------------        ----------------              ------               ------           ---------
---------------------------------------------------------------------------------------------------------------------------
Category 1
Greater than or
equal to 4:50 to
1:00                       1.50%                   2.50%                   2.00%                 3.00%             0.50%
---------------------------------------------------------------------------------------------------------------------------

Category 2
Greater than or
equal to 3.75 to
1.00 and less
than 4.50 to 1.00          1.25%                   2.25%                   2.00%                 3.00%            0.375%
---------------------------------------------------------------------------------------------------------------------------

Category 3
Greater than or
equal to 3.00 to
1.00 and less
than 3.75 to 1.00          1.00%                   2.00%                   2.00%                 3.00%            0.375%
---------------------------------------------------------------------------------------------------------------------------
Category 4
Greater than or
equal to 2.25 to
1.00 and less
than 3.00 to 1.00          0.75%                   1.75%                   1.75%                 2.75%            0.375%

Category 5
Less than 2.25
to 1.00                    0.50%                   1.50%                   1.75%                 2.75%            0.375%
===========================================================================================================================




          For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent Borrower's fiscal year based upon the Parent Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the

Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio shall be deemed to be in Category 1 (i) at any time that an Event of Default has occurred and is continuing or (ii) if the Parent Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans and similar commercial extensions of credit, any other fund that invests in bank loans and similar commercial extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States of America, provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Assigned Dollar Value" means, with respect to each Alternative Currency Borrowing, Alternative Currency Letter of Credit or Alternative Currency LC Disbursement, (a) initially (unless and until adjusted pursuant to the following clause (b)), the Dollar amount from which the Alternative Currency Equivalent (i) was determined for purposes of determining the amount of such Borrowing to be advanced in the applicable Alternative Currency (in the case of an Alternative Currency Loan) or (ii) was determined with respect to the relevant Alternative Currency Letter of Credit at the time of its issuance (in the case of an Alternative Currency Letter of Credit or Alternative Currency LC Disbursement thereunder), and (b) on and after any Revaluation Date, the "Assigned Dollar Value" of such Alternative Currency Borrowing, Alternative Currency Letter of Credit or Alternative Currency LC Disbursement shall be adjusted to be the Dollar Equivalent thereof as of such Revaluation Date (subject to further adjustment in accordance with this clause (b) thereafter). The Assigned Dollar Value of an Alternative Currency Loan shall equal the Assigned Dollar Value of the Alternative Currency Borrowing of which such Loan is a part multiplied by the percentage of such Borrowing represented by such Loan.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrowers" means the Parent Borrower and any Foreign Borrowers.

          "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

          "Borrowing Request" means a request by the applicable Borrower for a Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks in the London interbank market are not open for dealings in deposits denominated in the currency in which such Eurodollar Loan is denominated.

          "Capital Expenditures" means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Parent Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Parent Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Parent Borrower and its consolidated Subsidiaries during such period.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than the Parent Borrower of any Equity Interest in the First Tier Subsidiary; (b) prior to an IPO, the failure by the Sponsors to beneficially own, directly or indirectly, Equity Interests in the Parent Borrower representing at least 51.0% of each of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in the Parent Borrower; (c) after an IPO, the failure by the Sponsors to beneficially own, directly or indirectly, Equity Interests in the Parent Borrower representing at least 35.0% of each of the aggregate ordinary voting power and the aggregate equity value represented by the issued and outstanding Equity Interests in the Parent Borrower; (d) after an

IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof, except that for purposes of this clause (d), such Person or group shall be deemed to have beneficial ownership of all Equity Interests that it has the right to acquire whether such right is exercisable immediately or only after the passage of time) other than the Sponsors, of Equity Interests representing more than 25.0% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Parent Borrower; or (e) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Borrower by Persons who were neither (i) appointed in accordance with the terms of the Stockholders' Agreement, nor (ii) nominated by the board of directors of the Parent Borrower nor (iii) appointed by directors so nominated.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Charges" has the meaning set forth in Section 9.13.

          "Chase" means The Chase Manhattan Bank, a New York banking corporation.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Domestic Revolving Loans, Multicurrency Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Domestic Revolving Commitment, Multicurrency Revolving Commitment, Tranche A Commitment or Tranche B Commitment.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

          "Collateral and Guarantee Requirement" means the requirement that:

          (a) the Administrative Agent shall have received from the Parent Borrower and each Subsidiary Loan Party either (i) a counterpart of each of the Parent Guarantee Agreement, the Subsidiary Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement duly executed and delivered on behalf of the Parent Borrower and each Subsidiary Loan Party which is a party thereto or (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date, a supplement to each of the Subsidiary Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

          (b) all outstanding Equity Interests of each Subsidiary owned directly by, or on behalf of (except to the extent owned by any Foreign Subsidiary), the Parent Borrower or any Subsidiary Loan Party shall have been pledged pursuant to the Pledge Agreement (except that the Parent Borrower and the Subsidiary Loan Parties shall not be required to pledge more than 65% of the outstanding voting stock of any Foreign Subsidiary that is not a Subsidiary Loan Party to the extent that the pledge of any greater percentage could result in adverse tax consequences to the Parent Borrower or any Subsidiary) and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) all Indebtedness of the Parent Borrower and each Subsidiary that is owing to the Parent Borrower or any Subsidiary Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement and the Administrative Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

          (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and the Pledge Agreement and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement and the Pledge Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

          (e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property;

          (f) each Foreign Borrower and each Foreign Subsidiary Guarantor shall have executed and delivered to the Administrative Agent the guarantees and Security Documents reasonably requested by the Administrative Agent pursuant to Section 5.13(c) and all documents and instruments required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by such Security Documents and (to the extent perfection is possible under the laws of the applicable jurisdiction) perfect such Liens to the extent required by, and with the priority required by, such Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

          (g) the Parent Borrower and each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

          "Commitment" means a Domestic Revolving Commitment, Multicurrency Revolving Commitment, Tranche A Commitment or Tranche B Commitment, or any combination thereof (as the context requires).

          "Consolidated Cash Interest Expense" means, for any period, the excess of (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Parent Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of the Parent Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) interest income of the Parent Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period plus (iv) to the extent included in such consolidated interest expense for such period, all financing fees incurred in connection with the Transactions.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period,

(ii) consolidated tax expenses for income taxes and taxes in the nature of income taxes for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) any extraordinary non-cash charges for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the net income or loss of the Parent Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from such net income or loss (a) the income of any Person (other than the Parent Borrower or any Subsidiary) in which any other Person (other than the Parent Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent Borrower or any of the Subsidiaries by such Person during such period, and (b) the income or loss of any Person accrued prior to the date on which it becomes a Subsidiary or is merged into or consolidated with the Parent Borrower or any Subsidiary or the date on which such Person's assets are acquired by the Parent Borrower or any Subsidiary.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

          "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Denomination Date" means, in relation to any Alternative Currency Borrowing or Alternative Currency Letter of Credit, the date that is two Business Days before the date such Borrowing is made or such Letter of Credit is issued.

          "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

          "Dollar Equivalent" means, with respect to an amount of an Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of the Alternative Currency at the Spot Exchange Rate with respect to the Alternative Currency on such date.

          "Dollars" or "$" refers to lawful money of the United States of America.

          "Domestic LC Disbursement" means a payment made by the Issuing Bank pursuant to a Domestic Letter of Credit.

          "Domestic LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Domestic Letters of Credit at such time plus (b) the aggregate amount of all Domestic LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The Domestic LC Exposure of any Domestic Revolving Lender at any time shall be its Applicable Percentage of the total Domestic LC Exposure at such time.

          "Domestic Letter of Credit" means any Letter of Credit which the Parent Borrower requests pursuant to clause (i) of Section 2.05(a).

          "Domestic Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Domestic Revolving Commitments.

          "Domestic Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Domestic Revolving Loans and to acquire participations in Domestic Letters of Credit and Domestic Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Domestic Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or 2.20 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Domestic Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Domestic Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Domestic Revolving Commitments is $25,000,000.

          "Domestic Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Domestic Revolving Loans and its Domestic LC Exposure and Domestic Swingline Exposure at such time.

          "Domestic Revolving Lender" means a Lender with a Domestic Revolving Commitment or, if the Domestic Revolving Commitments have terminated or expired, a Lender with Domestic Revolving Exposure.

          "Domestic Revolving Loan" means a Loan made pursuant to clause (c) of
Section 2.01.

          "Domestic Swingline Exposure" means, at any time, the aggregate principal amount of all Domestic Swingline Loans outstanding at such time. The Domestic Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Domestic Swingline Exposure at such time.

          "Domestic Swingline Loan" means a Loan made pursuant to clause (i) of
Section 2.04(a).

          "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Election to Participate" means an Election to Participate of a Foreign Subsidiary, substantially in the form of Exhibit H.

          "Election to Terminate" means an Election to Terminate of a Foreign Subsidiary, substantially in the form of Exhibit I.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of the Parent Borrower or any Subsidiary directly or indirectly resulting from or based upon
(a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Financing" means the purchase by the Investor pursuant to the Recapitalization Agreement of (i) common stock of the Parent Borrower resulting in net proceeds to the Parent Borrower of $26,125,000 and (ii) Preferred Stock resulting in net proceeds to the Parent Borrower of $164,444,444.

          "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Euro" or "E" means the lawful money of the participating member states of the European Union that adopt a single currency in accordance with the Treaty on European Union signed February 7, 1992.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Excess Cash Flow" means, for any fiscal year, the sum (without duplication) of:

          (a) the consolidated net income (or loss) of the Parent Borrower and the consolidated Subsidiaries for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

          (b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year; plus

          (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues of the Parent Borrower and the consolidated Subsidiaries increased during such fiscal year plus (iii) the amount, if any, that was deducted in determining Excess Cash Flow for the immediately preceding fiscal year pursuant to clause (e)(ii) below; minus

          (d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues of the Parent Borrower and the consolidated Subsidiaries decreased during such fiscal year; minus

          (e) the sum of (i) Capital Expenditures for such fiscal year (except
     (A) to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness or
     (B) Capital Expenditures made pursuant to the proviso to Section 2.11(c)) and (ii) the amount, if any, of Capital Expenditures that the Parent Borrower and the Subsidiaries are permitted to make (but did not make) during such fiscal year pursuant to Section 6.14, to the extent such amount may be carried over from such fiscal year into the following fiscal year pursuant to Section 6.14(b); minus

          (f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Parent Borrower and the consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(a),
     (c) or (d), and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Parent Borrower under Section 2.19(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), other than (A) any withholding tax imposed on any payment by a Foreign Borrower and (B) any withholding tax imposed on any payment by any Borrower to the extent that such Foreign Lender (or its assignor, as the case may be) was entitled, at the time of designation of a new lending office (or assignment, as the case may be), to receive additional amounts from such Borrower with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

          "Extension Notice" has the meaning set forth in Section 2.20(a).

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Parent Borrower.

          "Financing Transactions" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the execution, delivery and performance by each Loan Party of the Subordinated Debt Documents to which it is to be a party, the issuance of the Subordinated Debt and the use of the proceeds thereof, (c) the Equity Financing and (d) the contribution by the Parent Borrower to the First Tier Subsidiary of all of the capital stock of each other Subsidiary held directly by the Parent Borrower.

          "First Tier Subsidiary" means a newly-formed Delaware corporation which will be a wholly owned Subsidiary and to which the Parent Borrower will, in connection with the other Financing Transactions, contribute all of the capital stock of each other Subsidiary held directly by the Parent Borrower.

          "Foreign Borrower" means a Foreign Subsidiary in respect of which an Election to Participate has been received by the Administrative Agent, provided that no Foreign Subsidiary in respect of which an Election to Terminate has been received by the Administrative Agent shall be a "Foreign Borrower" unless a subsequent Election to Participate with respect to such Foreign Subsidiary is received by the Administrative Agent.

          "Foreign Borrower Obligations" has the meaning set forth in the Parent Guarantee Agreement.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Parent Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "Foreign Subsidiary Guarantor" has the meaning set forth in Section 5.13(c).

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee Agreements" means the Parent Guarantee Agreement, the Subsidiary Guarantee Agreement and any guarantee agreements executed and delivered by any Foreign Subsidiary Guarantor with respect to any Foreign Borrower Obligations pursuant to Section 5.13(c).

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and all substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Parent Borrower, the Subsidiary Loan Parties and the Administrative Agent.

          "Information Memorandum" means the Confidential Information Memorandum dated June, 1999 relating to the Parent Borrower and the Transactions.

          "Initial Revolving Maturity Date" has the meaning set forth in Section 2.20(a).

          "Interest Election Request" means a request by the applicable Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

          "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on (a) during the Syndication Period, the day that is seven days thereafter and (b) following the expiration of the Syndication Period, the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Investor" means Key Acquisition, L.L.C., a Delaware limited liability company Controlled by the Sponsors.

          "IPO" means a bona fide underwritten initial public offering of voting common stock of the Parent Borrower as a direct result of which at least 20.0% of the aggregate voting common stock of the Parent Borrower (calculated on a fully-diluted basis after giving effect to all options to acquire voting common stock of the Parent Borrower then outstanding, regardless of whether such options are then currently exercisable) is beneficially owned by Persons other than the Sponsors, the Investor, the Parent Borrower and their respective Affiliates (including in the case of the Parent Borrower, all directors, officers and employees of the Parent Borrower and any Subsidiary).

          "Issuing Bank" means Chase, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Judgment Currency" has the meaning set forth in Section 9.14.

          "Junior Subordinated Exchange Securities" means the junior subordinated exchange securities of the Parent Borrower, in the form annexed to the Restated Certificate of Incorporation as in effect on the Effective Date, that are subordinated in right of payment to the Obligations and issued in exchange for an equivalent principal amount of the Series A-1 Preferred Stock in accordance with Section 4 of Article II of the Restated Certificate of Incorporation as in effect on the Effective Date.

          "LC Disbursement" means a Domestic LC Disbursement or a Multicurrency LC Disbursement or any combination thereof (as the context requires).

          "LC Exposure" means Domestic LC Exposure or Multicurrency LC Exposure or any combination thereof (as the context requires).

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

          "Leverage Ratio" means, on any date, the ratio of (a) the excess, if any, of (i) Total Indebtedness as of such date minus (ii) cash and cash equivalents held by the Loan Parties as of such date and denominated in the currency of any country which is a member of the Organization for Economic Cooperation and Development as of such date (provided that such currency is fully convertible into Dollars as of such date) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent Borrower most recently ended prior to such date).

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 (or, in the case of any such Borrowing denominated in an Alternative Currency, the rate appearing on the page for such Alternative Currency) of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars (or, in the case of any such Borrowing denominated in an Alternative Currency, deposits in such Alternative Currency) in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in such currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which deposits in Dollars (or, in the case of any such Borrowing denominated in an Alternative Currency, deposits in such Alternative Currency) of $5,000,000 (or, in the case of any such Borrowing denominated in an Alternative Currency, an amount of such Alternative Currency the Dollar Equivalent of which is approximately equal to $5,000,000) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the Guarantee Agreements, the Indemnity, Subrogation and Contribution Agreement, the Security Documents and any Election to Participate and Election to Terminate.

          "Loan Parties" means the Borrowers, the Subsidiary Loan Parties and the Foreign Subsidiary Guarantors.

          "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

          "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, condition (financial or otherwise) or material agreements, of the Parent Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent Borrower and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Parent Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maximum Rate" has the meaning set forth in Section 9.13.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

          "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 1.01, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

          "Multicurrency LC Disbursement" means a payment made by the Issuing Bank pursuant to a Multicurrency Letter of Credit.

          "Multicurrency LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Multicurrency Letters of Credit at such time plus (b) the aggregate amount of all Multicurrency LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The Multicurrency LC Exposure of any Multicurrency Revolving Lender at any time shall be its Applicable Percentage of the total Multicurrency LC Exposure at such time.

          "Multicurrency Letter of Credit" means any Letter of Credit which any Borrower requests pursuant to clause (ii) of Section 2.05(a).

          "Multicurrency Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Multicurrency Revolving Commitments.

          "Multicurrency Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Multicurrency Revolving Loans and to acquire participations in Multicurrency Letters of Credit and Multicurrency Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Multicurrency Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 or 2.20 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Multicurrency Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Multicurrency Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Multicurrency Revolving Commitments is $25,000,000.

          "Multicurrency Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Multicurrency Revolving Loans (determined based on Assigned Dollar Values, in the case of Alternative Currency Loans) and its Multicurrency LC Exposure (determined based on Assigned Dollar Values, in the case of Alternative Currency Letters of Credit and Alternative Currency LC Disbursements) and Multicurrency Swingline Exposure.

          "Multicurrency Revolving Lender" means a Lender with a Multicurrency Revolving Commitment or, if the Multicurrency Revolving Commitments have terminated or expired, a Lender with Multicurrency Revolving Exposure.

          "Multicurrency Revolving Loan" means a Loan made pursuant to clause
(d) of Section 2.01.

          "Multicurrency Swingline Exposure" means, at any time, the aggregate principal amount of all Multicurrency Swingline Loans outstanding at such time. The Multicurrency Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Multicurrency Swingline Exposure at such time.

          "Multicurrency Swingline Loan" means a Loan made pursuant to clause
(ii) of Section 2.04(a).

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty or other insured damage, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all fees and out-of-pocket expenses paid by the Parent Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Parent Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent Borrower and the Subsidiaries, and the amount of any reserves established by the Parent Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent Borrower).

          "Net Working Capital" means, at any date, (a) the consolidated current assets and non-current deferred income tax assets of the Parent Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities and non-current deferred income tax liabilities of the Parent Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

          "Obligations" has the meaning assigned to such term in the Security Agreement.

          "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "Parent Borrower" means Knowles Electronics, Inc., a Delaware corporation.

          "Parent Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit C, made by the Parent Borrower in favor of the Administrative Agent for the benefit of the Secured Parties.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Administrative Agent.

          "Permitted Acquisition" means any acquisition by a Subsidiary of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person or by the Parent Borrower of all the Equity Interests in a Person if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in accordance with applicable laws, (c) all the Equity Interests in each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Parent Borrower or a Subsidiary and all actions required to be taken with respect to such acquired or newly formed Subsidiary under Sections 5.12 and 5.13 have been taken, (d) in case of an acquisition of assets, such assets (other than assets to be retired or disposed of) are to be used, and in the case of an acquisition of capital stock or other Equity Interests, the Person so acquired is engaged, in the same line of business as that of the Parent Borrower or a Related Business, (e) the Parent Borrower and its Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in this Agreement, with the covenants contained in Sections 6.12, 6.13 and 6.14 being recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of each relevant period for testing such compliance, and (f) the Parent Borrower has delivered to the Administrative Agent a certificate of a Financial Officer to the effect set forth in clauses (a) through (e) above, together with all relevant financial information for the Person or assets to be acquired; provided, however, that the aggregate amount paid (including any Indebtedness assumed or incurred in connection therewith) in connection with (i) any such Permitted Acquisition shall not exceed $25,000,000 plus any Net Proceeds received in connection with such Permitted Acquisition from any issuance by the Parent Borrower of any Equity Interests in the Parent Borrower to the Investor or the other stockholders of the Parent Borrower (other than any Subsidiary which is a stockholder) immediately prior to such issuance, or from the receipt by the Parent Borrower of any capital contribution from the Investor or the other stockholders of the Parent Borrower (other than any Subsidiary which is a stockholder) immediately prior to such contribution, other than the Equity Financing and any such issuance of Equity Interests, or receipt of any capital contribution, the Net Proceeds of which are used to repay the Subordinated Bridge Debt in accordance with Section 6.08(b)(ii), and (ii) all such Permitted Acquisitions shall not exceed during the term of this Agreement $50,000,000 plus any Net Proceeds received in connection with all such Permitted Acquisitions from any issuance by the Parent Borrower of any Equity Interests in the Parent Borrower to the Investor or the other stockholders of the Parent Borrower (other than any Subsidiary which is a stockholder) immediately prior to such issuance, or from the receipt by the Parent Borrower of any capital contribution from the Investor or the other stockholders of the Parent Borrower (other than any Subsidiary which is a stockholder) immediately prior to such contribution, other than the Equity Financing and any such issuance of Equity Interests, or receipt of any capital contribution, the Net Proceeds of which are used to repay the Subordinated Bridge Debt in accordance with Section 6.08(b)(ii).

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes or other governmental charges that are not yet due and payable or are being contested in compliance with
     Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United
     States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit F, among the Parent Borrower, the Subsidiary Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

          "Preferred Stock" means the series A-1 and A-2 of pay-in-kind preferred stock, par value $.0001 per share, of the Parent Borrower to be issued to the Investor and the stockholders of the Parent Borrower prior to the Recapitalization in connection with the Recapitalization and the Equity Financing.

          "Prepayment Event" means:

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Parent Borrower or any Subsidiary, other than dispositions described in clauses
     (a), (b) and (c) of Section 6.05; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Parent Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 360 days after such event; or

          (c) the incurrence by the Parent Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01(a); or

          (d) the occurrence of any event that obligates, or with passage of time may obligate, the Parent Borrower mandatorily to prepay, repay, repurchase or defease the Subordinated Debt, including (i) any Asset Sale (as defined in the Subordinated Note

     Purchase Agreement), (ii) any incurrence of Indebtedness by the Parent Borrower or any Subsidiary and (iii) any issuance of Equity Interests in, or any capital contribution to, the Parent Borrower or any Subsidiary (other than (A) any incurrence of Subordinated Refinancing Debt in accordance with, and subject to the limitations set forth in, the proviso to clause (ii)(B) of Section 6.01(a) and (B) any issuance of Equity Interests in, or any capital contribution to, the Parent Borrower the Net Proceeds of which, in the case of each of the foregoing clauses (A) and
     (B), are applied to repay in full the Subordinated Bridge Debt and all other amounts due under the Subordinated Note Purchase Agreement and the other Subordinated Debt Documents relating to the Subordinated Bridge Debt in accordance with Section 6.08).

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Recapitalization" means the recapitalization of the Parent Borrower in accordance with the Recapitalization Agreement pursuant to which the Investor will acquire approximately 80% of the common stock of the Parent Borrower.

          "Recapitalization Agreement" means the Recapitalization Agreement dated as of June 23, 1999 among the Investor, the Parent Borrower and the holders of record of common stock of the Parent Borrower named therein, including the Restated Certificate of Incorporation.

          "Register" has the meaning set forth in Section 9.04(c).

          "Related Business" means any business providing goods or services for
(i) transducers used in hearing aids, (ii) microphones, speakers, headsets and infrared remote control products for voice recognition, computer, telecommunications, medical and consumer electronic businesses or (iii) actuators, solenoids and electronic sensors for automotive or other industrial businesses.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

          "Renewal Notice" has the meaning set forth in Section 2.20(a).

          "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50.0% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

          "Restated Certificate of Incorporation" means the Second Amended and Restated Certificate of Incorporation of the Parent Borrower in the form filed with the Secretary of State of Delaware at 9:00 a.m. on June 30, 1999.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Parent Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent Borrower or any Subsidiary.

          "Revaluation Date" means, with respect to an Alternative Currency Borrowing, the last day of each Interest Period with respect to such Borrowing and, in the case of an Alternative Currency Borrowing with an Interest Period that exceeds three months duration, each date prior to the last day of such Interest Period that occurs at three month intervals after the first day thereof and, with respect to each Alternative Currency Letter of Credit and Alternative Currency LC Disbursement with respect thereto, each date prior to the date of expiration of such Letter of Credit that occurs at three month intervals after the date of issuance of such Letter of Credit.

          "Revolving Commitment" means a Domestic Revolving Commitment or a Multicurrency Revolving Commitment or any combination thereof (as the context requires).

          "Revolving Exposure" means, with respect to any Lender at any time, such Lender's Domestic Revolving Exposure or Multicurrency Revolving Exposure or any combination thereof (as the context requires).

          "Revolving Lender" means a Domestic Revolving Lender or Multicurrency Revolving Lender or any combination thereof (as the context requires).

          "Revolving Loan" means a Domestic Revolving Loan or Multicurrency Revolving Loan or any combination thereof (as the context requires).

          "Revolving Maturity Date" means, subject to extension pursuant to
Section 2.20, June 30, 2006 or if such day is not a Business Day, the next preceding Business Day.

          "S&P" means Standard & Poor's Rating Service.

          "Secured Parties" has the meaning assigned to such term in the Security Agreement.

          "Security Agreement" means the Security Agreement, substantially in the form of Exhibit G, among the Parent Borrower, the Subsidiary Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

          "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations or the Foreign Borrower Obligations.


          "Sponsors" means (a) Doughty Hanson & Co. Managers Limited, a company organized and existing under the laws of England and Wales and (b) certain of its Affiliates, provided that no such Affiliate shall be deemed to be a "Sponsor" if it ceases at any time to be Controlled by Doughty Hanson & Co. Managers Limited.

          "Spot Exchange Rate" means, on any day, (a) with respect to any Alternative Currency in relation to Dollars, the spot rate at which Dollars are offered on such day for such Alternative Currency which appears on page FXFX of the Reuters Screen at approximately 11:00 a.m., London time (and if such spot rate is not available on the applicable page of the Reuters Screen, such spot rate as quoted by the Administrative Agent's principal London office at approximately 11:00 a.m., London time), or (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such day for Dollars which appears on page FXFX of the Reuters Screen at approximately 11:00 a.m., London time (and if such spot rate is not available on the applicable page of the Reuters Screen, such spot rate as quoted by the Administrative Agent's principal London office at approximately 11:00 a.m., London time). For purposes of determining the Spot Exchange Rate in connection with an Alternative Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing with respect to transactions in the applicable Alternative Currency that will settle on the date of such Borrowing.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory

Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Sterling" or "Pound Sterling" means the lawful money of the United Kingdom.

          "Stockholders' Agreement" means the Stockholders' Agreement to be dated as of the Effective Date among the Parent Borrower, the Investor and the other stockholders of the Parent Borrower named therein.

          "Subordinated Bridge Debt" means the senior subordinated increasing rate notes of the Parent Borrower to be issued pursuant to the Subordinated Note Purchase Agreement on the Effective Date in an aggregate principal amount of $150,000,000 and the Indebtedness represented thereby.

          "Subordinated Debt" means the Subordinated Bridge Debt and the Subordinated Refinancing Debt.

          "Subordinated Debt Documents" means the Subordinated Note Purchase Agreement, the indenture or other instrument under which the Subordinated Refinancing Debt is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

          "Subordinated Note Purchase Agreement" means the note purchase agreement with respect to the Subordinated Bridge Debt dated as of the date hereof among the Parent Borrower and the purchasers party thereto.

          "Subordinated Refinancing Debt" means the senior subordinated Indebtedness of the Parent Borrower to be issued after the Effective Date and prior to the maturity of the Subordinated Bridge Debt in accordance with, and subject to the limitations set forth in, the proviso to clause (ii)(B) of
Section 6.01(a).

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Parent Borrower.

          "Subsidiary Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit D, made by the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

          "Subsidiary Loan Party" means any Subsidiary that is not a Foreign Subsidiary.

          "Swingline Exposure" means Domestic Swingline Exposure or Multicurrency Swingline Exposure or any combination thereof (as the context requires).

          "Swingline Lender" means Chase, in its capacity as lender of Swingline Loans hereunder.

          "Swingline Loan" means a Domestic Swingline Loan or a Multicurrency Swingline Loan or any combination thereof (as the context requires).

          "Syndication Agent" means Morgan Stanley Senior Funding, Inc., in its capacity as Syndication Agent hereunder.

          "Syndication Period" means the period commencing on the Effective Date and terminating on the earlier of (a) the date that the Administrative Agent is satisfied that the syndication of the Commitments and Loans as contemplated by any separate letter agreement with respect to such syndication has been completed and (b) the date that is 60 days after the Effective Date.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Term Loans" means Tranche A Term Loans and Tranche B Term Loans.

          "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Total Indebtedness" means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of the Parent Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of the Parent Borrower and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis.

          "Tranche A Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Commitments is $50,000,000.

          "Tranche A Lender" means a Lender with a Tranche A Commitment or an outstanding Tranche A Term Loan.

          "Tranche A Maturity Date" means June 30, 2006, or if such day is not a Business Day, the next preceding Business Day.

          "Tranche A Term Loan" means a Loan made pursuant to clause (a) of
Section 2.01.

          "Tranche B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $150,000,000.

          "Tranche B Lender" means a Lender with a Tranche B Commitment or an outstanding Tranche B Term Loan.

          "Tranche B Maturity Date" means June 29, 2007, or if such day is not a Business Day, the next preceding Business Day.

          "Tranche B Term Loan" means a Loan made pursuant to clause (b) of
Section 2.01.

          "Transactions" means the Recapitalization and the Financing Transactions.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Domestic Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Domestic Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Domestic Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Domestic Revolving Borrowing") or by reference to the currency in which the Loans comprising such Borrowing are denominated (i.e., an "Alternative Currency Borrowing" is a Borrowing comprised of Alternative Currency Loans).

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Tranche A Term Loan to the Parent Borrower on the Effective Date in a principal amount not exceeding its Tranche A Commitment, (b) to make a Tranche B Term Loan to the Parent Borrower on the Effective Date in a principal amount not exceeding its Tranche B Commitment, (c) to make Domestic Revolving Loans to the Parent Borrower from time to time during the Domestic Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Domestic Revolving Exposure exceeding such Lender's Domestic Revolving Commitment and (d) to make Multicurrency Revolving Loans to any Borrower from time to time during the Multicurrency Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Multicurrency Revolving Exposure (determined base on Assigned Dollar Value, in the case of Alternative Currency Loans) exceeding such Lender's Multicurrency Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14 and paragraph (e) of this Section, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (determined based on Assigned Dollar Values, in the case of Alternative

Currency Loans). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000, provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert any ABR Borrowing into or continue, any Eurodollar Borrowing if (i) the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Maturity Date or Tranche B Maturity Date, as applicable, or (ii) during the Syndication Period, the Interest Period requested with respect thereto would end on a different day of the week than the Interest Period in effect for any other Eurodollar Borrowing.

          (e) Multicurrency Revolving Borrowings may be made in Dollars or in an Alternative Currency, as requested by the applicable Borrower in accordance with
Section 2.03, provided that (i) each Alternative Currency Borrowing shall be comprised entirely of Eurodollar Loans and (ii) each Alternative Currency Borrowing under this Section shall be in an aggregate principal amount the initial Assigned Dollar Value of which is an integral multiple of $1,000,000 and not less than $5,000,000. All Loans other than Multicurrency Revolving Loans shall be made in Dollars.

          SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days (or, in the case of an Alternative Currency Borrowing, five Business Days) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) whether the requested Borrowing is to be a Domestic Revolving Borrowing, a Multicurrency Revolving Borrowing, Tranche A Term Borrowing or Tranche B Term Borrowing;

          (ii) the aggregate amount of such Borrowing (expressed in Dollars) and, in the case of a Multicurrency Revolving Borrowing, whether such Borrowing is to be denominated in Dollars, Euro or Sterling;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) in the case of any Borrowing other than an Alternative Currency Borrowing, whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing (except with respect to an Alternative Currency Borrowing which shall be a Eurodollar Borrowing). If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration (or seven days' duration during the Syndication Period). If no currency is specified with respect to any Multicurrency Revolving Borrowing, then the applicable Borrower shall be deemed to have selected Dollars as the currency of such Eurodollar Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing. In the case of an Alternative Currency Borrowing, (i) on the Denomination Date for such Borrowing, the Administrative Agent shall determine the Alternative Currency Equivalent of the Dollar amount of such Borrowing specified in the applicable Borrowing Request, (ii) the Administrative Agent shall notify the applicable Borrower and the other Lenders of the Alternative Currency Equivalent so determined and of each Lender's share (if any) thereof and (iii) such Borrowing shall be made in the applicable Alternative Currency in a principal amount equal to the Alternative Currency Equivalent so determined.

          SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make (i) Domestic Swingline Loans to the Parent Borrower from time to time during the Domestic Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (A) the aggregate principal amount of outstanding Domestic Swingline Loans exceeding $5,000,000 or (B) the sum of the total Domestic Revolving Exposures exceeding the total Domestic Revolving Commitments and (ii) Multicurrency Swingline Loans to any Borrower from time to time during the Multicurrency Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (A) the aggregate principal amount of outstanding Multicurrency Swingline Loans exceeding $5,000,000 or (B) the sum of the total Multicurrency Revolving Exposures (determined based on Assigned Dollar Values, in the case of Alternative Currency Loans, Alternative Currency Letters of Credit and Alternative Currency LC Disbursements) exceeding the total Multicurrency Revolving Commitments, provided that, in each case, the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. All Swingline Loans shall be made in Dollars.

          (b) To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify whether such requested Swingline Loan will be a Domestic Swingline Loan or a Multicurrency Swingline Loan, the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrowers. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of the applicable Borrower (or if such Borrower does not have such an account, to the general deposit account of the Parent Borrower) with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require (i) the Domestic Revolving Lenders to acquire participations on such Business Day in all or a portion of the Domestic Swingline Loans outstanding and (ii) the Multicurrency Revolving Lenders to acquire participations on such Business Day in all or a portion of the Multicurrency Swingline Loans outstanding. Such notice shall specify the aggregate amount of Domestic Swingline Loans in which Domestic Revolving Lenders will participate and the aggregate amount of Multicurrency Swingline Loans in which Multicurrency Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Domestic Revolving Lender in the case of any such notice relating to Domestic Swingline Loans and each Multicurrency Revolving Lender in the case of any such notice relating to Multicurrency Swingline Loans, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by

                                                                              36
wire transfer of immediately available funds, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

          SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, (i) the Parent Borrower may request the issuance of Domestic Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Domestic Revolving Availability Period and prior to the date that is five Business Days prior to the Revolving Maturity Date and (ii) each Borrower may request the issuance of Multicurrency Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Multicurrency Revolving Availability Period and prior to the date that is five Business Days prior to the Revolving Maturity Date. Domestic Letters of Credit shall be denominated only in Dollars. Multicurrency Letters of Credit shall be denominated only in Dollars or an Alternative Currency. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), whether such Letter of Credit is a Domestic Letter of Credit or a Multicurrency Letter of Credit, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit (expressed in Dollars), in the case of a Multicurrency Letter of Credit, whether such Multicurrency Letter of Credit is to be denominated in Dollars, Euro or Sterling, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) in the case of the issuance, amendment, renewal or extension of a Domestic Letter of Credit, (A) the Domestic LC Exposure shall not exceed $5,000,000 and (B) the total Domestic Revolving Exposures shall not exceed the total Domestic Revolving Commitments and (ii) in the case of the issuance, amendment, renewal or extension of a Multicurrency Letter of Credit, (A) the Multicurrency LC Exposure (determined based on Assigned Dollar Values, in the case of Alternative Currency Letters of Credit and Alternative Currency LC Disbursements) shall not exceed $5,000,000 and (B) the total Multicurrency Revolving Exposures (determined based on Assigned Dollar Values, in the case of Alternative Currency Loans, Alternative Currency Letters of Credit and Alternative Currency LC Disbursements) shall not exceed the total Multicurrency Revolving Commitments. In the case of an Alternative Currency Letter of Credit, (i) on the Denomination Date for such Letter of Credit, the Issuing Bank shall determine the Alternative Currency Equivalent of the Dollar amount of such Letter of Credit specified in the applicable notice requesting such Letter of Credit, (ii) the Issuing Bank shall notify the applicable Borrower and the Administrative Agent of the Alternative Currency Equivalent so determined and the Administrative Agent shall notify each Multicurrency Revolving Lender of its participation therein as denominated in the applicable Alternative Currency in accordance with paragraph (d) of this Section and (iii) such Letter of Credit shall be issued, amended, renewed or extended in the applicable Alternative Currency in a principal amount equal to the Alternative Currency Equivalent so determined.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Domestic Revolving Lender in the case of any Domestic Letter of Credit and each Multicurrency Revolving Lender in the case of any Multicurrency Letter of Credit, and each Domestic Revolving Lender in the case of any Domestic Letter of Credit and each Multicurrency Revolving Lender in the case of any Multicurrency Letter of Credit hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Domestic Revolving Lender in the case of any Domestic LC Disbursement made by the Issuing Bank and each Multicurrency Revolving Lender in the case of any Multicurrency LC Disbursement made by the Issuing Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of such LC Disbursement to the extent not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or to the extent that any reimbursement payment is required to be refunded to the applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. All such payments with respect to an LC Disbursement shall be made in the currency in which such LC Disbursements is denominated.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency in which such LC Disbursement was made not later than 12:00 noon, New York City time (or, in the case of an Alternative Currency LC Disbursement, London time), on the date that such LC Disbursement is made, if the applicable Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time (or, in the case of an Alternative Currency LC Disbursement, London time), on such date, or, if such notice has not been received by the applicable Borrower prior to such time on such date, then not later than 12:00 noon, New York City time (or, in the case of an Alternative Currency LC Disbursement, London time), on (i) the Business Day that the applicable Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time (or, in the case of an Alternative Currency LC Disbursement, London time), on the day of receipt, or (ii) the Business Day immediately following the day that the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that, if such LC Disbursement is made in Dollars (and not in any Alternative Currency) and is not less than $500,000, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the applicable Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Domestic Revolving Lender in the case of any Domestic LC Disbursement and each Multicurrency Revolving Lender in the case of any Multicurrency LC Disbursement of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Domestic Revolving Lender in the case of any Domestic LC Disbursement and each Multicurrency Revolving Lender in the case of any Multicurrency LC Disbursement shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of such Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving

Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. All payments with respect to an LC Disbursement made pursuant to this paragraph shall be made in the currency in which such LC Disbursement was made.


          (f) Obligations Absolute. Each Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower's obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case of Alternative Currency LC Disbursements, the Alternative Currency Rate), provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Parent Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.


          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Parent Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Domestic Revolving Lenders with Domestic LC Exposure representing greater than 50.0% of the total Domestic LC

Exposure or Multicurrency Revolving Lenders with Multicurrency LC Exposure (determined based on Assigned Dollar Values, in the case of Alternative Currency Letters of Credit and Alternative Currency LC Disbursements) representing greater than 50.0% of the total Multicurrency LC Exposure (determined based on Assigned Dollar Values, in the case of Alternative Currency Letters of Credit and Alternative Currency LC Disbursements)) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the Domestic LC Exposure, if so demanded by the Administrative Agent or the relevant Lenders, and the Multicurrency LC Exposure (determined based on Assigned Dollar Values, in the case of Alternative Currency Letters of Credit and Alternative Currency LC Disbursements), if so demanded by the Administrative Agent or the relevant Lenders, in each case as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral with respect to each LC Exposure shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. The Borrowers also shall deposit cash collateral pursuant to this paragraph as and to the extent required by
Section 2.11(b). Each such deposit pursuant to this paragraph or Section 2.11(b) shall be made in Dollars (except that any deposit with respect to any Alternative Currency Letter of Credit or any Alternative Currency LC Disbursement thereunder shall be made in the currency in which such Letter of Credit is denominated) and shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposures at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Domestic Revolving Lenders with Domestic LC Exposure representing greater than 50.0% of the total Domestic LC Exposure and the consent of Multicurrency Revolving Lenders with Multicurrency LC Exposure (determined based on Assigned Dollar Values, in the case of Alternative Currency Letters of Credit and Alternative Currency LC Disbursements) representing greater than 50.0% of the total Multicurrency LC Exposure (determined based on Assigned Dollar Values, in the case of Alternative Currency Letters of Credit and Alternative Currency LC Disbursements)), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as and to the extent that, after giving effect to such return, the Borrowers would remain in compliance with Section 2.11(b) and no Default shall have occurred and be continuing.

          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan (other than an Alternative Currency Loan) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04. Each Multicurrency Revolving Lender shall make each Alternative Currency Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by the time and to the account of the Administrative Agent designated by it by notice to the Multicurrency Revolving Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower (or the Parent Borrower) maintained with the Administrative Agent in New York City (or in the case of Alternative Currency Loans, in London) and designated by the applicable Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) the Federal Funds Effective Rate (or, in the case of an amount denominated in an Alternative Currency, the Alternative Currency Rate minus the Applicable Rate with respect to Eurodollar Revolving Loans) and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, as applicable or (ii) in the case of the applicable Borrower, the interest rate applicable to ABR Loans (in the case of an amount denominated in Dollars) or the Alternative Currency Rate (in the case of an amount denominated in an Alternative Currency), as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type (unless such Borrowing is an Alternative Currency Borrowing) or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the applicable Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) unless such Borrowing is an Alternative Currency Borrowing, whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration (or seven days' duration during the Syndication Period).

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is an Alternative Currency Borrowing in which case it shall be continued as a Eurodollar Borrowing with an Interest Period of one month's duration (or during the Syndication Period seven days' duration)). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing (other than an Alternative Currency Borrowing) may be converted to or continued as a Eurodollar Borrowing, (ii) unless repaid, each Eurodollar Borrowing (other than an Alternative Currency Borrowing) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Alternative Currency Borrowing shall continue as a Eurodollar Borrowing with an Interest Period of one month's duration (or during the Syndication Period seven days' duration).

          SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Tranche A Commitments and Tranche B Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

          (b) The Parent Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Parent Borrower shall not terminate or reduce (A) the Domestic Revolving Commitments if, after giving effect to any concurrent prepayment of the Domestic Revolving Loans in accordance with Section 2.11, the sum of the Domestic Revolving Exposures would exceed the total Domestic Revolving Commitments or (B) the Multicurrency Revolving Commitments if, after giving effect to any concurrent prepayment of the Multicurrency Revolving Loans in accordance with Section 2.11, the sum of the Multicurrency Revolving Exposures would exceed the total Multicurrency Revolving Commitments.

          (c) The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any

Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender on the Revolving Maturity Date the then unpaid principal amount of each Revolving Loan of such Lender made to such Borrower and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made, provided that on each date that a Revolving Borrowing is made, the Borrower making such Borrowing shall repay all Swingline Loans made to such Borrower that were outstanding on the date such Borrowing was requested. The Parent Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made to each Borrower hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (d) of this Section, the Parent Borrower shall repay Tranche A Term Borrowings on each date set forth below (or if such date is not a Business Day, the next preceding Business Day) in the aggregate principal amount set forth opposite such date:

            Date                                     Amount

September 30, 2000                                $1,250,000
December 31, 2000                                  1,250,000
March 31, 2001                                     1,250,000
June 30, 2001                                      1,250,000
September 30, 2001                                 1,875,000
December 31, 2001                                  1,875,000
March 31, 2002                                     1,875,000
June 30, 2002                                      1,875,000
September 30, 2002                                 1,875,000
December 31, 2002                                  1,875,000
March 31, 2003                                     1,875,000
June 30, 2003                                      1,875,000
September 30, 2003                                 2,500,000
December 31, 2003                                  2,500,000
March 31, 2004                                     2,500,000
June 30, 2004                                      2,500,000
September 30, 2004                                 2,500,000
December 31, 2004                                  2,500,000
March 31, 2005                                     2,500,000
June 30, 2005                                      2,500,000
September 30, 2005                                 2,500,000
December 31, 2005                                  2,500,000
March 31, 2006                                     2,500,000
June 30, 2006                                      2,500,000
                                                   ---------
                                                 $50,000,000
                                                 ===========


          (b) Subject to adjustment pursuant to paragraph (d) of this Section, the Parent Borrower shall repay Tranche B Term Borrowings on each date set forth below (or if such date is not a Business Day, the next preceding Business Day) in the aggregate principal amount set forth opposite such date:


            Date                                            Amount
September 30, 2000                                         $375,000
December 31, 2000                                           375,000
March 31, 2001                                              375,000
June 30, 2001                                               375,000


September 30, 2001                                              375,000
December 31, 2001                                               375,000
March 31, 2002                                                  375,000
June 30, 2002                                                   375,000
September 30, 2002                                              375,000
December 31, 2002                                               375,000
March 31, 2003                                                  375,000
June 30, 2003                                                   375,000
September 30, 2003                                              375,000
December 31, 2003                                               375,000
March 31, 2004                                                  375,000
June 30, 2004                                                   375,000
September 30, 2004                                              375,000
December 31, 2004                                               375,000
March 31, 2005                                                  375,000
June 30, 2005                                                   375,000
September 30, 2005                                              375,000
December 31, 2005                                               375,000
March 31, 2006                                                  375,000
June 30, 2006                                                   375,000
September 30, 2006                                           35,250,000
December 31, 2006                                            35,250,000
March 31, 2007                                               35,250,000
June 29, 2007                                                35,250,000
                                                             ----------
                                                           $150,000,000
                                                           ============



          (c) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date and (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date.

          (d) Any prepayment of a Term Borrowing of either Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably. If the initial aggregate amount of the Lenders' Term Commitments of either Class exceeds the aggregate principal amount of Term Loans of such Class that are made on the Effective Date, then the scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess.

          (e) Prior to any repayment of any Term Borrowings of either Class hereunder, the Parent Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.11. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing made by it in whole or in part, subject to the requirements of this Section.

          (b) In the event and on each occasion that the sum of the Domestic Revolving Exposures exceeds the total Domestic Revolving Commitments, the Parent Borrower shall prepay Domestic Revolving Borrowings or Domestic Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to
Section 2.05(j)) in an aggregate amount equal to such excess. In the event and on each occasion that, as of any Revaluation Date in respect of an Alternative Currency Loan or Alternative Currency Letter of Credit, the Assigned Dollar Value thereof shall either increase or decrease, then (i) the Administrative Agent shall notify the Parent Borrower and the Lenders of the amount of increase or decrease and the aggregate outstanding principal amount of the Loans after giving effect thereto (based on Assigned Dollar Values, in the case of Alternative Currency Loans, Alternative Currency Letters of Credit and Alternative Currency LC Disbursements) and (ii) in the case of an increase, if the sum of the Multicurrency Revolving Exposures (based on Assigned Dollar Values, in the case of Alternative Currency Loans, Alternative Currency Letters of Credit and Alternative Currency LC Disbursements), exceeds an amount equal to 105% of the total Multicurrency Revolving Commitments after giving effect to such increase, then the Borrowers shall prepay Multicurrency Revolving Borrowings or Multicurrency Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to the amount by which the sum of such Multicurrency Revolving Exposures exceeds the Multicurrency Revolving Commitments. Any prepayment required to be made pursuant to the immediately preceding sentence shall be made within three Business Days after the Parent Borrower is notified by the Administrative Agent of the increase necessitating such prepayment. In the event and on each occasion (other than on a Revaluation Date with respect to any Alternative Currency Loan or Alternative Currency Letter of Credit) that the sum of the Multicurrency Revolving Exposures (based on Assigned Dollar Values, in the case of Alternative Currency Loans, Alternative Currency Letters of Credit and Alternative Currency LC Disbursements) otherwise exceeds the total Multicurrency Revolving Commitments, the Borrowers shall prepay Multicurrency Revolving Borrowings or Multicurrency Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Parent Borrower or any Subsidiary in respect of any Prepayment Event described in clauses (a) through (c) of the definition of the term "Prepayment Event", the Parent Borrower shall, within three Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds, provided that, in the case of any event described in clause (a) of the definition of the term "Prepayment Event", if the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Parent Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Parent Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 365-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied. In the event and on each occasion that any Net Proceeds or other amounts of cash, securities or other property are received by or on behalf of the Parent Borrower or any Subsidiary in respect of any Prepayment Event described in clause (d) of the definition of the term "Prepayment Event", the Parent Borrower shall prepay Term Borrowings in such aggregate amount as may be necessary and at such time as may be necessary in order to ensure that neither the Parent Borrower nor any Subsidiary is required pursuant to the terms of the Subordinated Debt Documents to make any payment or prepayment (or offer to repurchase, redeem or defease the Subordinated Debt) to the holders of the Subordinated Debt.

          (d) Following the end of each fiscal year of the Parent
Borrower, commencing with the fiscal year ending December 31, 2000, the Parent Borrower shall prepay Term Borrowings in an aggregate amount equal to the excess, if any, of (i) 50.0% of Excess Cash Flow for such fiscal year minus (ii) the aggregate principal amount of Term Borrowings voluntarily prepaid during such fiscal year pursuant to Section 2.11(a), provided that no prepayment of Term Borrowings shall be required pursuant to this paragraph (d) with respect to any fiscal year of the Parent Borrower if the Leverage Ratio as of the last day of such fiscal year is less than 3.50 to 1.00. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

          (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of both Classes remain outstanding, the Parent Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Tranche A Term Borrowings and Tranche B Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class, provided that any Tranche B Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans but was so declined shall be applied to prepay Tranche A Term Borrowings.

          (f) The Parent Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of optional prepayment of any Loans is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02 (based on Assigned Dollar Values, in the case of Alternative Currency Loans), except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.



          SECTION 2.12. Fees. (a) The Parent Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears (i) in the case of commitment fees in respect of the Revolving Commitments, on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof, and (ii) in the case of commitment fees in respect of the Tranche A Term Commitments and the Tranche B Term Commitments, on the Effective Date or any earlier date on which such Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

          (b) The Parent Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements and based on Assigned Dollar Values, in the case of Alternative Currency Letters of Credit) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements and based on Assigned Dollar Values, in the case of any Alternative Currency Letter of Credit) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which the applicable Revolving Commitments terminate and any such fees accruing after the date on which the applicable Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Parent Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section (or in the case of any interest on an amount denominated in an Alternative Currency, 2% plus the Alternative Currency Rate).

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the applicable Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or Alternative Currency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period;

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

          (c) in the case of an Alternative Currency Borrowing, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that deposits in the applicable Alternative Currency are not generally available, or cannot be obtained by the Multicurrency Revolving Lenders, in the London interbank market;

then the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) in the case of the foregoing clauses (a) and (b), (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, (B) if any Borrowing Request requests a Eurodollar Borrowing (other than an Alternative Currency Borrowing), such Borrowing shall be made as an ABR Borrowing and (C) any Borrowing Request or Interest Election Request that requests, or requests the continuation of, any Alternative Currency Borrowing shall be ineffective (and, in the case of an outstanding Alternative Currency Borrowing, the applicable Borrower shall repay such Borrowing at the time of expiration of the Interest Period then in effect with respect to such Borrowing) and (ii) in the case of the foregoing clause (c), any Borrowing Request or Interest Election Request that requests, or requests the continuation of, any Borrowing denominated in the applicable Alternative Currency shall be ineffective (and, in the case of an outstanding Alternative Currency Borrowing, the applicable Borrower shall repay such Borrowing at the time of expiration of the Interest Period then in effect with respect to such Borrowing).

          SECTION 2.15.  Increased Costs.  (a)  If any Change in Law shall:

     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

     (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein (not including any such imposition relating to Taxes which shall be governed by Section 2.17);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Parent Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Parent Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The Parent Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided that the Parent Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.


          SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.19, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits denominated in the currency in which such Loan is denominated of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof by the Parent Borrower.

          SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the applicable Borrower shall make such deductions and (iii) the applicable Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The applicable Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Parent Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Parent Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Parent Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Parent Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Parent Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

          SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time, or, in the case of any payment relating to an Alternative Currency Loan or an Alternative Currency LC Disbursement, 12:00 noon London time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York (or, in the case of any payment relating to an Alternative Currency Loan or an Alternative Currency LC Disbursement, to such office of the Administrative Agent most recently designated by it for such purpose by notice to any Borrower), except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Payments of principal of or interest on, and any amounts payable under Section
2.16 in respect of, any Alternative Currency Loan shall be made in the Alternative Currency in which such Loan is denominated and payments with respect to any Alternative Currency LC Disbursement shall be made in the Alternative Currency in which such LC Disbursement was made. All other payments under this Agreement (whether of principal, interest, fees or otherwise) shall be made in Dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i) the Federal Funds Effective Rate (or, in the case of an amount denominated in an Alternative Currency, the Alternative Currency Rate minus the Applicable Rate with respect to Eurodollar Revolving Loans) and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Parent Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if any Borrowers is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Parent Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to
Section 2.17, (A) such assignment will result in a material reduction in such compensation or payments and (B) to the extent that more than one Lender claims such compensation or payments as of the time of such assignment, the Borrower shall require that each Lender claiming compensation or payments as onerous to the Borrower (as reasonably determined by the Borrower) as those claimed by the Lender required to make such assignment shall also assign its interests, rights and obligations under this Agreement pursuant to this Section 2.19(b) simultaneously with such assignment. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply.

          SECTION 2.20. Extension of the Revolving Commitments. (a) The Parent Borrower may by notice (the "Extension Notice") to the Administrative Agent delivered at least 20 Business Days prior to the Revolving Maturity Date elect to extend the Revolving Maturity Date to June 29, 2007 (or if such date is not a Business Day, the next preceding Business Day), provided that (i) no Default has occurred and is continuing and after giving effect to such extension no Default shall have occurred and be continuing, (ii) the Revolving Commitment of each Revolving Lender who does not give notice (a "Renewal Notice") to the Administrative Agent that it consents to such extension shall terminate upon June 30, 2006, or if such date is not a Business Day, the next preceding Business Day (the "Initial Revolving Maturity Date"),

(iii) each Revolving Lender that does not deliver a Renewal Notice receives payment in full on the Initial Revolving Maturity Date of an amount equal to the outstanding principal of its Revolving Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (other than any amounts relating to any Tranche B Term Loan) and (iv) after giving effect to the preceding clauses
(ii) and (iii) of this paragraph and to any assignments of Revolving Commitments pursuant to paragraph (b) of this Section, the aggregate amount of (A) the Lenders' Domestic Revolving Commitments shall be equal to at least $5,000,000 and (B) the Lenders' Multicurrency Revolving Commitments shall be equal to at least $5,000,000. The Administrative Agent shall give the Revolving Lenders prompt notice of any Extension Notice received by it from the Parent Borrower. Any Extension Notice delivered by the Parent Borrower shall be irrevocable.

          (b) If any Revolving Lender fails to give a Renewal Notice to the Administrative Agent on or prior to the date which is ten Business Days prior to the Initial Revolving Maturity Date, then the Parent Borrower may, at its sole expense and effort, upon notice to such Revolving Lender and the Administrative Agent, require such Revolving Lender to assign and delegate on the Initial Revolving Maturity Date, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement with respect to such Revolving Lender's Revolving Loans and Revolving Commitments to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Parent Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Bank and the Swingline Lender, which consent shall not unreasonably be withheld, and (ii) such Revolving Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrowers (in the case of all other amounts). A Revolving Lender shall not be required to make any such assignment and delegation if, at least one Business Day prior to the Initial Revolving Maturity Date, such Revolving Lender delivers a Renewal Notice to the Administrative Agent.

          SECTION 2.21. Foreign Subsidiary Borrowers. The Parent Borrower may from time to time cause any Foreign Subsidiary to become eligible to borrow Multicurrency Revolving Loans or Multicurrency Swingline Loans under Sections 2.01(d) and 2.04(a) or to have Multicurrency Letters of Credit issued for its account under Section 2.05 by delivering to the Administrative Agent an Election to Participate with respect to such Foreign Subsidiary. The eligibility of any such Foreign Subsidiary to borrow Multicurrency Revolving Loans or Multicurrency Swingline Loans or to have Multicurrency Letters of Credit issued for its account under such Sections shall terminate when the Administrative Agent receives an Election to Terminate with respect to such Foreign Subsidiary. Each Election to Participate delivered to the Agent shall be duly executed on behalf of the relevant Foreign Subsidiary and the Parent Borrower, and each Election to Terminate delivered to the Administrative Agent shall be executed on behalf of the Parent Borrower. The delivery of an Election to Terminate shall not affect any obligation of the relevant Foreign Subsidiary incurred prior thereto. The



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                                                                              60


Administrative Agent shall promptly give notice to the Lenders and the Issuing Bank of its receipt of any Election to Participate or Election to Terminate.


                                   ARTICLE III

                         Representations and Warranties

          The Parent Borrower represents and warrants to the Lenders that:


          SECTION 3.01. Organization; Powers. The Parent Borrower and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Parent Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Parent Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by or before, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Parent Borrower or any of the Subsidiaries or any of their assets, or give rise to a right thereunder to require any material payment to be made by the Parent Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.

          SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Parent Borrower has heretofore furnished to the Lenders (i) its audited consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 1998, reported on by Ernst & Young, independent public accountants, (ii) its unaudited consolidated statement of income for the twelve month period ended March 31, 1999, certified by its chief financial officer and
(iii) its unaudited consolidated balance sheet and statement of income as of and for the portion of the fiscal year ended April 30, 1999 and as of and for each month ended after such date and prior to the Effective Date for which monthly financial statements are available, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP and the adjustments set forth in Schedule 2.3 to the Recapitalization Agreement, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) The Parent Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of April 30, 1999, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by the Parent Borrower to be reasonable), (ii) is based on the best information available to the Parent Borrower after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Parent Borrower and the consolidated Subsidiaries as of April 30, 1999 as if the Transactions had occurred on such date.

          (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, neither the Parent Borrower nor any Subsidiary has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

          (d) Since December 31, 1998, nothing has occurred which would have a Material Adverse Effect.

          SECTION 3.05. Properties. (a) Each of the Parent Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Parent Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent Borrower and the Subsidiaries does not, to the Parent Borrower's knowledge, infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not result in a Material Adverse Effect.

          (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Parent Borrower or any of the Subsidiaries as of the Effective Date after giving effect to the Transactions.

          (d) As of the Effective Date, neither the Parent Borrower nor any of the Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

          SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Borrower, threatened against or affecting the Parent Borrower or any of the Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not result in a Material Adverse Effect, neither the Parent Borrower nor any of the Subsidiaries
(i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07. Compliance with Laws and Agreements. Each of the Parent Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. Investment and Holding Company Status. Neither the Parent Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. Taxes. Each of the Parent Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not result in a Material Adverse Effect.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11. Disclosure. The Parent Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Parent Borrower or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, would result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Parent Borrower in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

          SECTION 3.13. Insurance. The report of Willis Corroon dated April 20, 1999 previously delivered to the Administrative Agent accurately describes the material insurance coverages maintained by or on behalf of the Parent Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Parent Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice and the Parent

Borrower believes that the insurance maintained by or on behalf of the Parent Borrower and the Subsidiaries is adequate.

          SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Parent Borrower or any Subsidiary pending or, to the knowledge of the Parent Borrower, threatened. The hours worked by and payments made to employees of the Parent Borrower and the Subsidiaries employed in the United States of America have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Parent Borrower or any Subsidiary, or for which any claim may be made against the Parent Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have, in all material respects, been paid or accrued as a liability on the books of the Parent Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent Borrower or any Subsidiary is bound.

          SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

          SECTION 3.16. Senior Indebtedness. The Obligations constitute "Senior Indebtedness" under and as defined in the Subordinated Note Purchase Agreement and will constitute "Senior Indebtedness" under and as defined in the other Subordinated Debt Documents.

          SECTION 3.17. Year 2000. Except as would not have a Material Adverse Effect, any reprogramming required to eliminate malfunctions related to the year 2000 problem, in and following the year 2000, of (a) the computer systems owned or leased by the Parent Borrower or any Subsidiary and (b) equipment owned or leased by the Parent Borrower or any Subsidiary containing embedded microchips and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed by September 30, 1999. The estimated cost to the Parent Borrower and the Subsidiaries of such reprogramming and testing will not result in a Default or a Material Adverse Effect.

                                   ARTICLE IV

                                   Conditions

          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Kirkland & Ellis, special counsel for the Parent Borrower, substantially in the form of Exhibit B-1 and (ii) Defrees & Fiske, counsel for the Parent Borrower, substantially in the form of Exhibit B-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Parent Borrower and the Subsidiary Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Parent Borrower hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Parent Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent shall receive substantially simultaneously with the initial funding of the Loans on the Effective Date all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Parent Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Parent Borrower and the Subsidiary Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released and (ii) evidence that the lockbox arrangements contemplated by the Security Agreement shall have been established.

          (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

          (h) The Lenders shall have received an environmental report prepared by Environmental Resources Management Group with respect to any Environmental Liabilities that may be attributable to such properties or operations as have been specified by the Administrative Agent for review.

          (i) The Parent Borrower shall have received gross cash proceeds of not less than $190,569,444 from the Equity Financing.

          (j) The Parent Borrower shall have received gross cash proceeds of not less than $150,000,000 from the issuance of the Subordinated Bridge Debt pursuant to the Subordinated Note Purchase Agreement. The terms and conditions of the Subordinated Bridge Debt and the provisions of the Subordinated Debt Documents relating to the Subordinated Bridge Debt shall be satisfactory to the Lenders. The Administrative Agent shall have received copies of the Subordinated Debt Documents relating to the Subordinated Bridge Debt, certified by a Financial Officer as complete and correct.

          (k) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Recapitalization and the other Transactions shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. The Recapitalization shall have been, or substantially simultaneously with the initial funding of Loans on the Effective Date shall be, consummated in accordance with the Recapitalization Agreement and all related documents (including the Restated Certificate of Incorporation and the Stockholders' Agreement) and applicable law, without any amendment to or waiver of any material terms or conditions of the Recapitalization Agreement or any related documents (including the Restated Certificate of Incorporation and the Stockholders' Agreement) not approved by the Required Lenders. The Administrative Agent shall have received copies of the Recapitalization Agreement and all related documents (including the Restated Certificate of Incorporation and the Stockholders' Agreement) and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct.

          (l) The Lenders shall have received a pro forma consolidated balance sheet of the Parent Borrower as of April 30, 1999, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders. After giving effect to the Transactions, neither the Parent Borrower nor any of the Subsidiaries shall have outstanding any shares of preferred stock (or other Preferred Equity Interests) or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) the Subordinated Bridge Debt, (iii) the Preferred Stock and
     (iv) other Indebtedness expressly permitted by clauses (iii) and (iv) of
     Section 6.01(a). The aggregate amount of fees and expenses payable or otherwise borne by the Parent Borrower and the Subsidiaries in connection with the Transactions shall not exceed $30,000,000.

          (m) The Administrative Agent shall have received a solvency letter, in form and substance satisfactory to the Lenders, from Murray, Devine & Co., Inc., with respect to the solvency of the Parent Borrower and the Subsidiary Loan Parties after giving effect to the Transactions.

The Administrative Agent shall notify the Parent Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on June 30, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower and the Parent Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

          SECTION 4.03. Borrowings by Foreign Borrowers; Letters of Credit for Foreign Borrowers. The obligation of any Lender to make a Multicurrency Revolving Loan or Multicurrency Swingline Loan to any Foreign Borrower and of any Issuing Bank to issue any Multicurrency Letter of Credit for the account of any Foreign Borrower is subject to the satisfaction of the following further conditions:

          (a) The Administrative Agent shall have received an Election to Participate executed by the Parent Borrower and such Foreign Borrower.

          (b) The Collateral and Guarantee Requirement with respect to the Foreign Borrower and any Foreign Subsidiary Guarantor in respect of such Foreign Borrower shall have been satisfied and the Administrative Agent shall have received (i) all documents required by, or reasonably requested by the Administrative Agent or the Required Lenders pursuant to, Section 5.13(c) and (ii) such other evidence as the Administrative Agent may reasonably request of the taking of all actions required by, or reasonably requested by the Administrative Agent or the Required Lenders pursuant to,
     Section 5.13(c), in order in each case to cause (A) the Foreign Subsidiary Guarantors with respect to such Foreign Borrower to guarantee such Foreign Borrower's Foreign Borrower Obligations and (B) such Foreign Borrower and such Foreign Subsidiary Guarantors to subject their assets to the Liens securing such Foreign Borrower Obligations required by, or reasonably requested by the Administrative Agent or the Required Lenders pursuant to,
     Section 5.13(c).

          (c) The Administrative Agent shall have received one or more opinions of counsel for such Foreign Borrower and any Foreign Subsidiary Guarantor with respect thereto, in form and substance reasonably satisfactory to the Administrative Agent, which taken together cover the matters set forth in Exhibit J hereto.

          (d) The Administrative Agent shall have received all documents which it may reasonably request relating to the organization and existence of such Foreign Borrower and any Foreign Subsidiary Guarantor with respect thereto, the authority for and the validity of the Election to Participate of such Foreign Borrower and the authority of the Foreign Borrower and each such Foreign Subsidiary Guarantor with respect to the guarantees, Security Documents and the other instruments and documents delivered by it pursuant to Section 5.13(c) or any other matters relating to the Foreign Borrowers, the Foreign Subsidiary Guarantors and the Loan Documents to which they are parties, all in form and substance reasonably satisfactory to the Administrative Agent.

                                    ARTICLE V

                              Affirmative Covenants

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Lenders that:

          SECTION 5.01. Financial Statements and Other Information. The Parent Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 120 days after the end of the fiscal year of the Parent Borrower ending on December 31, 1999 and within 90 days after the end of each fiscal year of the Parent Borrower ending thereafter, its audited consolidated and unaudited consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 90 days after the end of the first two fiscal quarters of the Parent Borrower ending on or after the Effective Date and within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower commencing with the fiscal year ending December 31, 2000, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) to the extent and as and when available, after the end of each of the first two fiscal months of each fiscal quarter of the Parent Borrower, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13 and
     6.14 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Parent Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) to the extent that the Parent Borrower is able to obtain using commercially reasonable efforts the delivery of such certificate from such accounting firm;

          (f) prior to 15 January of each fiscal year of the Parent Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of such Commission, or with any national securities exchange, or distributed by the Parent Borrower to its stockholders generally, as the case may be; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02. Notices of Material Events. The Parent Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in liability to the Parent Borrower and the Subsidiaries in an aggregate amount exceeding $2,000,000;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent Borrower and the Subsidiaries in an aggregate amount exceeding $2,000,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Information Regarding Collateral. (a) The Parent Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Parent Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties. The Parent Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Parent Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04. Existence; Conduct of Business. The Parent Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.05. Payment of Obligations. The Parent Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06. Maintenance of Properties. The Parent Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business (taken as a whole) in good working order and condition, ordinary wear and tear and casualty and condemnation excepted.

          SECTION 5.07. Insurance. The Parent Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Parent Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

          SECTION 5.08. Casualty and Condemnation. The Parent Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral with a value in excess of $2,000,000 or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents.

          SECTION 5.09. Books and Records; Inspection and Audit Rights.
The Parent Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, at such reasonable times as requested, provided that, unless a Default shall have occurred and shall be continuing, the Parent Borrower and the Subsidiaries will not have any obligation to permit any visit or inspection in any fiscal year by representatives designated by any Lender if representatives designated by such Lender have previously conducted two visits or inspections in such fiscal year.

          SECTION 5.10. Compliance with Laws. The Parent Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans, together with the proceeds of the Equity Financing and the Subordinated Bridge Debt, will be used only for the payment of (a) amounts payable under the Recapitalization Agreement as consideration for the Recapitalization and (b) fees and expenses payable in connection with the Transactions. The proceeds of the Revolving Loans and Swingline Loans will be used only for general corporate purposes, including working capital, Capital Expenditures, Permitted Acquisitions and adjustments pursuant to the terms of the Recapitalization Agreement to the consideration payable for the Recapitalization. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support obligations of the Parent Borrower and the Subsidiaries incurred in the ordinary course of business. The proceeds of the Subordinated Refinancing Debt will be used only for the repayment of the Subordinated Bridge Debt and all other amounts due under the Subordinated Note Purchase Agreement and the other Subordinated Debt Documents relating to the Subordinated Bridge Debt.

          SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Parent Borrower will, within three Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of the Parent Borrower or any Subsidiary Loan Party.

          SECTION 5.13. Further Assurances. (a) The Parent Borrower will, and will cause each Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Parent Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Parent Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement or Pledge Agreement that become subject to the Lien of the Security Agreement or Pledge Agreement upon acquisition thereof), the Parent Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Parent Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, provided that the Parent Borrower will not have any obligation to cause any such assets to be subjected to a Lien securing the Obligations if such assets are at the time of the acquisition thereof by the Parent Borrower or any Subsidiary Loan Party subject to any Lien permitted by Section 6.02 which prohibits the Parent Borrower or such Subsidiary from subjecting such assets to a Lien securing the Obligations (unless and until the obligations secured by such Lien are discharged).

          (c) In the event that the Parent Borrower delivers an Election to Participate with respect to any Foreign Borrower, the Parent Borrower will, to the extent reasonably requested by the Administrative Agent or the Required Lenders (at any time or from time to time so long as such Foreign Borrower remains a Foreign Borrower), cause, to the extent (i) no adverse United States tax consequences to the Parent Borrower or any Subsidiary could result therefrom and (ii) no adverse foreign tax consequences to the Parent Borrower or any Subsidiary would result therefrom, each Foreign Subsidiary (in such capacity, a "Foreign Subsidiary Guarantor") to guarantee the Foreign Borrower Obligations of such Foreign Borrower pursuant to a form of guarantee, reasonably satisfactory in form and substance to the Administrative Agent, all at the expense of the Loan Parties. At any time or from time to time, so long as a Foreign Borrower remains a Foreign Borrower, the Parent Borrower will take, and will cause such Foreign Borrower and each Foreign Subsidiary Guarantor with respect thereto to take, all such actions as are necessary or reasonably requested by the Administrative Agent or the Required Lenders to subject such of the assets of such Foreign Borrower and Foreign Subsidiary Guarantors as the Administrative Agent or the Required Lenders may reasonably request (including any real property or improvements thereto or any interest therein) to a valid first-priority Lien securing the Foreign Borrower Obligations of such Foreign Borrower, and will take, and cause such

Foreign Borrower and Foreign Subsidiary Guarantors to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Required Lenders to grant and (to the extent perfection is possible under the laws of the applicable jurisdiction) perfect such Liens, including the execution of any and all documents, financing statements, agreements and instruments, and the taking of all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents, or their equivalent), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, all at the expense of the Loan Parties, provided that the Parent Borrower will not have any obligation to cause any such assets to be subjected to a Lien securing such Foreign Borrower Obligations if such assets are at the time subject to any Lien permitted by Section 6.02 which prohibits such Foreign Borrower or any Foreign Subsidiary Guarantor with respect thereto owning such assets from subjecting such assets to a Lien securing such Foreign Borrower Obligations (unless and until the obligations secured by such Lien are discharged). The Parent Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the security documents securing the Foreign Borrower Obligations. If any Foreign Borrower ceases to be a Foreign Borrower, then upon the indefeasible payment in full of all the Foreign Borrower Obligations of such Foreign Borrower, the guarantees of each Foreign Subsidiary Guarantor in respect of such Foreign Borrower Obligations shall be terminated and the Liens securing such Foreign Borrower Obligations on the assets of such Foreign Borrower and each Foreign Subsidiary Guarantor shall be released.

          SECTION 5.14. Interest Rate Protection. Within 90 days after the Effective Date, the Parent Borrower will enter into, and thereafter for a period of not less than three years after the Effective Date will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, to the extent necessary to ensure that at least 35.0% of the amount of outstanding Long-Term Indebtedness of the Parent Borrower and the consolidated Subsidiaries (including Loans under this Agreement and the Subordinated Debt) is effectively subject to a fixed rate of interest.

                                   ARTICLE VI

                               Negative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Parent Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

        (i)Indebtedness created under the Loan Documents;

       (ii) (A) the Subordinated Bridge Debt and (B) the Subordinated Refinancing Debt, provided that in the case of the Subordinated Refinancing Debt (I) simultaneous with the receipt of the net proceeds from the issuance of the Subordinated Refinancing Debt, the Parent Borrower repays in full the Subordinated Bridge Debt and all other amounts due under the Subordinated Note Purchase Agreement and the other Subordinated Debt Documents relating to the Subordinated Bridge Debt, (II) the aggregate principal amount of the Subordinated Refinancing Debt shall not exceed $155,000,000 and (III) each of the terms and conditions of the Subordinated Refinancing Debt (including the terms and conditions with respect to the interest rate, fees, amortization, maturity, subordination, covenants, events of default and remedies but excluding any terms and conditions reasonably determined by the Administrative Agent to be immaterial) shall be no less favorable to the Parent Borrower or the Lenders than the terms and conditions of the Rollover Notes (as defined in the Subordinated Note Purchase Agreement), as reasonably determined by the Administrative Agent;

      (iii) Indebtedness existing on the date hereof and set forth in Schedule
     6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

       (iv) Indebtedness of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary, provided that Indebtedness of any Subsidiary that is not a Subsidiary Loan Party to the Parent Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

        (v) Guarantees by the Parent Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent Borrower or any other Subsidiary, provided that Guarantees by the Parent Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 6.04;

       (vi) Indebtedness of the Parent Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including related fees and expenses), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $15,000,000 at any time outstanding;

      (vii) Indebtedness of any Person that becomes a Subsidiary after the date hereof as a result of any Permitted Acquisition, provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $25,000,000 at any time outstanding;

     (viii) obligations with respect to surety, appeal and performance bonds obtained by the Parent Borrower or any of the Subsidiaries in the ordinary course of business;

       (ix) any obligation of the Parent Borrower to pay any purchase price adjustment in connection with the Recapitalization pursuant to Section 2.4 of the Recapitalization Agreement;

        (x) the Junior Subordinated Exchange Notes in an aggregate principal amount not in excess of the liquidation value of the Series A-1 Preferred Stock, provided that such Junior Subordinated Exchange Notes shall be in the form annexed to the Restated Certificate of Incorporation as in effect on the Effective Date; and

       (xi) other unsecured Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

          (b) The Parent Borrower will not, and will not permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, other than
(i) the shares of Preferred Stock issued on the Effective Date pursuant to the terms of the Recapitalization Agreement and (ii) preferred stock issued by the Parent Borrower the terms of which do not provide for (A) any amortization, sinking fund payment, mandatory redemption, other required repayment or repurchase of, or other Restricted Payment with respect to, such preferred stock, in each case prior to the Tranche B Maturity Date or (B) any covenants or events of default relating to such preferred stock which are more restrictive than those relating to the Preferred Stock contained in the Restated Certificate of Incorporation as in effect on the Effective Date.

          SECTION 6.02. Liens. The Parent Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created under the Loan Documents;

          (b) Permitted Encumbrances;

          (c) any Lien on any property or asset of the Parent Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset of the Parent Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Parent Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be,
     (ii) such Lien shall not apply to any other property or assets of the Parent Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Parent Borrower or any Subsidiary, provided that (i) such security interests secure Indebtedness permitted by clause (vi) of Section 6.01(a),
     (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 80.0% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent Borrower or any Subsidiary;

          (f) any license of any intellectual property granted by the Parent Borrower or any Subsidiary to third parties in the ordinary course of business; and

          (g) Liens (other than those permitted by paragraphs (a) through (f) above) securing liabilities permitted hereunder in an aggregate amount not exceeding $500,000 at any time outstanding.

          SECTION 6.03. Fundamental Changes. (a) The Parent Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation, (ii) any Subsidiary (other than a Foreign Borrower or a Foreign Subsidiary Guarantor) may merge into any Subsidiary Loan Party in a transaction in which the surviving entity is a Subsidiary Loan Party, (iii) any Foreign Subsidiary may merge into any other Foreign Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Foreign Borrower) a Foreign Borrower or (if any such party to such merger is a Foreign Subsidiary Guarantor and no party to such merger is a Foreign Borrower) a Foreign Subsidiary Guarantor, (iv) any Subsidiary (other than a Foreign Borrower) may merge into any other Person that becomes a Subsidiary Loan Party in connection with a Permitted Acquisition and (v) any Subsidiary (other than a Subsidiary Loan Party, a Foreign Borrower or a Foreign Subsidiary Guarantor) may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

          (b) The Parent Borrower will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent Borrower and the Subsidiaries on the date of execution of this Agreement and any Related Business.

          SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Parent Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) Permitted Acquisitions;

          (b) Permitted Investments;

          (c) investments existing on the date hereof and set forth on Schedule 6.04;

          (d) investments by the Parent Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (i) any such Equity Interests held by the Parent Borrower or a Subsidiary Loan Party shall be pledged pursuant to the Pledge

     Agreement (subject, in the case of the Equity Interests of any Foreign Subsidiary, to any limitations under applicable law and to the limitations applicable to voting stock of a Foreign Subsidiary referred to in the definition of the "Collateral and Guarantee Requirement") and (ii) the Parent Borrower and the Subsidiaries shall only transfer cash to Subsidiaries that are not Subsidiary Loan Parties by means of loans or advances in accordance with clause (e) of this Section unless, in the reasonable judgment of senior management of the Parent Borrower, there is a material tax or other material economic or legal disadvantage to the Parent Borrower in structuring such a transfer to a Subsidiary that is not a Subsidiary Loan Party as a loan or advance instead of as an investment in Equity Interests of such Subsidiary;

          (e) loans or advances made by the Parent Borrower to any Subsidiary and made by any Subsidiary to the Parent Borrower or any other Subsidiary, provided that (i) any such loans and advances made by the Parent Borrower or a Subsidiary Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) the Subsidiaries that are not Subsidiary Loan Parties shall not make loans or advances to the Parent Borrower or any Subsidiary Loan Party unless the Indebtedness represented thereby is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

          (f) Guarantees constituting Indebtedness permitted by Section 6.01(a), provided that (i) a Subsidiary shall not Guarantee the Subordinated Debt unless (A) such Subsidiary also has Guaranteed the Obligations pursuant to the Subsidiary Guarantee Agreement, (B) such Guarantee of the Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt and (C) such Guarantee of the Subordinated Debt provides for the release and termination thereof, without action by any party, upon a sale, transfer or other disposition of all or substantially all of the assets of such Subsidiary, by way of merger, consolidation or otherwise, or a sale, transfer or other disposition (including, without limitation, by foreclosure or a transfer in lieu of foreclosure) of at least a majority of the voting Equity Interests of such Subsidiary or a direct or indirect parent of such Subsidiary beneficially owning at least a majority of the voting Equity Interests of such Subsidiary, and (ii) the Subsidiaries that are not Subsidiary Loan Parties shall not Guarantee the Indebtedness of the Parent Borrower or any Subsidiary Loan Party;

          (g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (h) extensions of trade credit in the ordinary course of business;

          (i) loans or advances to employees, officers or directors of the Parent Borrower and the Subsidiaries in their capacity as such, in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

          (j) Hedging Agreements permitted under Section 6.07;

          (k) investments constituting non-cash proceeds of any sale, transfer or other disposition permitted by Section 6.05; and

          (l) other investments in an aggregate amount not to exceed $2,000,000 at any time outstanding.

          SECTION 6.05. Asset Sales. The Parent Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Parent Borrower permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

          (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

          (b) sales, transfers and dispositions to the Parent Borrower or a Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Subsidiary Loan Party shall be made in compliance with Section 6.09;

          (c) sale and leaseback transactions permitted by Section 6.06;

          (d) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed $25,000,000 during any fiscal year of the Parent Borrower or $50,000,000 in the aggregate during the term of this Agreement;

          (e) licenses and sublicenses of intellectual property rights, granted in the ordinary course of business and not interfering individually or in the aggregate in any material respect with the conduct of the business of the Parent Borrower and the Subsidiaries; and

          (f) trade-ins, trade-ups and other similar exchanges of equipment of the Parent Borrower and the Subsidiaries for other equipment to be used in the business of the Parent Borrower and the Subsidiaries made in the ordinary course of business;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value and (other than those permitted by clause (b) or (f) above) for consideration at least 85% of which is cash.

          SECTION 6.06. Sale and Leaseback Transactions. The Parent Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets acquired (or the construction of which is completed) after the Effective Date that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Parent Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

          SECTION 6.07. Hedging Agreements. The Parent Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Parent Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.
(a) The Parent Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Parent Borrower may declare and pay dividends with respect to its common or preferred stock payable solely in additional shares of its common or preferred stock, respectively, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) the Parent Borrower may make Restricted Payments, not exceeding $1,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent Borrower and the Subsidiaries, (iv) the Parent Borrower may repurchase capital stock of the Parent Borrower owned by former employees of the Parent Borrower and the Subsidiaries or their assigns, estates and heirs, at a price not in excess of fair market value determined in good faith by the Board of Directors of the Parent Borrower, in an aggregate amount during any fiscal year of the Parent Borrower not in excess of the sum of
(A) $1,000,000 plus (B) the Net Proceeds received by the Parent Borrower during such fiscal year from the issuance of its capital stock to employees of the Parent Borrower and the Subsidiaries, (v) the Parent Borrower may repurchase shares of its capital stock from stockholders who were stockholders of the Parent Borrower immediately prior to the Recapitalization, at a price not in excess of fair market value determined in good faith by the Board of Directors of the Parent Borrower, in an aggregate amount not in excess of $1,000,000 during any fiscal year of the Parent Borrower, (vi) upon the occurrence of an IPO (as defined in the Restated Certificate of Incorporation as in effect on the Effective Date), the Parent Borrower may (A) redeem all or a portion of the Series A-1 Preferred Stock in accordance with Section 3B of the Restated Certificate of Incorporation as in effect on the Effective Date for an aggregate redemption price not in excess of the Net Proceeds received by the Parent Borrower from such IPO (as defined in the Restated Certificate of Incorporation as in effect on the Effective Date) or (B) convert all or a portion of the Preferred Stock into common stock of the Parent Borrower in accordance with
Section 3C of the Restated Certificate of Incorporation as in effect on the

Effective Date, (vii) to the extent permitted by Section 6.01(a)(x), the Parent Borrower may exchange, in accordance with Section 4 of Article II of the Restated Certificate of Incorporation as in effect on the Effective Date, the Series A-1 Preferred Stock for the Junior Subordinated Exchange Notes and (viii) in connection with the exercise of any warrants for common stock of the Parent Borrower issued pursuant to the Warrant Agreement (as defined in the Subordinated Note Purchase Agreement), the Parent Borrower may accept any such warrants surrendered by the holder thereof as partial payment for the aggregate exercise price for all such warrants being exercised by such holder in connection with such surrender.

          (b) The Parent Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

        (i) payment of Indebtedness created under the Loan Documents;

       (ii) payment in full of the Subordinated Bridge Debt and all other amounts due under the Subordinated Note Purchase Agreement and the other Subordinated Debt Documents relating to the Subordinated Bridge Debt upon the issuance and from the Net Proceeds of (A) the Subordinated Refinancing Debt or (B) Equity Interests of the Parent Borrower issued after the Effective Date, or capital contributions to the Parent Borrower after the Effective Date, other than the Equity Financing and any such issuance of Equity Interests to, or receipt of such capital contributions from, any Subsidiary;

      (iii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than (A) payments in respect of the Subordinated Debt or the Junior Subordinated Exchange Notes prohibited by the subordination provisions thereof and (B) any other payment in respect of the Junior Subordinated Exchange Notes, except for regularly scheduled interest payments in the form of additional Junior Subordinated Exchange Notes as provided in clause (i) of the last sentence of Section 2(a) of the form of Junior Subordinated Exchange Notes annexed to the Restated Certificate of Incorporation as in effect on the Effective Date;

       (iv) refinancings of Indebtedness to the extent permitted by Section 6.01; and

        (v) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

          SECTION 6.09. Transactions with Affiliates. The Parent Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Parent Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) reasonable indemnities provided to officers, directors and employees of the Parent Borrower or any Subsidiary as determined in good faith by the Board of Directors of the Parent Borrower, (e) the execution, delivery and performance of the management agreement to be dated as of the Effective Date, among the Parent Borrower and certain of the Sponsors in the form delivered to the Administrative Agent on or prior to the date hereof, provided that the amount payable to the Sponsors pursuant to such agreement shall not exceed $5,000,000 on the Effective Date or $2,000,000 during any fiscal year of the Parent Borrower (excluding the amount permitted to be paid to the Sponsors on the Effective Date and any out-of pocket costs and expenses of the Sponsors for which the Parent Borrower is required to reimburse the Sponsors under the terms of such agreement as in effect on the Effective Date), (f) the Recapitalization, (g) any transactions undertaken pursuant to any contractual obligations in existence on the Effective Date (as in effect on the Effective Date) and set forth on Schedule 6.09 and (h) loans or advances to officers, directors or employees in the ordinary course of business permitted by Section 6.04(i).

          SECTION 6.10. Restrictive Agreements. The Parent Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent Borrower or any other Subsidiary or to Guarantee Indebtedness of the Parent Borrower or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or Subordinated Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause
(a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement or (to the extent such restrictions or conditions are identified on Schedule 6.10) Liens permitted by this Agreement if, in each case, such restrictions or conditions apply only to the property or assets securing such Indebtedness or Liens, respectively, and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

          SECTION 6.11. Amendment of Material Documents. The Parent Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) any Subordinated Debt Document, (b) in the case of the Parent Borrower, the Restated Certificate of Incorporation or the by-laws of the Parent Borrower or, in the case of any Subsidiary, such

Subsidiary's certificate of incorporation, by-laws or other organizational documents (other than in the case of the Parent Borrower or any Subsidiary, any amendment the sole effect of which is to change the legal name of the Parent Borrower or such Subsidiary or to authorize additional shares of capital stock or other Equity Interests the issuance of which is permitted by this Agreement) or (c) the Recapitalization Agreement. The Parent Borrower will not amend, modify or waive any of its rights under or with respect to the Stockholders' Agreement to the extent that any such amendment, modification or waiver would reasonably be expected to adversely affect the interests of the Lenders (it being understood that if any question should arise as to the possible adverse nature of any such amendment, modification or waiver, the Parent Borrower may consult with the Administrative Agent and the Administrative Agent shall be entitled (but shall not be obligated) to determine, on behalf of the Lenders, whether such amendment, modification or waiver would violate this Section 6.11).

          SECTION 6.12. Interest Expense Coverage Ratio. The Parent Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense, in each case for any period of four consecutive fiscal quarters ending on any date during any period set forth below (provided that (i) Consolidated Cash Interest Expense for the period ending on September 30, 1999 shall be equal to four times Consolidated Cash Interest Expense for the fiscal quarter ending on September 30, 1999, (ii) Consolidated Cash Interest Expense for the period ending on December 31, 1999 shall be equal to two times Consolidated Cash Interest Expense for the period of two fiscal quarters ending on December 31, 1999 and (iii) Consolidated Cash Interest Expense for the period ending on March 31, 2000 shall be equal to the product of (A) Consolidated Cash Interest Expense for the period of three fiscal quarters ending on March 31, 2000 and (B) the fraction the numerator of which is equal to four and the denominator of which is equal to three), to be less than the ratio set forth below opposite such period, provided that if the Parent Borrower or any consolidated Subsidiary has made any Permitted Acquisition or any sale, transfer, lease or other disposition of assets permitted by Section 6.05 outside the ordinary course of business during the period of four consecutive fiscal quarters ending on any date during the relevant period set forth below, Consolidated EBITDA and Consolidated Cash Interest Expense for the relevant period for testing compliance shall be calculated after giving pro forma effect thereto, as if such Permitted Acquisition or sale, transfer, lease or other disposition of assets (and any related incurrence, repayment or assumption of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of the relevant period for testing compliance:

                    Period                                                            Ratio
                    ------                                                            -----
June 30, 1999 through June 29, 2000                                               1.60 to 1.00
June 30, 2000 through December 30, 2000                                           1.65 to 1.00
December 31, 2000 through March 30, 2001                                          1.70 to 1.00
March 31, 2001 through September 29, 2001                                         1.75 to 1.00
September 30, 2001 through December 30, 2001                                      1.80 to 1.00

December 31, 2001 through June 29, 2002                                           1.90 to 1.00
June 30, 2002 through March 30, 2003                                              2.00 to 1.00
March 31, 2003 through March 30, 2004                                             2.25 to 1.00
March 31, 2004 through March 30, 2005                                             2.50 to 1.00
March 31, 2005 through March 30, 2006                                             2.75 to 1.00
March 31, 2006 through March 30, 2007                                             3.00 to 1.00
March 31, 2007 and thereafter                                                     3.25 to 1.00


          SECTION 6.13. Leverage Ratio. The Parent Borrower will not permit the Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period, provided that if the Parent Borrower or any consolidated Subsidiary has made any Permitted Acquisition or any sale, transfer, lease or other disposition of assets permitted by Section 6.05 outside of the ordinary course of business during the period of four consecutive fiscal quarters ending on any date during the relevant period set forth below, Consolidated EBITDA for the relevant period for testing compliance shall be calculated after giving pro forma effect thereto, as if such Permitted Acquisition or sale, transfer, lease or other disposition of assets (and any related incurrence, repayment or assumption of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of the relevant period for testing compliance:

                     Period                                                          Ratio
                     ------                                                          -----
June 30, 1999 through March 30, 2000                                              6.00 to 1.00
March 31, 2000 through June 29, 2000                                              5.90 to 1.00
June 30, 2000 through September 29, 2000                                          5.80 to 1.00
September 30, 2000 through December 30, 2000                                      5.70 to 1.00
December 31, 2000 through March 30, 2001                                          5.50 to 1.00
March 31, 2001 through June 29, 2001                                              5.30 to 1.00
June 30, 2001 through September 29, 2001                                          5.10 to 1.00
September 30, 2001 through December 30, 2001                                      5.00 to 1.00
December 31, 2001 through March 30, 2002                                          4.80 to 1.00
March 31, 2002 through June 29, 2002                                              4.60 to 1.00
June 30, 2002 through December 30, 2002                                           4.50 to 1.00
December 31, 2002 through March 30, 2003                                          4.25 to 1.00
March 31, 2003 through March 30, 2004                                             4.00 to 1.00
March 31, 2004 through March 30, 2006                                             3.75 to 1.00
March 31, 2006 and thereafter                                                     3.50 to 1.00

          SECTION 6.14. Capital Expenditures. (a) The Parent Borrower will not permit the aggregate amount of Capital Expenditures made by the Parent Borrower and the Subsidiaries in any fiscal year of the Parent Borrower to exceed $25,000,000.

          (b) Notwithstanding the foregoing paragraph (a), if the amount of Capital Expenditures permitted to be made by the Parent Borrower and the Subsidiaries pursuant to paragraph (a) in any fiscal year is greater than the amount of Capital Expenditures made by the Parent Borrower and the Subsidiaries during such fiscal year, then, to the extent that such excess does not exceed 50% of the amount of Capital Expenditures permitted to be made by the Parent Borrower and the Subsidiaries pursuant to paragraph (a) in such fiscal year (without giving effect to any carry-forward amount from any previous fiscal year), such excess may be carried forward and utilized in the immediately succeeding fiscal year (it being understood and agreed that (i) no amount may be carried forward beyond the year immediately succeeding the fiscal year in which it arose and (ii) no portion of the Capital Expenditures permitted to be made in any fiscal year (without giving effect to the carry-forward amount available in such fiscal year) shall be deemed to have been made until the entire amount of such carry-forward amount shall have been used).

          (c) In addition to the Capital Expenditures permitted pursuant to paragraph (a) of this Section, the Parent Borrower and the Subsidiaries may make additional Capital Expenditures (which shall not be counted towards the amounts permitted by paragraph (a) of this Section) to the extent of any Net Proceeds received after the Effective Date from any issuance by the Parent Borrower of any Equity Interests in the Parent Borrower, or from the receipt by the Parent Borrower of any capital contribution, (other than (i) the Equity Financing, (ii) any such issuance of Equity Interests to, or receipt of any such capital contribution from, any Subsidiary, and (iii) any such issuance of Equity Interests, or receipt of any capital contribution, the Net Proceeds of which are used to repay the Subordinated Bridge Debt in accordance with Section 6.08(b)(ii)), provided that the amount of additional Capital Expenditure that may be made pursuant to this paragraph shall not be increased by any such Net Proceeds received in connection with a Permitted Acquisition (except to the extent that such Permitted Acquisition also constitutes a Capital Expenditure). No portion of the amount for Capital Expenditures available in any fiscal year under this paragraph may be used until the entire amount of Capital Expenditures permitted to be made in such fiscal year pursuant to paragraphs (a) and (b) of this Section shall have been made.

                                   ARTICLE VII

                                Events of Default

          If any of the following events ("Events of Default") shall occur:

          (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of the Parent Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

          (d) the Parent Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of any Borrower) or 5.11 or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower (which notice will be given at the request of any Lender);

          (f) the Parent Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (taking into account applicable grace periods);

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness (or any portion of the principal amount thereof) or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof (or any portion of the principal amount thereof), or to require any offer to be made to prepay, repurchase, redeem or defease any Material Indebtedness (or any portion of the principal amount thereof), in each case prior to its scheduled maturity, provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Parent Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Parent Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Parent Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent Borrower and the Subsidiaries in an aggregate amount exceeding (i) $2,000,000 in any year or (ii) $5,000,000 for all periods;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement; or

          (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                  ARTICLE VIII

                            The Administrative Agent

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing,



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                                                                              91


(a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any of and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Parent Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Parent Borrower, which consent shall not be unreasonably withheld. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

          SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to any Borrower, to it in care of the Parent Borrower at 1151 Maplewood Drive, Itasca, IL 60143, Attention of Chief Financial Officer (Telecopy No. (630) 250-0575) with a copy to Doughty Hanson & Co., 152 West 57th Street, 47th Floor, New York, New York 10019, Attention of Kevin Luzak (Telecopy No. (212) 641-3750);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Margaret Swales (Telecopy No. (212) 552-5662), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of William Caggiano (Telecopy No. (212) 972-0009), provided, that, in the case of any notice to the Administrative Agent relating to any Alternative Currency Borrowing, Alternative Currency Loan, Alternative Currency LC Disbursement or Alternative Currency Letter of Credit, such notice shall be given to Chase Manhattan International Limited, Trinity Tower, 9 Thomas More Street, London, E1 9YT, England, Attention of Stephen Hurford (Telecopy No. +44 (171) 777-2360) with a copy to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Margaret Swales (Telecopy No. (212) 552-5662) and to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of William Caggiano (Telecopy No. (212) 972-0009);

          (c) if to the Issuing Bank, to The Chase Manhattan Bank, 55 Water Street, 17th Floor, Room 1708, New York, New York 10041, Attention of Standby LC Department (Telecopy No. (212) 363-5656), provided, that, in the case of any notice to the Issuing Bank relating to any Alternative Currency LC Disbursement or Alternative Currency Letter of Credit, such notice shall be given to Chase Manhattan International Limited, Trinity Tower, 9 Thomas More Street, London, E1 9YT, England, Attention of Stephen Hurford (Telecopy No. +44 (171) 777-2360) with a copy to The Chase Manhattan Bank, 55 Water Street, 17th Floor, Room 1708, New York, New York 10041, Attention of Standby LC Department (Telecopy No. (212) 363-5656);

          (d) if to the Swingline Lender, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Margaret Swales (Telecopy No. (212) 552-5662); and

          (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Parent Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender (or change the currencies in which such Commitment may be required to be made available) without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such scheduled payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change the currency in which any Loan or Letter of Credit is or may be denominated or in which any principal or interest thereon or any fees or other amounts payable hereunder are payable, without the written consent of each Lender affected thereby, (v) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) change any of the provisions of this Section or the percentage set forth in the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) release the Parent Borrower from its Guarantee under the Parent Guarantee Agreement, or limit its liability in respect of such Guarantee, or release any material Subsidiary Loan Party from its Guarantee under the Subsidiary Guarantee Agreement, or limit its liability in respect of such Guarantee, in each case, without the written consent of each Lender, (viii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class or (x) change the rights of the Tranche B Lenders to decline mandatory prepayments as provided in Section

2.11, without the written consent of Tranche B Lenders holding a majority of the outstanding Tranche B Loans, and provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche A Lenders and Tranche B Lenders), the Tranche A Lenders (but not the Revolving Lenders and Tranche B Lenders) or the Tranche B Lenders (but not the Revolving Lenders and Tranche A Lenders) may be effected by an agreement or agreements in writing entered into by the Parent Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Parent Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate (but such Lender shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03) upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and is released from its obligations hereunder.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Parent Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates and the Syndication Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Syndication Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Syndication Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Parent Borrower shall indemnify the Administrative Agent, the Syndication Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each

Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder, the syndication of the credit facilities provided for herein (including the syndication of the Loans and the Commitments) or the consummation of the Transactions or any other transactions contemplated hereby or by any separate letter agreement with respect to the syndication of the credit facilities provided for herein, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence, Release or threatened Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Parent Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Parent Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Syndication Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Syndication Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Syndication Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that none of the Borrowers may assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, each of the Parent Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed),
(ii) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided further that any consent of the Parent Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and

9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.18(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Parent Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 2.17(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.14 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or with respect to the syndication of the credit facilities provided for herein (including the syndication of the Commitments and the Loans) constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

          SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (A) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each Foreign Borrower hereby irrevocably designates and appoints the Parent Borrower as the authorized agent of such Foreign Borrower upon whom process may be served in any action or proceeding arising out of or relating to any Loan Document, it being understood that the designation and appointment of the Parent Borrower as such authorized agent shall become effective immediately upon receipt of an Election to Participate executed by the Parent Borrower and such Foreign Borrower (and shall not be affected by delivery of any subsequent Election to Terminate with respect to such Foreign Borrower) without any further action on the part of the Parent Borrower or such Foreign Borrower. The Parent Borrower hereby irrevocably accepts such designation and appointment and each Foreign Borrower hereby irrevocably authorizes and directs the Parent Borrower to accept such service. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, (g) with the consent of the Parent Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent Borrower. For the purposes of this Section, the term "Information" means all information received from the Parent Borrower relating to the Parent Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent Borrower, provided that, in the case of information received from the Parent Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             KNOWLES ELECTRONICS, INC.,

                                  by
                                      /s/ Reg Garratt
                                     ------------------------------------------
                                     Name: Reg Garratt
                                     Title: CHM/CEO


                             THE CHASE MANHATTAN BANK,
                             individually and as Administrative Agent,

                                  by
                                      /s/ Deborah Davey
                                     ------------------------------------------
                                     Name: Deborah Davey
                                     Title: Vice President

                             MORGAN STANLEY SENIOR
                             FUNDING, INC., individually and as
                             Syndication Agent,

                                  by
                                      /s/ Henry F. D'Alessandro
                                     ------------------------------------------
                                     Name: Henry F. D'Alessandro
                                     Title: Vice President

                             THE BANK OF NOVA SCOTIA,

                                  by
                                      /s/ J. H. Youssef
                                     ------------------------------------------
                                     Name: J. H. Youssef
                                     Title: Senior Manager

                             FLEET BANK, N.A.,

                                  by
                                      /s/ Christopher Mayrose
                                     ------------------------------------------
                                     Name: Christopher Mayrose
                                     Title: Vice President

                             FRANKLIN FLOATING RATE TRUST,

                                  by

                                      /s/ Chauncey Lufkin
                                     ------------------------------------------
                                     Name: Chauncey Lufkin
                                     Title: Vice President

                             FUJI BANK, LIMITED,

                                  by
                                      /s/ Peter L. Chinnici
                                     ------------------------------------------
                                     Name: Peter L. Chinnici
                                     Title: Senior Vice President &
                                            Group Head

                             GENERAL ELECTRIC CAPITAL
                             CORPORATION,

                                  by

                                      /s/ J. K. Williams
                                     ------------------------------------------
                                     Name: J. K. Williams
                                     Title: Duly Authorized Signatory

                             HARRIS TRUST AND SAVINGS BANK,

                                  by
                                      /s/ David L. Crouch
                                     ------------------------------------------
                                     Name: David L. Crouch
                                     Title: Vice President

                             LLOYDS TSB BANK plc,

                                  by
                                      /s/ Ian Dimmock
                                     ------------------------------------------
                                     Name: Ian Dimmock
                                     Title: Vice President

                             MERRILL LYNCH SENIOR FLOATING
                             RATE FUND, INC.

                                  by
                                      /s/ Joseph Moroney
                                     ------------------------------------------
                                     Name: Joseph Moroney
                                     Title: Authorized Signatory

                             METROPOLITAN LIFE INSURANCE
                             COMPANY,

                                  by
                                      /s/ James R. Dingler
                                     ------------------------------------------
                                     Name: James R. Dingler
                                     Title: Director




                             NATIONAL CITY BANK,

                                  by
                                      /s/ William R. Ammerman
                                     ------------------------------------------
                                     Name: William R. Ammerman
                                     Title: Account Officer


                             THE NORTHERN TRUST COMPANY,

                                  by
                                      /s/ Daniel R. Hintzen
                                     ------------------------------------------
                                     Name: Daniel R. Hintzen
                                     Title: Vice President


                             PILGRIM INVESTMENTS INC.,

                                  by
                                      /s/ Jeffrey A. Bakalar
                                     ------------------------------------------
                                     Name: Jeffrey A. Bakalar
                                     Title: Vice President

                             PPM AMERICA, INC., as attorney-in-fact
                             on behalf of Jackson National Life Insurance
                             Company,
                                  by
                                      /s/ Michael DiRe
                                     ------------------------------------------
                                     Name: Michael DiRe
                                     Title: Senior Managing Director

                             KZH CYPRESSTREE-1 LLC

                                  by
                                      /s/ Peter Chin
                                     ------------------------------------------
                                     Name: Peter Chin
                                     Title: Authorized Agent

                             THE FIRST NATIONAL BANK OF
                             CHICAGO,

                                  by
                                      /s/ Philip Yarrow
                                     ------------------------------------------
                                     Name: Philip Yarrow
                                     Title: Corporate Finance Officer





                             CYPRESSTREE INVESTMENT FUND,
                             LLC,
                             by: CypressTree Investment Management
                             Company, Inc., its Managing Member

                                  by
                                      /s/ Timothy M. Barns
                                     ------------------------------------------
                                     Name: Timothy M. Barns
                                     Title: Managing Diector

                             CYPRESSTREE INVESTMENT
                             MANAGEMENT COMPANY, INC.,
                             as: Attorney-in-Fact and on behalf of First
                             Allmerica Financial Life Insurance
                             Company as Portfolio Manager,

                                  by
                                      /s/ Timothy M. Barns
                                     ------------------------------------------
                                     Name: Timothy M. Barns

                                     Title: Managing Director

                             CYPRESSTREE SENIOR FLOATING
                             RATE FUND,
                             by: CypressTree Investment Management
                             Company, Inc. as Portfolio Manager,

                                  by
                                      /s/ Timothy M. Barns
                                     ------------------------------------------
                                     Name: Timothy M. Barns
                                     Title: Managing Director

                             NORTH AMERICAN SENIOR
                             FLOATING RATE FUND,
                             by: CypressTree Investment Management
                             Company, Inc., as Portfolio Manager,

                                  by
                                      /s/ Timothy M. Barns
                                     ------------------------------------------
                                     Name: Timothy M. Barns
                                     Title: Managing Director

                             STEIN ROE FLOATING RATE LIMITED
                             LIABILITY COMPANY,

                                  by
                                      /s/ Kathleen A. Zarn
                                     ------------------------------------------
                                     Name: Kathleen A. Zarn
                                     Title: Vice President, Stein Roe &
                                            Farnham Incorporated, as
                                            Advisor to the Stein Roe
                                            Floating Rate Limited
                                            Liability Company


                             BANKBOSTON, N.A., as Trust
                             Administrator for LONGLANE MASTER
                             TRUST IV,

                                  by
                                      /s/ Renee A. Ross
                                     ------------------------------------------
                                     Name: Renee A. Ross
                                     Title: Managing Director
                                            Credit Derivatives

                             SEQUILS 1, LTD,
                             by: TCW Advisors, Inc. as its Collateral
                             Manager,

                                  by
                                      /s/ Mark L. Gold
                                     ------------------------------------------
                                     Name: Mark L. Gold
                                     Title: Managing Director

                                  by
                                      /s/ Jonathan R. Insull
                                     ------------------------------------------
                                     Name: Jonathan R. Insull
                                     Title: Vice President

                             CRESCENT/MACH I PARTNERS, L.P.,
                             by: TCW Asset Management Company
                             Its Investment Manager

                                  by
                                      /s/ Jonathan R. Insull
                                     ------------------------------------------
                                     Name: Jonathan R. Insull
                                     Title: Vice President

                                                                       EXHIBIT A

                                    [Form of]

                            ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Credit Agreement dated as of June 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Knowles Electronics, Inc., a Delaware corporation, the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and as the issuing bank (in such capacity, the "Issuing Bank") and Morgan Stanley Senior Funding, Inc., as syndication agent. Terms defined in the Credit Agreement are used herein with the same meanings.

      1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(c) of the Credit Agreement), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date, (ii) the Loans owing to the Assignor which are outstanding on the Effective Date and (iii) participations in Letters of Credit which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(e) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.17(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire and (iii) a processing and recordation fee of $3,500.

      3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):

                                                Percentage Assigned of
                                                Applicable
                                                Facility/Commitment (set forth,
                                                to at least 8 decimals, as a
                                                percentage of the Facility and
                          Principal Amount      the aggregate Commitments of
Facility/Commitment       Assigned              all Lenders thereunder)
-------------------       --------              -----------------------
Term Loan:                $                             %

Revolving Credit:         $                             %

The terms set forth above are
hereby agreed to:                        Accepted*/
                                                 -


_________________, as Assignor           THE CHASE MANHATTAN BANK,
                                         as Administrative Agent,


by:____________________________          by:____________________________
  Name:                                    Name:
  Title:                                   Title:



_________________, as Assignee           THE CHASE MANHATTAN BANK,
                                         as Issuing Bank,


by:____________________________          by:____________________________
  Name:                                    Name:
  Title:                                   Title:


----------
     */    To be completed to the extent consents are required under Section
9.04(b) of the Credit Agreement.

                                                                      EXHIBIT B1

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                                 Citicorp Center
                              153 East 53rd Street
                          New York, New York 10022-4675

                                                                     Facsimile:
                                  212 446-4800                      212 446-4900

                                  June 30, 1999

To the Issuing Bank, the Administrative Agent, the Syndication Agent and each of the Lenders party to the Credit Agreement referred to below

c/o The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

      We are issuing this opinion letter in our capacity as special legal counsel to Knowles Electronics, Inc., a Delaware corporation (the "Parent Borrower"), and the Subsidiary Loan Parties, in response to the requirement in
Section 4.01(b) of the Credit Agreement (the "Credit Agreement"), dated as of June 28, 1999, by and among the Parent Borrower, the various lending institutions party thereto (the "Lenders"), The Chase Manhattan Bank, as Administrative Agent and Morgan Stanley Senior Funding, Inc. as Syndication Agent. The term "Loan Agreements" whenever it is used in this letter means the Credit Agreement and the following additional documents: the Security Agreement, the Pledge Agreement, the Guarantee Agreements, the Indemnity, Subrogation and Contribution Agreement and the Mortgages. The term "Transaction Agreements" whenever it is used in this letter means the Loan Agreements, the Financing Statements (as defined in opinion paragraph 12 of this letter), the Subordinated Note Purchase Agreement and the Recapitalization Agreement (including in each case the exhibits thereto) executed by representatives of the Parent Borrower and the Subsidiary Loan Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreements. The term "Loan Parties" refers to the Parent Borrower and the Subsidiary Loan Parties.

      Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter and in the schedules attached to this letter, we advise you that:

1. Each of the Loan Parties is a corporation existing and in good standing under the General Corporation Law of the State of Delaware. Each of the Loan Parties the activities of which require it to be qualified to do business in the State of Illinois is so qualified.

Chicago           London               Los Angeles              Washington, D.C.

                                KIRKLAND & ELLIS

To the Issuing Bank, the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below
June 30, 1999
Page 2

2. Each of the Loan Parties has the corporate power and corporate authority to enter into and perform its obligations under the Transaction Agreements to which it is a party.

3. The Board of Directors of each of the Loan Parties has adopted by requisite vote the resolutions necessary to authorize the execution, delivery, and performance by the relevant Loan Party of the Transaction Agreements to which it is a party and the grant by the relevant Loan Party of security interests pursuant to the Pledge Agreement and the Security Agreement. No additional approval by the shareholders of any Loan Party is required in connection with such authorization, execution, delivery, performance or grant.

4. Each of the Loan Parties has duly executed and delivered the Transaction Agreements to which it is a party.

5. Each of the Transaction Agreements to which each Loan Party is a party is a valid and binding obligation of that Loan Party and is enforceable against that Loan Party in accordance with its terms.

6. The execution and delivery by each of the Loan Parties of the Transaction Agreements to which it is a party and performance of its obligations thereunder and the grant by each of the Loan Parties of security interests pursuant to the Pledge Agreement and the Security Agreement will not (a) constitute a violation of any Transaction Agreement, (b) constitute a violation of the Certificate of Incorporation or By-laws of the relevant Loan Party, (c) constitute a material violation by any Loan Party of any statutory law or governmental regulation covered by this letter, or (d) breach, or result in a default of any existing obligation of any Loan Party, give rise to any right to require any payment by any Loan Party or result in the creation or imposition of any Lien on any asset of any Loan Party (other than Liens under the Transaction Agreements) under any of Other Specified Agreements. Our opinion in this paragraph does not address any impact any Loan Party's actions may have under any financial covenants or tests, any consequences a default by any Loan Party under any of the Transaction Agreements may have under any of the Other Specified Agreements or any cross default provisions in the Other Specified Agreements. The term "Other Specified Agreements" in the preceding sentence means the agreements listed on Exhibit A attached hereto.

                                KIRKLAND & ELLIS

To the Issuing Bank, the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below
June 30, 1999
Page 3

7. No Loan Party was required to obtain any consent, approval, authorization or order of, give any notice to or make any filings or registrations with, any United States, New York, Illinois or Delaware Governmental Authority in order to obtain the right to enter into or perform under any of the Transaction Agreements to which it is a party or the grant by it of security interests under the Pledge Agreement and the Security Agreement, except for (i) such consents, authorizations, approvals, orders, registrations or filings as have been obtained or made prior to the date hereof, and which are in full force and effect on the date hereof, or as permitted to be made or obtained on or after the date hereof pursuant to the Credit Agreement and the exhibits and schedules thereto, respectively;
      (ii) such consents, authorizations, approvals, orders, registrations or filings as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and (iii) the recording or filing of documents to perfect Liens and security interests in the Collateral (to the extent not recorded or filed prior to the date hereof).

8. Each of the Pledge Agreement and the Security Agreement creates valid security interests in favor of the Administrative Agent for the benefit of the Secured Parties in the Collateral described therein which constitutes property in which a security interest can be granted under the Uniform Commercial Code as enacted in New York (the "New York UCC"). Such Collateral is referred to herein as the "Code Collateral".

9. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

10. No Loan Party is a "holding company," a "subsidiary company" of a "holding company," or an affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

11. The making of the extensions of credit by the Lenders pursuant to the Credit Agreement as contemplated therein and for the purposes contemplated thereby (including, without limitation, the application of proceeds contemplated thereby) does not contravene Regulations T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date hereof.

                                KIRKLAND & ELLIS

To the Issuing Bank, the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below
June 30, 1999
Page 4

12. The Uniform Commercial Code financing statements (Form UCC-1) which have been signed by representatives of the Loan Parties and delivered on or before the date of this letter in connection with the transactions specified in the Transaction Agreements (the "Financing Statements") have been duly executed and delivered by the relevant Loan Party.

13. Under Section 9-103 of the New York UCC, the perfection and effect of perfection of your security interests in the Code Collateral (a) which constitutes documents, instruments and ordinary goods will, as a general matter, be governed by the laws of the jurisdiction in which such personal property is located, (b) which constitutes accounts, general intangibles and mobile goods will, as a general matter, be governed by the laws of the jurisdiction in which the applicable grantor's chief executive office is located, (c) which constitutes certificated securities will be governed by the local law of the jurisdiction in which the security certificates are located (other than perfection by filing, which is governed by the local law of the jurisdiction in which the applicable grantor's chief executive office is located), and (d) which constitutes other categories will be governed by the laws of the jurisdiction or jurisdictions specified in such Section 9-103. Although we express no opinion as to such laws (other than those of the State of Illinois, which are addressed in paragraph 14), we have reviewed the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through June 22, 1999 (the "Guide"), and, based solely on such review, it appears that when the Financing Statements executed by the applicable grantor are duly filed or recorded, as appropriate, in the filing offices (other than those in the State of Illinois) set forth in the Perfection Certificate, your security interests under the Security Agreement in the Code Collateral referenced to in sub-paragraph (d) above and described in the Security Agreement and in such Financing Statements will be perfected to the extent such security interest can be perfected by the filing of financing statements in such other filing offices.

14. When the Financing Statements executed by the Loan Parties are duly filed or recorded, as appropriate, in the filing offices in Illinois set forth in the Perfection Certificate, the security interests under the Security Agreement and Mortgages in the Code Collateral located in the State of Illinois will be perfected to the extent such security interests in such Code Collateral can be perfected by the filing of financing statements in the State of Illinois. No other filing or refiling is required to preserve or perfect such lien; provided, however, that Article 9 of the Illinois Uniform Commercial Code requires the filing of continuation statements within

                                KIRKLAND & ELLIS

To the Issuing Bank, the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below
June 30, 1999
Page 5

      the period of six months prior to the expiration of five years from the date of the original filings in order to maintain the effectiveness of such filings with respect to Code Collateral.

15. Upon the due filing and recordation of the Security Agreement in the United States Patent and Trademark Office (the "PTO") and the United States Copyright Office (the "Copyright Office") and the payment of all filing and recordation fees associated therewith, such security interests are or will be perfected security interests in the Collateral described therein to the extent the same may be perfected by such filing. We note for your information that filing with the PTO and the Copyright Office alone may not be sufficient to perfect fully the security interests in such Collateral, and that under the applicable Uniform Commercial Code and federal law, appropriate UCC financing statements may also be required to be filed in order to perfect fully such security interests.

16. Assuming (in addition to all other assumptions upon which this letter is based) that you have taken possession in the State of New York (and continue to retain possession) of the certificates representing the Pledged Securities (as defined in the Pledge Agreement) duly endorsed to you or in blank by an effective endorsement (with the meaning of Section 8-102(a)(11) of the New York UCC), your security interest in such Pledged Securities is perfected by control under the New York UCC, and assuming further (in addition to all other assumptions upon which this letter is based) that you have taken possession of such certificates representing the Pledged Securities and such accompanying endorsements without notice (actual or constructive), at or prior to the time of the delivery of such certificates representing the Pledged Securities and endorsements to you, of any adverse claim within the meaning of Section 8-102(a)(l) of the New York UCC, you have acquired your security interest in such Pledged Securities free of any such adverse claims. We do not have actual knowledge of, and we have made no investigation to identify, any adverse claims with respect to any of the Pledged Securities.

17. We do not have actual knowledge that any provision in any Court Order would be breached or otherwise violated by any Loan Party's execution or delivery of the Transaction Agreements to which it is a party or by any Loan Party's performance of any of its agreements in those Transaction Agreements. For purposes of this letter, the term "Court Order" means a court or administrative order, writ, judgment, decree or decision or award of any arbitrator that names any Loan Party and is specifically directed to it or its property.

                                KIRKLAND & ELLIS

To the Issuing Bank, the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below
June 30, 1999
Page 6

      For purposes of this letter, our Designated Transaction Lawyers have not undertaken any investigation to identify Court Orders to which any Loan Party may be subject or reviewed any Court Orders about which they may have actual knowledge.

18. To our actual knowledge no legal or governmental investigations, actions suits or proceedings are pending or threatened (i) which seek to restrain, enjoin or prevent the consummation on the Closing Date of the transactions contemplated by any of the Transaction Agreements or (ii) against any Loan Party or to which its property or assets are subject other than the matters set forth on Schedule 3.2 of the Recapitalization Agreement.

19. The provisions of each Mortgage, (a) constitute the legal, valid and binding obligation of the Grantor/Mortgagor (as defined in each Mortgage), enforceable in accordance with their terms, (b) are in a form sufficient to create a valid mortgage lien in favor of the Administrative Agent on behalf of the Secured Parties on the Mortgaged Property (as defined in each Mortgage) that constitutes real property (including fixtures, to the extent the same constitute real property), (c) is in proper form for recording as such in the offices of the Recorder of Deeds for Cook County, Illinois, DuPage, County, Illinois, and Kane County, Illinois, to perfect and preserve such lien and (d) upon the recording contemplated in (c) above, will create, as security for the payment and the performance of the Obligations, a legal, valid, binding and perfected mortgage lien, enforceable in accordance with the terms of each Mortgage, in all the right, title and interest of the Mortgagor in and to the Mortgaged Property that constitutes real property. No other recordation, filing or refiling is required to preserve or perfect such lien or the priority of such lien; provided, however, that Article 9 of the Illinois Uniform Commercial Code requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original fixture filings in order to maintain the effectiveness of the filings referenced in this paragraph with respect to fixtures.

20. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to the State of Illinois or to any jurisdiction therein on account of the execution or delivery or recording or filing of the Mortgages or any of the other Loan Agreements or the creation of the indebtedness evidenced or secured by any of the Loan Agreements, as applicable, except for nominal filing or recording fees.

                                KIRKLAND & ELLIS

To the Issuing Bank, the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below
June 30, 1999
Page 7

21. The laws of the State of Illinois do not require a lienholder to elect to pursue its remedies either against mortgaged real property or personal property where such lienholder holds security interests and liens on both real and personal property of a debtor. Provided a mortgagee has complied with the provisions of the Illinois Mortgage Foreclosure Law, the laws of the State of Illinois do not preclude a mortgagee from seeking a judgment for any unsatisfied portion of indebtedness secured by a mortgage following the mortgagee's judicial foreclosure of the mortgaged property.

22. We note that the Loan Agreements contain choice of law provisions which select the law of New York as the state law to govern such document, except as set forth therein. As to matters of law, an Illinois court applying the laws of Illinois (or a federal court applying Illinois law) on conflicts of law and choice of law, if properly presented with the matter and assuming interpretation of the relevant law on a basis consistent with existing authority, should abide by and enforce this choice of law provision with respect to the respective rights and duties of the parties to the relevant Loan Agreement, except to the extent that
      (i) the application of New York law would violate a fundamental public policy of the State of Illinois, or (ii) the choice of New York law conflicts with the choice of law rules set forth in the New York UCC with respect to any fixtures.

23. Assuming that the Loan Agreements were governed by the law of the State of Illinois for the purpose of rendering the opinion set forth in this paragraph, none of the provisions of the Loan Agreements will violate any law, statute or regulation of the State of Illinois relating to usury.

24. The provisions of the Security Agreement which are governed by the law of the State of Illinois are effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties in each of the deposit accounts maintained in the State of Illinois by a Grantor (as defined in the Security Agreement) whose principal place of business is in the State of Illinois (the "Notice Deposit Account") as security for the payment, to the extent set forth therein, of obligations of such Grantor to the Secured Parties under the Loan Agreements. Upon delivery of written notice of the Administrative Agent's security interest in a Notice Deposit Account to, and written acknowledgment of and written consent to the terms of such security interest by, the bank which maintains such Notice Deposit

                                KIRKLAND & ELLIS

To the Issuing Bank, the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below
June 30, 1999
Page 8

      Account, such security interest will be perfected to extent such security interest can be perfected by such notice, acknowledgment and consent in the State of Illinois.

      In preparing this letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon:
(i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Credit Agreement and the other Loan Agreements; (iii) factual information provided to us in the Support Certificate signed by the Loan Parties attached as Exhibit B hereto; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

      While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this letter is wrong. The term "actual knowledge" whenever it is used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis lawyers who have had significant involvement with negotiation or preparation of the Credit Agreement (herein called "our Designated Transaction Lawyers"): Stuart Mills, Paul Quinn, Eunu Chun, Adrian van Schie, Gavin Domm, Howard Neuthaler, Leonard Nannarone, Tim Schmuckel, Jack Bernstein, Jennifer Stevens, Tom Zollo and Adrian Boutel.

      Our advice on every legal issue addressed in this letter (other than the opinions in paragraphs 1 through 4 and 7) is based exclusively on such internal law of New York and Illinois or such federal law of the United States which, in each case (other than in the case of the opinions contained in paragraphs 9, 10 and 11) is in our experience normally applicable to general business corporations or limited liability companies not engaged in regulated business activities and normally applicable to transactions of the type contemplated between the Loan Parties on the one hand, and you, on the other hand, in the Loan Agreements (collectively, the "Credit Party Laws") (but without our having made any special investigation as to any other laws), except that we express no opinion or advice as to any law or legal issue (i) to which any Loan Party may be subject as a result of your legal or

                                KIRKLAND & ELLIS

To the Issuing Bank, the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below
June 30, 1999
Page 9

regulatory status, your sale or transfer of any Obligations or interests therein or your (as opposed to any other lender's) involvement in the transactions contemplated by the Loan Agreements or (ii) identified on Schedule C. Our opinions in paragraphs 1 through 4 and 7 are also based on the Delaware General Corporation Law. Our opinion in paragraph 14 is based on the laws as summarized in the Guide to the extent indicated in that paragraph. For purposes of our opinion in paragraph 1, we have relied exclusively upon certificates issued by a governmental authority in the relevant jurisdiction dated no earlier than June 25, 1999 and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. Our opinions are subject to all qualifications in Schedule A and do not cover or otherwise address any provision in the Credit Agreement or any of the other Transaction Agreements of any type identified in Schedule D. Provisions in the Transaction Agreements which are not excluded by Schedule D or any other part of this letter or its attachments are called the "Relevant Agreement Terms."

      Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms.

      This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

      You may rely upon this letter only for the purpose served by the provision in the Credit Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than you (and successors and assigns as Lenders and

                                KIRKLAND & ELLIS

To the Issuing Bank, the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below
June 30, 1999
Page 10

Persons that acquire participations in your Loans) may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document;
(iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) for purposes of encouraging such reliance.

                                 Sincerely,


                                 /s/ Kirkland & Ellis
                                 KIRKLAND & ELLIS

                                                                       EXHIBIT A

1. License Agreement, dated 4/17/97, between the Company and Phonic Ear - TMX and RF Technology.

2. Pegasus Project contracts, including Pegasus Project Research Agreement with Nova Southeastern University, dated 1/14/99 and attachments; Agreement with Siemens Hearing Instruments, Inc., dated 12/21/98; Pegasus Project Software Development Agreement - Daystrom Software Ltd. (pending).

3. Ajka, Hungary Facility Design Contract between Ruf and Daldrop & Dr. Ing. Huber GmbH & Co., dated 3/14/99.

4. Siemens Audiologische Technik GmbH-Knowles Transducer Contract for period 10/1/98 to 9/30/01.

5.    Starkey Laboratories Inc.
      a.    Agreement dated 12/3/98
      b. Volume Based Price Incentive Agreement, dated 5/2/95 (commitment will be honored by the Company on an on-going basis through 1999)
      c.    Statement re Infringement Warranty, dated 5/25/99

6.    Oticon A/S
      a.    Annual Agreement CY 1999 & 2000
      b.    1999 INDHI Pricing Proposal
      c. Strategic Partnership (Protocol) Agreement for EH-7855 Receiver (unsigned)
      d.    Strategic Partnership (Protocol) Agreement fo CK-7794 Receiver
      e.    Socket Pricing Agreement

7.    Phonak A.G. current price quote

8. Beltone Electronics Corporation proposed Contract covering period 1/1/99 to 6/30/01 has been agreed in principle. Signed final agreement will follow when available.

9.    Topholm & Westermann agreed price quotation for CY 1999

10. Dahlberg, Inc. Production and Supply Agreement for period from 1/1/96 through 12/31/00

11.   Unitron Industries Ltd.
      a.    Annual Purchase Contract for period from 1/1/98 thru 12/31/99
      b. Commitment of the Company to repurchase inventory from Unitron at request of The Bank of Nova Scotia, dated 5/20/99.

12.   Argosy Electronics, Inc. - Three Year Agreement from 1/1/98 through
      12/31/00

13.   Rion Price Quotation

14.   Etymotic Research, Inc.
      a.    K-Amp Agreement for Europe, dated 10/192
      b.    Amendment to and Restatement of K-Amp Agreement for Japan, dated
            11/1/92

15.   Ruf Electronics GmbH and Ruwido Agreements with Koenig

16. Mutual Non-Disclosure Agreement with Unitron Industries, Ltd., dated 5/20/99 (related to preliminary discussions for the Company to purchase Unitron affiliate, DSP factory)

                                                                       EXHIBIT B

                            Support Certificate

Knowles Electronics, Inc. (the "Company") hereby certifies and agrees that:

1. Introduction. Kirkland & Ellis has acted as legal counsel to the Company in connection with the negotiation and preparation of the Credit Agreement (the "Credit Agreement") dated June 28, 1999 by and among the Company, The Chase Manhattan Bank ("Chase"), Chase Securities Inc. ("CSI") and Morgan Stanley Senior Funding, Inc. ("MSSFI") and the Note Purchase Agreement (the "Note Purchase Agreement") dated June 29, 1999, by and among the Company, CSI and Morgan Stanley Dean Witter ("MSDW" and with Chase, CSI and MSSFI, each an "Opinion Recipient"). Section 4.01(b) of the Credit Agreement and Section 3.2 of the Purchase Agreement each provide that as a condition to closing Kirkland & Ellis deliver an opinion letter to relevant Opinion Recipients. The term "Kirkland Opinions" whenever it is used in this certificate means the opinion letters which Kirkland & Ellis will actually deliver at the closing in response to those closing conditions. Each term which is defined or given a special meaning in a Kirkland Opinion has the same meaning whenever it is used in this certificate.

2. Purpose. The Company has provided this certificate in order to provide Kirkland & Ellis with factual information needed by Kirkland & Ellis in order to issue the Kirkland Opinions. The Company has made inquires and investigations reasonably calculated to assure that the information provided in this certificate is accurate and complete, including (i) inquiries of appropriate personnel responsible for legal matters, financial matters and compliance with governmental requirements and (ii) identification and review of relevant documents. The Company understands that Kirkland & Ellis will not check, audit or otherwise attempt to verify the information in this certificate. The Company intends and agrees that Kirkland & Ellis and the Opinion Recipients may rely upon this certificate and all information provided in this certificate.

3. Charters. The copies of the Certificates of Incorporation, as amended, of the Loan Parties (herein called the "Charters") in the versions certified by the responsible governmental office in the state of incorporation of the relevant Loan Party and delivered to the Opinion Recipient in connection with the closing are accurate and complete and represent the terms of the Charters as constituted at all times since the date of the latest amendment thereto indicated in that certificate.

4. By-laws. The copies of the By-laws of each of the Loan Parties in the versions attached to the certificate issued by the Secretary of the relevant Loan Party to the Opinion Recipient at the closing are accurate and complete and represent the terms of the Bylaws of the relevant Loan Party as constituted at all times since prior to the adoption of the initial resolutions authorizing the transactions specified in the Transaction Agreements.

5. Good Standing. The practice of each of the Loan Parties is to make on a timely basis all filings and tax payments it was required to make under the statute under which it was organized and under the statutes under which it has qualified to do business in other states, if any. No Loan Party has received any notice from any governmental authority that any such filing or tax payment which a Loan Party has not made is delinquent or due. No Loan Party has any reason to believe that it is not in existence.

6.    Authorizing Resolutions.

      a. Attached hereto as Annex A are complete and accurate copies of the resolutions adopted by the Board of Directors of each of the Loan Parties (each herein called a "Board") on June 25, 1999 and June 30, 1999. The requisite majority of the directors of the Company voted in favor of the Company's resolutions. All of the directors of the relevant Loan Party other than the Company voted in favor of such Loan Party's resolutions. Such resolutions have not been amended or rescinded and remain in full force and effect on the date hereof.

      b. At the time each Board adopted the resolutions cited in paragraph 6(a), no vacancies existed on such Board and each director then on such Board was elected or appointed to such Board in accordance with the requirements of the Charter and By-laws of the relevant Loan Party. In the case of the Company, notice of the meeting at which such resolutions were adopted was provided to all members of such Board at such time and in such manner as is necessary to satisfy the notice requirements in the respective By-laws of the Company.

      c. No Board has adopted any other resolutions which (i) restrict any Loan Party's authority to enter into any of the Transaction Agreements or to engage in any actions to be taken under or by reason of the Transaction Agreements or (ii) restrict such Board's authority to approve any such action or activity or (iii) otherwise relate to the execution or delivery by any Loan Party of any of the Transaction Agreements or any activity to be taken under or by reason of the Transaction Agreements.

7. Authorized Officers. Each individual who has executed any of the Transaction Agreements or other document delivered at closing on behalf of a Loan Party was validly appointed to the officership position or other position with the relevant Loan Party in connection with such execution and held that office at the time of such person's execution and delivery of the relevant Transaction Agreements and/or other documents(s).

8. No Required Governmental Approvals. No Loan Party engages in any banking, insurance, common carrier, broadcasting, utility or other regulated activities to a degree which require it to obtain approval from any governmental authority as a condition to executing or delivering any of the Transaction Agreements or to performing any of its obligations under the Transaction Agreements. No Loan Party is aware of any filing required to be made or any governmental permit or authorization required to be obtained in connection with the execution or delivery of any of the Transaction Agreements or the performance of any of the obligations of any Loan Party under those Agreements which has not been made or obtained on or prior to the date hereof.

9. No Known Breach. No Loan Party is aware of any contract or other obligation which would be breached by the execution or delivery by any Loan Party of any of the Transaction Agreements or any activity to be taken under or by reason of the Transaction Agreements.

10. No Omissions. No litigation is pending or threatened against any Loan Party or any Loan Party's property or assets which is not disclosed in
      Schedule 3.12 of the Recapitalization Agreement. No Loan Party knows of any other fact or development which indicates that any advice given in the Kirkland Opinion is inaccurate or misleading.

11. No Court Orders. There are no Court Orders binding on any Loan Party which contain any provisions which might be breached or otherwise violated by any Loan Party's execution or delivery of the Transaction Agreements to which it is a party or by any Loan Party's performance of any of its agreements in those Agreements or which may require any Loan Party to obtain any consent in connection with such execution, delivery or performance. For purposes of this certificate, the term "Court Order" means a court or administrative order, writ, judgment, decree or decision or award of any arbitrator that names any Loan Party and is specifically directed to it or its property.

Dated: June 30, 1999


                             KNOWLES ELECTRONICS INC.


                             By: /s/ Reg G. Garratt
                                -------------------
                             Name:  Reg G. Garratt
                             Title: Chairman and Chief
                                    Executive Officer

                                    ANNEX A

      RECAPITALIZATION AGREEMENT

            WHEREAS, the Corporation has entered into a Recapitalization Agreement, dated as of June 23, 1999, among Key Acquisition, L.L.C. ("Key Acquisition"), the Corporation, and the holders of record of the common stock of the Corporation (the "Existing Stockholders") (the "Recapitalization Agreement").

            RESOLVED, that the form, terms and provisions of the Recapitalization Agreement and all certificates, instruments, notices and documents delivered in accordance with the Recapitalization Agreement, be and hereby are ratified and approved; and

            RESOLVED, that upon consummation of the transactions contemplated by the Recapitalization Agreement the Corporation shall file with the Delaware Secretary of State a Second Amended and Restated Certificate of Incorporation which shall provide for Series A-l Preferred Stock, Series A-2 Preferred Stock, Class A Common Stock and Class B Common Stock; and

            RESOLVED, that upon filing of the Second Amended and Restated Certificate of Incorporation and pursuant to the Recapitalization Agreement, the Corporation shall sell to Key Acquisition 164,444.444 shares of the Corporation's Series A-1 Preferred Stock and 800,000 shares of the Corporation's Class A Common Stock for an aggregate principal amount of $188,444,444; and

            RESOLVED, that upon filing of the Second Amended and Restated Certificate of Incorporation and pursuant to the Recapitalization Agreement, the Corporation shall purchase from the Existing Stockholders a total of 413,518.50 shares of the Corporation's Common Stock for an aggregate purchase price of $505,530,836.00 (the "Redemption Amount") and in addition the Corporation shall issue to each Remaining Stockholder the number of shares of Preferred Stock and Common Stock as set forth opposite such Remaining Stockholders name on Exhibit A attached hereto; and

      CONTRIBUTION AGREEMENT

            RESOLVED, that the form, terms and conditions of the Contribution Agreement between the Corporation and Knowles Intermediate Holding, Inc. (the "Contribution Agreement") be, and hereby are, authorized, adopted and approved, in such form and containing such terms and conditions, with such changes, additions, deletions, amendments or modifications, as the officer or officers executing the same deem necessary, proper or advisable; and

       CREDIT AGREEMENT

            RESOLVED, that the form, terms and provisions of the Credit Agreement, dated as of June 28, 1999 (as may be amended, modified, extended or restated from time to time the "Credit Agreement"), among the Corporation, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent for the Lenders thereunder, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Chase Securities Inc., as Lead Arranger and Book Manager and the grant of security interest, the borrowings, the issuance of any letter of credit thereunder be and hereby are authorized, adopted and approved; and

      LOAN DOCUMENTS

            RESOLVED, that the form, terms and provisions of the Loan Documents (as defined in the Credit Agreement) and the grant of security interest thereunder, to which the Corporation is a party, be and hereby are, authorized adopted and approved; and

      NOTE PURCHASE AGREEMENT

            RESOLVED, that the form, terms and provisions of the Note Purchase Agreement, dated as of June 30, 1999 (as may be amended, modified, extended or restated from time to time the "Note Purchase Agreement"), among the Corporation, Morgan Stanley Senior Funding, Inc., as Lead Manager, Book Runner and a Purchaser and Chase Securities Inc., as Co-Manager and a Purchaser and the grant of security interest thereunder be and hereby are authorized, adopted and approved; and

      NOTE DOCUMENTS

            RESOLVED, that the form, terms and provisions of the Note Documents (as defined in the Note Purchase Agreement) and the grant of security interest thereunder, to which the Corporation is a party, be and hereby are, authorized adopted and approved; and

      EQUITY DOCUMENTS

            RESOLVED, that the form, terms and conditions of each of the Executive Stock Purchase Agreements (the "Executive Stock Purchase Agreements"), to be entered into by and among the Corporation, Key Acquisition and each person entering into an Executive Stock Purchase Agreement as an Executive of the Corporation (the "Executive"), whereby pursuant to the terms and conditions set forth in the Executive Stock Purchase Agreement, each Executive shall purchase shares of Class A Common Stock of the Corporation be, and hereby are, authorized, adopted and approved, in such form and containing such terms and conditions, with such changes, additions, deletions, amendments or modifications, as the officer or officers executing the same deem necessary, proper or advisable; and

            RESOLVED, that the form, terms and conditions of the Stockholders Agreement by and among the Corporation, Key Acquisition, each of the Executives listed on the signature page attached thereto, and the members of the Vendor Group listed on Exhibit A attached thereto (the "Stockholders Agreement") be, and hereby are, authorized, adopted and approved, in such form and containing such terms and conditions, with such changes, additions, deletions, amendments or modifications, as the officer or officers executing the same deem necessary, proper or advisable; and

            RESOLVED, that the form, terms and conditions of the Registration Rights Agreement by and among the Corporation, Key Acquisition, each of the Executives listed on the signature page attached thereto, and the members of the Existing Holder Group listed on Exhibit A attached thereto (the "Registration Rights Agreement") be, and hereby are, authorized, adopted and approved, in such form and containing such terms and conditions, with such changes, additions, deletions, amendments or modifications, as the officer or officers executing the same deem necessary, proper or advisable; and

      GENERAL

            RESOLVED, that the proper officers of the Corporation are authorized, empowered and directed to execute, deliver and cause the performance of, in the name and on behalf of the Corporation, the Contribution Agreement, the Credit Agreement, the Loan Documents, the Note Purchase Agreement, the Note Documents, the Executive Stock Purchase Agreements, the Stockholders Agreement and the Registration Rights Agreement and such other agreements, instruments and documents contemplated therein or thereby, with such changes therein, deletions therefrom or additions thereto as such officer executing the same shall approve, the execution and delivery thereof to be conclusive evidence of the approval and ratification thereof by such officer of the Corporation; and

            RESOLVED, that the proper officers of the Corporation are authorized and empowered to take, from time to time in the name and on behalf of the Corporation, such actions and execute and deliver such certificates, instruments, notices and documents, including amendments thereto, as may be required from time to time or as such officer may deem necessary, advisable or proper in order to carry out and perform the obligations of the Corporation under the Contribution Agreement, Credit Agreement, the Loan Documents, the Note Purchase Agreement, the Note Documents, the Executive Stock Purchase Agreements, the Stockholders Agreement and the Registration Rights Agreement and the transactions contemplated therein or thereby; all such certificates, instruments, notices and documents to be executed and delivered in such form as such officer executing the same shall approve, the execution and delivery thereof by such officer to be conclusive evidence of the approval and ratification thereof by such officer of the Corporation; and

            RESOLVED, that the proper officers of the Corporation are authorized and empowered to take all such further action including, without limitation, to arrange for and enter into supplemental agreements, instruments, certificates or documents relating to the Contribution Agreement, Credit Agreement, the Loan Documents, the Note Purchase Agreement, the Note Documents, the Executive Stock Purchase Agreements, the Stockholders Agreement and the Registration Rights Agreement and any transactions contemplated therein or thereby, and to execute and deliver all such supplemental agreements, instruments, certificates or documents in the name and on behalf of the Corporation and under its corporate seal or otherwise, which shall upon each such executing officer's sole discretion be deemed necessary, proper or advisable in order to perform the Corporation's obligations under or in connection with the aforementioned agreements and the transactions contemplated therein, and to carry out fully the intent and effectuate the purposes of this and the foregoing resolutions; and

            RESOLVED, that in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, the proper officers of the Corporation are hereby authorized and directed to take all such further action, to execute and deliver the agreements, instruments and documents authorized in the foregoing resolutions and all such further agreements, instruments and documents relating thereto in the name and on behalf of the Corporation and to pay all such fees and expenses, which shall in its judgment be necessary, proper or advisable.

                                                                       EXHIBIT A

---------------------------------------------------------------------------------------------------------------
                                  ALLOCATION OF RECAPITALIZED
                        CLASS A COMMON AND SERIES A-2 PREFERRED SHARES
---------------------------------------------------------------------------------------------------------------
                        Stockholder                                        Class A   Series A-2   Total Cost
                                                                           Common    Preferred    (Class A x $30)+
                                                                           Shares    Shares       (Series A-2 x
                                                                                                  $1,000)
---------------------------------------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A., as Trustees      21,517    4,422.939    $5,068,449
for the Marital Trust under the Hugh S. Knowles Trust dtd. 8/22/74
---------------------------------------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A., as Trustees       4,612      948.022     1,086,382
for the Nancy W. Knowles Trust under the Hugh S. Knowles Trust dtd.
8/22/74
---------------------------------------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A., as Trustees          39        8.017         9,187
for the James E. Knowles Trust under the Hugh S. Knowles Trust dtd.
8/22/74
---------------------------------------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A., as Trustees       4,017      825.717       946,227
for the Margaret Knowles Schink Trust under the Hugh S. Knowles Trust dtd.
8/22/74
---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                        Stockholder                              Class A    Series A-2  Total Cost
                                                                 Common     Preferred   (Class A x $30)+
                                                                 Shares     Shares      (Series A-2 x
                                                                                        $1,000)
--------------------------------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A.,         2,390     491.278     562,978
as Trustees for the Margaret Knowles Schink Sub-Trust under
the Hugh S. Knowles Trust dtd. 8/22/74
--------------------------------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A.,         4,017     825.717     946,227
as Trustees for the Katherine Knowles Strasburg Trust under
the Hugh S. Knowles Trust dtd. 8/22/74
--------------------------------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A.,         2,390     491.278     562,978
as Trustees for the Katherine Knowles Strasburg Sub-Trust
under the Hugh S. Knowles Trust dtd. 8/22/74
--------------------------------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A.,           128      26.311      30,151
as Trustees of the Nancy J. Knowles Trust under the Hugh S.
Knowles Trust dtd. 8/22/74
--------------------------------------------------------------------------------------------------------
James E. Knowles, Trustee under James E. Knowles d/o/t            9,908   2,036.644   2,333,884
dated 12/18/96
--------------------------------------------------------------------------------------------------------
Margaret Knowles Schink, as Trustee f/b/o Margaret Knowles       10,433   2,144.561   2,457,551
Schink u/t/a dtd. 10/27/72
--------------------------------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Katherine             9,436   1,939.622   2,222,702
Knowles Strasburg Separate Property Revocable Trust UTA
dtd. 12/3/88
--------------------------------------------------------------------------------------------------------
Nancy W. Knowles, Trustee of The Nancy W. Knowles d/o/t             170      34.944      40,044
dated 4/18/90
--------------------------------------------------------------------------------------------------------
James Hugh Knowles                                                2,032     417.689     478,649
--------------------------------------------------------------------------------------------------------
James Hugh Knowles                                                  438      90.033     103,173
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                        Stockholder                             Class A    Series A-2  Total Cost
                                                                Common     Preferred   (Class A x $30)+
                                                                Shares     Shares      (Series A-2 x
                                                                                       $1,000)
-------------------------------------------------------------------------------------------------------
Charles L. Knowles                                                2314       475.655     545,075
-------------------------------------------------------------------------------------------------------
Charles L. Knowles                                                 156        32.067      36,747
-------------------------------------------------------------------------------------------------------
Susan Knowles Bates and Richard J.S. Bates, as Tenants in
Common                                                           1,621       333.205     381,835
-------------------------------------------------------------------------------------------------------
Hugh C. Schink                                                     253        52.005      59,595
-------------------------------------------------------------------------------------------------------
Katherine Knowles Strasburg, as Trustee f/b/o Theodore
Knowles Schink u/t/a dtd. 12/24/79                                 253        52.005      59,595
-------------------------------------------------------------------------------------------------------
Margaret Knowles Schink, as Trustee f/b/o Laura Anne
Strasburg u/t/a dtd. 12/30/78                                      739       151.905     174,075
-------------------------------------------------------------------------------------------------------
Paul A. Strasburg, as Custodian for Gregory Arthur
Strasburg under the NY Uniform Gifts to Minors Act                  25         5.139       5,889
-------------------------------------------------------------------------------------------------------
Paul A. Strasburg, as Custodian for Gregory Arthur
Strasburg under the CA Uniform Transfers to Minors Act             713       146.561     167,951
-------------------------------------------------------------------------------------------------------
Paul A. Strasburg, as Trustee of the Paul A. Strasburg
Revocable Trust UTA dated 10/27/94                               2,795       574.528     658,378
-------------------------------------------------------------------------------------------------------
Susan Knowles Bates and Richard J. S. Bates, as Trustees
Under the Bates Children Trust II dtd. 12/15/92                    104        21.378      24,498
-------------------------------------------------------------------------------------------------------
James Hugh Knowles, as Successor Trustee of the Bates
Children 1997 Irrevocable Trust dtd 12/31/97                        31         6.372       7,302
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                        Stockholder                               Class A    Series A-2    Total Cost
                                                                  Common     Preferred     (Class A x $30)+
                                                                  Shares     Shares        (Series A-2 x
                                                                                           $1,000)
-----------------------------------------------------------------------------------------------------------
James H. Knowles and Robert E. Spellmeyer, Trustees of the         1,432      294.356        337,316
James E. Knowles 1998 Gift Trust for James
-----------------------------------------------------------------------------------------------------------
Charles L. Knowles and Robert J. Nelson, Trustees of the           1,432      294.356        337,316
James E. Knowles 1998 Gift Trust for Charles
-----------------------------------------------------------------------------------------------------------
Susan K. Bates and Richard J. S. Bates, Trustees of the            1,432      294.356        337.316
James E. Knowles 1998 Descendants Trust for Susan
-----------------------------------------------------------------------------------------------------------
James Hugh Knowles and Robert Spellmeyer as Trustees of the           16        3.289          3,769
Susan Knowles Bates 1998 Family Trust
-----------------------------------------------------------------------------------------------------------
James Hugh Knowles, as Trustee of the Richard J. S. Bates             16        3.289          3,769
1998 Family Trust
-----------------------------------------------------------------------------------------------------------
Margaret Knowles Schink and Marsden S. Blois III,                  1,933      397.339        455,329
co-trustees of the Katherine Knowles Strasburg Qualified
annuity Trust for Laura Anne Strasburg, dtd 8/28/98
-----------------------------------------------------------------------------------------------------------
Margaret Knowles Schink and Marsden S. Blois III,                  1,933      397.339        455,329
co-trustees of the Katherine Knowles Strasburg Qualified
Annuity Trust for Gregory Arthur Strasburg, dtd 8/28/98
-----------------------------------------------------------------------------------------------------------
Margaret Knowles Schink and Marsden S. Blois III,                    966      198.567        227,547
co-trustees of the Katherine Knowles Strasburg Irrevocable
Trust for Laura Anne Strasburg, dtd 8/28/98
-----------------------------------------------------------------------------------------------------------
Margaret Knowles Schink and Marsden S. Blois III,                    966      198.567        227,547
co-trustees of the Katherine Knowles Strasburg Irrevocable
Trust for Gregory Arthur Strasburg, dtd 8/28/98
-----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                        Stockholder                                 Class A       Series A-2   Total Cost
                                                                    Common        Preferred    (Class A x $30)+
                                                                    Shares        Shares       (Series A-2 x
                                                                                               $1,000)
---------------------------------------------------------------------------------------------------------------
Margaret Knowles Schink and Marsden S. Blois III,                      193         39.672         45,462
co-trustees of the Laura Anne Strasburg Irrevocable GST
Trust, dtd 8/28/98
---------------------------------------------------------------------------------------------------------------
Margaret Knowles Schink and Marsden S. Blois III,                      193         39.672         45,462
co-trustees of the Gregory Arthur Strasburg Irrevocable GST
Trust, dtd 8/28/98
---------------------------------------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Margaret                   974        200.211        229,431
Knowles Schink 1998 Gift Trust for Tad U/A/D 8/14/98
---------------------------------------------------------------------------------------------------------------
Katherine Knowles Strasburg and Hugh C. Schink, Trustees of            974        200.211        229,431
the Margaret Knowles Schink 1998 Gift Trust for Hugh U/A/D
8/14/98
---------------------------------------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Margaret                   390         80.167         91,867
Knowles Schink Annuity 3 Trust U/A/D 9/3/98
---------------------------------------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Margaret                   390         80.167         91,867
Knowles Schink Annuity 5 Trust U/A/D 9/3/98
---------------------------------------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Margaret                   390         80.167         91,867
Knowles Schink Annuity 7 Trust U/A/D 9/3/98
---------------------------------------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Margaret                 1,946        400.011        458,391
Knowles Schink Annuity 12 Trust U/A/D 9/3/98
---------------------------------------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Margaret                 3,893        800.228        917,018
Knowles Schink 1998 Descendants Trust U/A/D 8/14/98                  -----        -------        -------
---------------------------------------------------------------------------------------------------------------
                           Total:                                  100,000     20,555.556    $23,555,556
---------------------------------------------------------------------------------------------------------------

                         EMKAY INNOVATIVE PRODUCTS, INC.

                     Unanimous Written Consent of Directors
                  in Lieu of Meeting of the Board of Directors

            The undersigned, being all of the members of the Board of Directors of Emkay Innovative Products, Inc., a Delaware corporation (the "Corporation"), acting by written consent in lieu of a meeting of the Board of Directors and pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, hereby consent to the adoption of the following recitals and resolutions set forth herein as of the date and year set forth below, and further direct that this consent be filed with the minutes of the proceeding of the meetings of the Board of Directors of the Corporation:

      LOAN DOCUMENTS

            WHEREAS, the Corporation is a wholly-owned subsidiary of Knowles Electronics, Inc. ("Knowles Electronics") and Knowles Electronics is a party to the Credit Agreement, dated as of June 28, 1999 (as may be amended, modified, extended or restated from time to time the "Credit Agreement"), among Knowles Electronics, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent for the Lenders thereunder, Morgan Stanley Senior Funding, Inc, as Syndication Agent and Chase Securities Inc., as Lead Arranger and Book Manager, whereby the Corporation will guaranty the obligations and performance of Knowles Electronics by entering into certain Loan Documents (as defined in the Credit Agreement).

            RESOLVED, that the form, terms and provisions of the Loan Documents, the grant of security interest and guaranties of indebtedness thereunder, to which the Corporation is a parry, be and hereby are, authorized adopted and approved; and

      GENERAL

            RESOLVED, that the proper officers of the Corporation are authorized, empowered and directed to execute, deliver and cause the performance of, in the name and on behalf of the Corporation, the Loan Documents and such other agreements, instruments and documents contemplated therein or thereby, with such changes therein, deletions therefrom or additions thereto as such officer executing the same shall approve, the execution and delivery thereof to be conclusive evidence of the approval and ratification thereof by such officer of the Corporation; and

            RESOLVED, that the proper officers of the Corporation are authorized and empowered to take, from time to time in the name and on behalf of the Corporation, such actions and execute and deliver such certificates, instruments, notices and documents, including amendments thereto, as may be required from time to time or as such officer may deem necessary, advisable or proper in order to carry out and perform the obligations of the Corporation under the Loan Documents and the transactions contemplated therein or thereby; all such certificates, instruments, notices and documents to be executed and delivered in such form as such officer executing the same shall approve, the execution and delivery thereof by such officer to be conclusive evidence of the approval and ratification thereof by such officer of the Corporation; and

            RESOLVED, that the proper officers of the Corporation are authorized and empowered to take all such further action including, without limitation, to arrange for and enter into supplemental agreements, instruments, certificates or documents relating to the Loan Documents and any transactions contemplated therein or thereby, and to execute and deliver all such supplemental agreements, instruments, certificates or documents in the name and on behalf of the Corporation and under its corporate seal or otherwise, which shall upon each such executing officer's sole discretion be deemed necessary, proper or advisable in order to perform the Corporation's obligations under or in connection with the aforementioned agreements and the transactions contemplated therein, and to carry out fully the intent and effectuate the purposes of this and the foregoing resolutions; and

            RESOLVED, that in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, the proper officers of the Corporation are hereby authorized and directed to take all such further action, to execute and deliver the agreements, instruments and documents authorized in the foregoing resolutions and all such further agreements, instruments and documents relating thereto in the name and on behalf of the Corporation and to pay all such fees and expenses, which shall in its judgment be necessary, proper or advisable.

            The actions taken by this consent shall have the same force and effect as if taken at a special meeting of the Board of Directors of the Corporation duly called and constituted pursuant to the Bylaws of the Corporation and the laws of the State of Delaware.

                                    * * * * *

            IN WITNESS WHEREOF, the undersigned has executed this consent of the Board of Directors as of the 3Oth day of June, 1999.


                                     /s/ Reg G. Garratt
                                     ---------------------
                                     Reg G. Garratt

                          SYNCHRO-START PRODUCTS, INC.

                     Unanimous Written Consent of Directors
                  in Lieu of Meeting of the Board of Directors

            The undersigned, being sole member of the Board of Directors of Synchro-Start Products, Inc., a Delaware corporation (the "Corporation"), acting by written consent in lieu of a meeting of the Board of Directors and pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, hereby consent to the adoption of the following recitals and resolutions set forth herein as of the date and year set forth below, and further direct that this consent be filed with the minutes of the proceeding of the meetings of the Board of Directors of the Corporation:

      LOAN DOCUMENTS

            WHEREAS, the Corporation is a wholly-owned subsidiary of Knowles Electronics, Inc. ("Knowles Electronics") and Knowles Electronics is a party to the Credit Agreement, dated as of June 28, 1999 (as may be amended, modified, extended or restated from time to time the "Credit Agreement"), among Knowles Electronics, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent for the Lenders thereunder, Morgan Stanley Senior Funding, Inc, as Syndication Agent and Chase Securities Inc., as Lead Arranger and Book Manager, whereby the Corporation will guaranty the obligations and performance of Knowles Electronics by entering into certain Loan Documents (as defined in the Credit Agreement).

            RESOLVED, that the form, terms and provisions of the Loan Documents, the grant of security interest and guaranties of indebtedness thereunder, to which the Corporation is a party, be and hereby are, authorized adopted and approved; and

      GENERAL

            RESOLVED, that the proper officers of the Corporation are authorized, empowered and directed to execute, deliver and cause the performance of, in the name and on behalf of the Corporation, the Loan Documents and such other agreements, instruments and documents contemplated therein or thereby, with such changes therein, deletions therefrom or additions thereto as such officer executing the same shall approve, the execution and delivery thereof to be conclusive evidence of the approval and ratification thereof by such officer of the Corporation; and

            RESOLVED, that the proper officers of the Corporation are authorized and empowered to take, from time to time in the name and on behalf of the Corporation, such actions and execute and deliver such certificates, instruments, notices and documents, including amendments thereto, as may be required from time to time or as such officer may deem necessary, advisable or proper in order to carry out and perform the obligations of the Corporation under the Loan Documents and the transactions contemplated therein or thereby; all such certificates, instruments, notices and documents to be executed and delivered in such form as such officer executing the same shall approve, the execution and delivery thereof by such officer to be conclusive evidence of the approval and ratification thereof by such officer of the Corporation; and

            RESOLVED, that the proper officers of the Corporation are authorized and empowered to take all such further action including, without limitation, to arrange for and enter into supplemental agreements, instruments, certificates or documents relating to the Loan Documents and any transactions contemplated therein or thereby, and to execute and deliver all such supplemental agreements, instruments, certificates or documents in the name and on behalf of the Corporation and under its corporate seal or otherwise, which shall upon each such executing officer's sole discretion be deemed necessary, proper or advisable in order to perform the Corporation's obligations under or in connection with the aforementioned agreements and the transactions contemplated therein, and to carry out fully the intent and effectuate the purposes of this and the foregoing resolutions; and

            RESOLVED, that in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, the proper officers of the Corporation are hereby authorized and directed to take all such further action, to execute and deliver the agreements, instruments and documents authorized in the foregoing resolutions and all such further agreements, instruments and documents relating thereto in the name and on behalf of the Corporation and to pay all such fees and expenses, which shall in its judgment be necessary, proper or advisable.

            The actions taken by this consent shall have the same force and effect as if taken at a special meeting of the Board of Directors of the Corporation duly called and constituted pursuant to the Bylaws of the Corporation and the laws of the State of Delaware.

                                    * * * * *

            IN WITNESS WHEREOF, the undersigned has executed this consent of the Board of Directors as of the 30th day of June, 1999.


                                /s/ Reg G. Garratt
                                --------------------
                                Reg G. Garratt

                       KNOWLES INTERMEDIATE HOLDING, INC.

                     Unanimous Written Consent of Directors
                  in Lieu of Meeting of the Board of Directors

            The undersigned, being all of the members of the Board of Directors of Knowles Intermediate Holding, Inc., a Delaware corporation (the "Corporation"), acting by written consent in lieu of a meeting of the Board of Directors and pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, hereby consent to the adoption of the following recitals and resolutions set forth herein as of the date and year set forth below, and further direct that this consent be filed with the minutes of the proceeding of the meetings of the Board of Directors of the Corporation:

      LOAN DOCUMENTS

            WHEREAS, the Corporation is a wholly-owned subsidiary of Knowles Electronics, Inc. ("Knowles Electronics") and Knowles Electronics is a party to the Credit Agreement, dated as of June 28, 1999 (as may be amended, modified, extended or restated from time to time the "Credit Agreement"), among Knowles Electronics, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent for the Lenders thereunder, Morgan Stanley Senior Funding, Inc, as Syndication Agent and Chase Securities Inc., as Lead Arranger and Book Manager, whereby the Corporation will guaranty the obligations and performance of Knowles Electronics by entering into certain Loan Documents (as defined in the Credit Agreement).

            RESOLVED, that the form, terms and provisions of the Loan Documents, the grant of security interest and guaranties of indebtedness thereunder, to which the Corporation is a party, be and hereby are, authorized adopted and approved; and

      GENERAL

            RESOLVED, that the proper officers of the Corporation are authorized, empowered and directed to execute, deliver and cause the performance of, in the name and on behalf of the Corporation, the Loan Documents and such other agreements, instruments and documents contemplated therein or thereby, with such changes therein, deletions therefrom or additions thereto as such officer executing the same shall approve, the execution and delivery thereof to be conclusive evidence of the approval and ratification thereof by such officer of the Corporation; and

            RESOLVED, that the proper officers of the Corporation are authorized and empowered to take, from time to time in the name and on behalf of the Corporation, such actions and execute and deliver such certificates, instruments, notices and documents, including amendments thereto, as may be required from time to time or as such officer may deem necessary, advisable or proper in order to carry out and perform the obligations of the Corporation under the Loan Documents and the transactions contemplated therein or thereby; all such certificates, instruments, notices and documents to be executed and delivered in such form as such officer executing the same shall approve, the execution and delivery thereof by such officer to be conclusive evidence of the approval and ratification thereof by such officer of the Corporation; and

            RESOLVED, that the proper officers of the Corporation are authorized and empowered to take all such further action including, without limitation, to arrange for and enter into supplemental agreements, instruments, certificates or documents relating to the Loan Documents and any transactions contemplated therein or thereby, and to execute and deliver all such supplemental agreements, instruments, certificates or documents in the name and on behalf of the Corporation and under its corporate seal or otherwise, which shall upon each such executing officer's sole discretion be deemed necessary, proper or advisable in order to perform the Corporation's obligations under or in connection with the aforementioned agreements and the transactions contemplated therein, and to carry out fully the intent and effectuate the purposes of this and the foregoing resolutions; and

            RESOLVED, that in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, the proper officers of the Corporation are hereby authorized and directed to take all such further action, to execute and deliver the agreements, instruments and documents authorized in the foregoing resolutions and all such further agreements, instruments and documents relating thereto in the name and on behalf of the Corporation and to pay all such fees and expenses, which shall in its judgment be necessary, proper or advisable.

            The actions taken by this consent shall have the same force and effect as if taken at a special meeting of the Board of Directors of the Corporation duly called and constituted pursuant to the Bylaws of the Corporation and the laws of the State of Delaware.

                                    * * * * *

            IN WITNESS WHEREOF, the undersigned has executed this consent of the Board of Directors as of the 30th day of June, 1999.


                                       /s/ Ken Terry
                                       ---------------------------------
                                       Ken Terry, a Class A Director


                                       /s/ Reg G. Garratt
                                       ---------------------------------
                                       Reg G. Garratt, a Class B Director

                           KNOWLES MANUFACTURING LTD.

                     Unanimous Written Consent of Directors
                  in Lieu of Meeting of the Board of Directors

            The undersigned, being all the sole member of the Board of Directors of Knowles Manufacturing Ltd., a Delaware corporation (the "Corporation"), acting by written consent in lieu of a meeting of the Board of Directors and pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, hereby consent to the adoption of the following recitals and resolutions set forth herein as of the date and year set forth below, and further direct that this consent be filed with the minutes of the proceeding of the meetings of the Board of Directors of the Corporation:

      LOAN DOCUMENTS

            WHEREAS, the Corporation is a wholly-owned subsidiary of Knowles Electronics, Inc. ("Knowles Electronics") and Knowles Electronics is a party to the Credit Agreement, dated as of June 28, 1999 (as may be amended, modified, extended or restated from time to time the "Credit Agreement"), among Knowles Electronics, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent for the Lenders thereunder, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Chase Securities Inc., as Lead Arranger and Book Manager, whereby the Corporation will guaranty the obligations and performance of Knowles Electronics by entering into certain Loan Documents (as defined in the Credit Agreement).

            RESOLVED, that the form, terms and provisions of the Loan Documents, the grant of security interest and guaranties of indebtedness thereunder, to which the Corporation is a party, be and hereby are, authorized adopted and approved; and

      GENERAL

            RESOLVED, that the proper officers of the Corporation are authorized, empowered and directed to execute, deliver and cause the performance of, in the name and on behalf of the Corporation, the Loan Documents and such other agreements, instruments and documents contemplated therein or thereby, with such changes therein, deletions therefrom or additions thereto as such officer executing the same shall approve, the execution and delivery thereof to be conclusive evidence of the approval and ratification thereof by such officer of the Corporation; and

            RESOLVED, that the proper officers of the Corporation are authorized and empowered to take, from time to time in the name and on behalf of the Corporation, such actions and execute and deliver such certificates, instruments, notices and documents, including amendments thereto, as may be required from time to time or as such officer may deem necessary, advisable or proper in order to carry out and perform the obligations of the Corporation under the Loan Documents and the transactions contemplated therein or thereby; all such certificates, instruments, notices and documents to be executed and delivered in such form as such officer executing the same shall approve, the execution and delivery thereof by such officer to be conclusive evidence of the approval and ratification thereof by such officer of the Corporation; and

            RESOLVED, that the proper officers of the Corporation are authorized and empowered to take all such further action including, without limitation, to arrange for and enter into supplemental agreements, instruments, certificates or documents relating to the Loan Documents and any transactions contemplated therein or thereby, and to execute and deliver all such supplemental agreements, instruments, certificates or documents in the name and on behalf of the Corporation and under its corporate seal or otherwise, which shall upon each such executing officer's sole discretion be deemed necessary, proper or advisable in order to perform the Corporation's obligations under or in connection with the aforementioned agreements and the transactions contemplated therein, and to carry out fully the intent and effectuate the purposes of this and the foregoing resolutions; and

            RESOLVED, that in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, the proper officers of the Corporation are hereby authorized and directed to take all such further action, to execute and deliver the agreements, instruments and documents authorized in the foregoing resolutions and all such further agreements, instruments and documents relating thereto in the name and on behalf of the Corporation and to pay all such fees and expenses, which shall in its judgment be necessary, proper or advisable.

            The actions taken by this consent shall have the same force and effect as if taken at a special meeting of the Board of Directors of the Corporation duly called and constituted pursuant to the Bylaws of the Corporation and the laws of the State of Delaware.

                                    * * * * *

            IN WITNESS WHEREOF, the undersigned has executed this consent of the Board of Directors as of the 30th day of June, 1999.


                                       /s/ Reg G. Garratt
                                       ---------------------------------
                                       Reg G. Garratt

                                   Schedule A

                             General Qualifications

      All of our opinions ("our opinions") in the letter to which this Schedule is attached ("our letter") are subject to each of the qualifications set forth in this Schedule.

1. Bankruptcy and Insolvency Exception. Each of our opinions in our letter regarding the validity, binding effect and enforceability of any Transaction Document is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

      a. the federal Bankruptcy Code and thus comprehends, among others, matters of turnover, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

      b. all other federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

      c.    state fraudulent transfer and conveyance laws; and

      d. judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

2. Equitable Principles Limitation. Each of our opinions regarding the validity, binding effect and enforceability of any Transaction Document is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

      a. governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

      b. affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

      c. requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

      d. requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

      e. requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

      f. requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

      g. affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

3. Other Common Qualifications. Each of our opinions (other than with respect to paragraphs 1, 2, 3, 4, 7, 12 and 13 of our letter) is subject to the effect of rules of law that:

      a. limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

      b. provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

      c.    provide a time limitation after which a remedy may not be enforced;

      d. limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

      e. relate to the requirements of a commercially reasonable sale or disposition of collateral;

      f. limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party;

      g. may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

      h. govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

      i. may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

      j. unless effectively consented to by the applicable guarantor, may render guarantees unenforceable under circumstances where your actions, failures to act or waivers, amendments or replacement of the Transaction Agreements so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between you and any Loan Party which is substantially and materially different from that presently contemplated by the Transaction Agreements.

      k. limit the enforceability of requirements in the Transaction Agreements that provisions therein may only be waived or amended in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

4. Referenced Provision Qualification. In addition, our opinions, insofar as they relate to the validity, binding effect or enforceability of a provision in any of the Transaction Agreements requiring any Loan Party to perform its obligations under, or to cause any other person to perform its obligations under, any provision (a "Referenced Provision") of such Transaction Agreement or of any of the other Transaction Agreements or stating that any action will be taken as provided in or in accordance with any provision (also a "Referenced Provision") of any other Transaction Agreement, are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and enforceability of such Referenced Provision.

 5. Collateral Qualifications. The opinions and advice contained in our letter are subject to the following advice:

      a. certain rights of debtors and duties of secured parties referred to in Sections 1-102(3) and 9-501(3) of the New York UCC may not be waived, released, varied or disclaimed by agreement prior to a default;

      b. our opinions regarding the creation and perfection of security interest are subject to the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-306, or Section 9-115 of any applicable Uniform Commercial Code; (ii) the limitations in favor of buyers imposed by Sections 9-307 and 9-308 of any applicable Uniform Commercial Code; (iii) the limitations with respect to documents, instruments and securities imposed by Section 9-309 and 8-303 of any applicable Uniform Commercial Code; (iv) other rights of persons in possession of money, instruments and proceeds constituting certificated or uncertificated securities; and (v) section 547 of the Bankruptcy Code with respect to preferential transfers and section 552 of the Bankruptcy Code with respect to any Collateral acquired by any Loan Party subsequent to the commencement of a case against or by any Loan Party under the Bankruptcy Code;

      c. Article 9 of each applicable Uniform Commercial Code requires the filing of continuation statements within specified periods in order to maintain the effectiveness of the filings referred to in our letter;

      d. Additional filings may be necessary if any Loan Party changes its name, identity or corporate structure or the jurisdiction in which any of its places of business, its chief executive office or any Collateral is located.

      e. we express no opinion regarding the perfection of any security interest except as specifically set forth in our letter or regarding the continued perfection of any security interest in any Collateral upon or following the removal of such Collateral to another jurisdiction;

      f. the assignment of any contract, lease, license, or permit may require the approval of the issuer thereof or the other parties thereto;

      g. we express no opinion with respect to any self-help remedies to the extent they vary from those available under the UCC or with respect to any remedies otherwise inconsistent with the UCC to the extent that the UCC is applicable thereto;

      h. a substantial body of case law treats guarantors as "debtors" under the New York UCC, thereby according guarantors rights and remedies of debtors established by the New York UCC; and

      i. we express no opinion with respect to the adequacy of the waivers set forth in any guarantee insofar as they might not be broad enough for all situations which might arise for which you would find a waiver desirable, and we express no opinion as to whether the guarantee would remain enforceable if you release the primary obligor either directly or by electing a remedy which precludes you from proceeding directly against the primary obligor.

                                   Schedule B

                                   Assumptions


      For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

1, Each Loan Party (i) has the requisite title and rights to any property involved in the transactions effected under the Transaction Agreements (herein called the "Transactions") including without limiting the generality of the foregoing, each item of Collateral existing on the date hereof and (ii) will have the requisite title and rights to each item of Collateral arising after the date hereof.

2. Each party to the Transaction Agreements (other than any Loan Party) is existing and in good standing in its jurisdiction of organization.

3. Each party to the Transaction Agreements (other than any Loan Party) has full power and authority (including without limitation under the laws of its jurisdiction of organization) to execute, deliver, and perform its obligations under each of the Transaction Agreements and each of the Transaction Agreements has been duly authorized by all necessary action on its part and has been duly executed and duly delivered by it.

4. The Transaction Agreements to which you are a party constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions, and other limitations similar to those applicable to our letter).

5. You have satisfied those legal requirements that are applicable to you to the extent necessary to make the Transaction Agreements enforceable against you.

6. You have complied with all legal requirements pertaining to your status as such status relates to your rights to enforce the Transaction Agreements against any Loan Party.

7. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures (other than those of or on behalf of any Loan Party) on each such document are genuine.

8. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence relating to the Transaction Agreements.


                                       B-l

9. The conduct of the parties to the Transaction Agreements has complied with any requirement of good faith, fair dealing and conscionability.

10. You have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transactions.

11. The descriptions of collateral in the Loan Agreements and the Financing Statements reasonably describe the property intended to be described as Collateral and the legal descriptions of real estate described in the Financing Statements to be filed as fixture filings are accurate.

12. There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreement or any of the other Transaction Agreements.

13. The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

14. All parties to the Transaction Agreements (other than any Loan Party) will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Agreements.

15. The initial advance under the Loans has been made by you to the Parent Borrower.

16. With respect to paragraph 6 of our letter, all agreements, other than the Transaction Agreements (if any) with respect to which we have provided advice in our letter or reviewed in connection with our letter, would be enforced as written.

17. With respect to paragraph 6 of our letter, none of the Loan Parties will in the future take any discretionary action (including a decision not to act) permitted under the Transaction Agreements that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which any of the Loan Parties may be subject.

18. All information required to be disclosed in connection with any consent or approval by the Boards of Directors or stockholders (or equivalent governing group) of any of the Loan Parties and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed.

                                   Schedule C

                          Excluded Law and Legal Issues


      None of the opinions or advice contained in our letter (other than those contained in paragraphs 17 and 18) covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

1. federal securities laws and regulations (including (other than with respect to paragraphs 9 and 10 of our letter) the Investment Company Act of 1940 and all other laws and regulations administered by the United States Securities and Exchange Commission), state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2. Federal Reserve Board margin regulations (other than with respect to our opinion in paragraph 11 of the letter);

3.    pension and employee benefit laws and regulations (e.g., ERISA);

4.    federal and state antitrust and unfair competition laws and regulations;

5. federal and state laws and regulations concerning filing and notice requirements (other than with respect to paragraphs 13 and 14 of our letter);

6.    compliance with fiduciary duty requirements;

7. the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level -- e.g., water agencies, joint power districts, turnpike and tollroad authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the foregoing;

8. the priority of any security interest or, to the extent that the enforceability of any security interest is dependent upon the priority thereof, the enforceability of such security interest;

9. the creation, perfection, or enforceability of security interests in property in which it is illegal or violative of governmental rules or regulations to grant a security interest, general intangibles which terminate or become terminable if a security interest is granted therein, property subject to negative pledge clauses of which you have knowledge, vehicles, ships, vessels, barges, boats, railroad cars, locomotives or other rolling stock, aircraft, aircraft engines, propellers and related parts, or other property for which a state or federal statute or treaty provides for registration or certification of title or which specifies a place a filing different than that specified in Section 9-401 of any applicable Uniform Commercial Code, cash which is not in your possession, uncertificated securities, crops, timber to be cut, fixtures, accounts subject to subsection (5) of Section 9-103 of any applicable Uniform Commercial Code, consumer goods, farm products, equipment used in farming operations, accounts or general intangibles arising from or relating to the sale of farm products by a farmer, property identified to a contract with, or in the possession of, the United States of America or any state, county, city, municipality or other governmental body or agency, goods for which a negotiable document of title has been issued, and copyrights, other literary property rights, service marks, know-how, processes, trade secrets, undocumented computer software, unrecorded and unwritten data and information, and rights and licenses thereunder;

10. the enforceability of any security interest in any accounts, chattel paper, documents, instruments or general intangibles with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof;

11.   fraudulent transfer and fraudulent conveyance laws;

12.   federal and state environmental laws and regulations;

13.   federal and state land use and subdivision laws and regulations;

14.   federal and state tax laws and regulations;

15. federal patent, trademark and copyright, state trademark, and other federal and state intellectual property laws and regulations (other than with respect to paragraph 15 of our letter);

16.   federal and state racketeering laws and regulations (e.g., RICO);

17.   federal and state health and safety laws and regulations (e.g., OSHA);

18.   federal and state labor laws and regulations;

19. federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

20. other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

21. any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act); and

22. the effect of any law, regulation or order which hereafter becomes effective.

      We have not undertaken any research for purposes of determining whether any Loan Party or any of the Transactions which may occur in connection with the Credit Agreement or any of the other Transaction Agreements is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable in the absence of research by lawyers in New York or Illinois, and none of our opinions cover any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any schedule to our letter.

                                   Schedule D

                               Excluded Provisions

      None of the opinions in the letter to which this Schedule is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Agreements:

1. Choice-of-law provisions, other than with respect to provisions selecting New York law.

2. Covenants not to compete, including, without limitation, covenants not to interfere with business or employee relations, covenants not to solicit customers, and covenants not to solicit or hire employees.

3. Indemnification for gross negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

4. Provisions mandating contribution towards judgments or settlements among various parties.

5. Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) broadly or vaguely stated rights, and (viii) other benefits to the extent they cannot be waived under applicable law.

6. Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges and prepayment charges.

7.    Time-is-of-the-essence clauses.

8. Provisions which provide a time limitation after which a remedy may not be enforced.

9.    Confession of judgment clauses.

10. Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction and subject matter jurisdiction); provisions restricting access to courts; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.


                                       D-l

11. Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

12.   Waivers of the right to trial by jury.

13. Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.

14. Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

15.   Provisions which purport to award attorneys' fees solely to one party.

16.   Arbitration agreements.

17. Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

18. Provisions relating to (i) insurance coverage requirements and (ii) the application of insurance proceeds and condemnation awards.

19.   Provisions that provide for the appointment of a receiver.

20. Provisions or agreements regarding proxies, shareholders agreements, shareholder voting rights, voting trusts, and the like.

21.   Confidentiality agreements.

22. Provisions in any of the Transaction Agreements requiring any Loan Party to perform its obligations under, or to cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Transaction Agreement.

23. Provisions, if any, which are contrary to the public policy of any jurisdiction.

24. The enforceability of any provision of any Transaction Agreement which purports to authorize you to sign or file Financing Statements or other documents without the signature of the debtor (except to the extent a secured party may execute and file financing statements without the signature of the debtor under Section 9-402(2) of the applicable Uniform Commercial Code).

25. The enforceability of any provision of any Transaction Agreement which purports to authorize you to purchase at a private sale collateral which is not subject to widely distributed standard price quotations or sold on a recognized market.

                                                                      EXHIBIT B2

                                 Defrees & Fiske
                                   Law Offices
                         200 South Michigan Avenue, Suite 1100
                            Chicago. Illinois 60604-2480
                                   Founded 1884

Donald Defrees. 1915-1968
Kenneth M. Fiske, 1928-1978                                        June 30, 1999

Telephone (312) 372-4000
Facsimile (312) 939-5617

9171-9801

Key Acquisition, L.L.C.
c/o Doughty Hanson & Co. Ltd.
Times Place
45 Pall Mall
London SW1Y5JG


Gentlemen:

      We have acted as counsel for Knowles Electronics, Inc., a Delaware corporation (the "Company "), and the stockholders of the Company (the "Stockholders") in connection with the consummation of the transactions contemplated by the Recapitalization Agreement, dated as of June 23, 1999 (the "Agreement"), among Key Acquisition, L.L.C. ("Buyer"), the Company and the Stockholders. This opinion is delivered to Buyer pursuant to Section 10.2(b) of the Agreement. Capitalized terms appearing herein shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

      This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinion expressed herein is limited to the laws of the State of Illinois and the General Corporation Law of the State of Delaware.

      Based upon the foregoing, it is our opinion that:

      1. Each of the Company, Synchro-Start Products, Inc., Knowles Manufacturing Ltd. and Emkay Innovative Products, Inc. is a corporation duly incorporated, validly existing and in good standing under the General Corporation Law of the State of Delaware.

      2. (a) The Company is duly qualified to do business as a foreign corporation and is in good standing under The Business Corporation Act of the State of Illinois. (b) Synchro-Start Products, Inc. is duly qualified to do business

Key Acquisition, L.L.C.
June 30, 1999
Page 2

      as a foreign corporation and is in good standing under The Business Corporation Act of the State of Illinois, The Michigan Business Corporation Act and The Business Corporation Law of Pennsylvania. (c) Emkay Innovative Products, Inc. is duly qualified to do business as a foreign corporation and is in good standing under The Business Corporation Act of the State of Illinois.

            3. The Company has all corporate power and authority to execute, deliver and perform its obligations under the Agreement. The execution, delivery and performance by the Company and the Stockholders of the Agreement have been duly authorized by all necessary action on the part of the Company and the Stockholders.

            4. The Agreement is a valid and binding obligation of the Company and the Stockholders, enforceable against the Company and the Stockholders in accordance with its terms.

      For purposes of each opinion expressed in paragraphs #1 and 2, we have relied exclusively upon the Certificates listed on Exhibit A and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by those Certificates.

      The opinions expressed herein are solely for the benefit of Buyer and the lending institutions listed on Exhibit B who have been identified as the lenders providing financing to Buyer to consummate the transactions contemplated by the Agreement and may not, without our prior written consent, be relied upon in any manner by any other person or used for any other purpose.

                              Very truly yours,


                              /s/ Defrees & Fiske

                              DEFREES & FISKE

Attachments

                                    Exhibit A
                                       to
                           Opinion of Defrees & Fiske
                               dated June 30, 1999
The Company:

     Secretary of State of Delaware Certificate of Good Standing dated June 24, 1999

     Secretary of State of Illinois Certificate of Good Standing dated June 24, 1999

Synchro-Start Products, Inc.:
      Secretary of State of Delaware Certificate of Good Standing dated June 24, 1999

      Secretary of State of Illinois Certificate of Good Standing dated June 24, 1999

      Secretary of State of Michigan Certificate of Good Standing dated June 24, 1999

      Secretary of State of Pennsylvania Certificate of Due Qualification dated June 25, 1999

Emkay Innovative Products, Inc.:
      Secretary of State of Delaware Certificate of Good Standing dated June 24, 1999

      Secretary of State of Illinois Certificate of Good Standing dated June 24, 1999

Knowles Manufacturing Ltd.:
      Secretary of State of Delaware Certificate of Good Standing dated June 24, 1999

                                    Exhibit B
                                       to
                           Opinion of Defrees & Fiske
                               dated June 30, 1999

Lending Institutions:

This opinion may be relied upon (1) The Chase Manhattan Bank ("Chase"), as "Administrative Agent", Chase Securities Inc. ("Chase Securities"), as "Lead Arranger and Book Manager", Morgan Stanley Senior Funding, Inc. ("MSSF"), as "Syndication Agent" and the "Lenders", each as defined in the Credit Agreement dated as of June 28, 1999 and made among Knowles Electronics, Inc. ("Knowles"), the Lenders, Chase, MSSF, and Chase Securities; (2) Morgan Stanley Dean Witter ("MSDW"), as "Lead Arranger and Book Runner", Chase Securities, as Co-Manager, the "Purchasers", and the holders of the "Notes", the "Rollover Notes" and the "Refinancing Securities", each as defined in the Note Purchase Agreement dated as of June 28, 1999 and made among Knowles, MSDW and Chase Securities; and (3) the successors and assigns of any of the foregoing.

                                                                       EXHIBIT C
                                                             to Credit Agreement
                              See exhibit 10.2.

                                                                       EXHIBIT D
                                                             to Credit Agreement
                              See exhibit 10.3.

                                                                       EXHIBIT E

                        INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT dated
                  as of June 30, 1999, among KNOWLES ELECTRONICS, INC., a Delaware corporation (the "Parent Borrower"), each Subsidiary of the Parent Borrower listed on Schedule I hereto (each a "Guarantor" and, collectively, the "Guarantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

            Reference is made to (a) the Credit Agreement dated as of June 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent Borrower, the lenders from time to time party thereto (the "Lenders"), Chase, as Administrative Agent, Swingline Lender and as issuing bank (in such capacity, the "Issuing Bank") and Morgan Stanley Senior Funding, Inc., as Syndication Agent and (b) the Guarantee Agreement dated as of June 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Guarantors and the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

      The Lenders have agreed to make Loans to the Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of the Parent Borrower under the Credit Agreement pursuant to the Guarantee Agreement; certain Guarantors have granted Liens on and security interests in certain of their assets to secure such guarantees. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Parent Borrower and the Guarantors of an agreement in the form hereof.

      Accordingly, the Parent Borrower, each Guarantor and the Administrative Agent agree as follows:

      SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Parent Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Guarantee Agreement, the Parent Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, the Parent Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

      SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Parent Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

      SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of all Obligations which are then due and payable whether at maturity, by acceleration or otherwise. No failure on the part of the Parent Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

      SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation (other than any right to indemnification of any Secured Party with respect to any matter in respect of which no claim has been asserted and is outstanding) is outstanding and has not been indefeasibly paid in full in cash, and so long as each LC Exposure has not been reduced to zero or any of the Commitments under the Credit Agreement have not been terminated or the Issuing Bank has any obligation to issue Letters of Credit, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Parent Borrower, any Guarantor or otherwise.

      SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Administrative Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Administrative Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, with the prior written consent of the Required Lenders (and such other consent as may be required by Section 9.02 of the Credit Agreement).

      SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

      SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Parent Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

      SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Parent Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Administrative Agent, the other Secured Parties and each Guarantor and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

      (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Administrative Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

      SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

      SECTION 12. Additional Guarantors. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary of the Parent Borrower that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming such a Subsidiary that is a Subsidiary Loan Party. Upon execution and delivery, after the date hereof, by the Administrative Agent and such a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

                                 KNOWLES ELECTRONICS, INC.,

                                 By /s/ Reg G. Garratt
                                    ----------------------------------------
                                    Name:
                                    Title: CHM/CEO


                                 THE GUARANTORS LISTED ON
                                 SCHEDULE I HERETO,

                                 By /s/ Reg G. Garratt
                                    ----------------------------------------
                                    Name:
                                    Title: CHM/CEO


                                 THE CHASE MANHATTAN BANK, as
                                 Administrative Agent,

                                 By
                                    ----------------------------------------
                                    Name:
                                    Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

                                 KNOWLES ELECTRONICS, INC.

                                 By
                                    ----------------------------------------
                                    Name:
                                    Title:


                                 THE GUARANTORS LISTED ON
                                 SCHEDULE I HERETO,

                                 By
                                    ----------------------------------------
                                    Name:
                                    Title:


                                 THE CHASE MANHATTAN BANK, as
                                 Administrative Agent,

                                 By /s/ Deborah Davey
                                    ----------------------------------------
                                    Name:  Deborah Davey
                                    Title: Vice President

                                                               Schedule I to the
                                                      Indemnity, Subrogation and
                                                          Contribution Agreement

                                   Guarantors
                                   ----------

--------------------------------------------------------------------------------
               Guarantor                              Address
               ---------                              -------
--------------------------------------------------------------------------------
Knowles Intermediate Holding, Inc.               1151 Maplewood Drive
                                                 Itasca, IL 60143
--------------------------------------------------------------------------------
Emkay Innovative Products, Inc.                  1151 Maplewood Drive
                                                 Itasca, IL 60143
--------------------------------------------------------------------------------
Knowles Manufacturing Ltd.                       1151 Maplewood Drive
                                                 Itasca, IL 60143
--------------------------------------------------------------------------------
Synchro-Start Products, Inc.                     6250 West Howard Street
                                                 Niles, IL 60714
--------------------------------------------------------------------------------

                                                                  Annex 1 to the
                                                      Indemnity, Subrogation and
                                                          Contribution Agreement

                  SUPPLEMENT NO. [ ] dated as of [ ], to the Indemnity,
            Subrogation and Contribution Agreement dated as of June 30, 1999, among KNOWLES ELECTRONICS, INC., a Delaware corporation (the "Borrower"), each Subsidiary of the Parent Borrower listed on
            Schedule I hereto (each a "Guarantor" and, collectively, the "Guarantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

      A. Reference is made to (a) the Credit Agreement dated as of June 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent Borrower, the lenders from time to time party thereto (the "Lenders"), Chase, as Administrative Agent, Swingline Lender and as issuing bank (in such capacity, the "Issuing Bank") and Morgan Stanley Senior Funding, Inc., as Syndication Agent and (b) the Guarantee Agreement dated as of June 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Guarantors and the Administrative Agent.

      B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

      C. The Parent Borrower and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary of the Parent Borrower that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary that is a Subsidiary Loan Party. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries of the Parent Borrower may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Parent Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

      Accordingly, the Administrative Agent and the New Guarantor agree as follows:

      SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

      SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

      SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

      SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

      SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

      SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

      IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

                              [NAME OF NEW GUARANTOR],


                           By_________________________
                             Name:

                          Title:

                          THE CHASE MANHATTAN BANK, as
                          Administrative Agent,


                          By__________________________
                            Name:
                            Title:

                                            Schedule I to Supplement No. [     ]
                                               to the Indemnity, Subrogation and
                                                          Contribution Agreement

                                   GUARANTORS

Name                         Address
----                         -------

                                                                       EXHIBIT F
                                                             to Credit Agreement
                              See exhibit 10.5.

                                                                       EXHIBIT G
                                                             to Credit Agreement
                              See exhibit 10.4.

                                                                       EXHIBIT H

                         FORM OF ELECTION TO PARTICIPATE

                                ___________, __

THE CHASE MANHATTAN BANK,
   as Administrative Agent
   for the Lenders named in the Credit Agreement dated as of June 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Knowles Electronics, Inc. (the "Parent Borrower"), the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), and Morgan Stanley Senior Funding, Inc., as Syndication Agent

Ladies and Gentlemen:

            Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meanings provided therein.

            The undersigned, [name of Foreign Subsidiary], a [jurisdiction of incorporation] corporation, elects to be a Foreign Borrower for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. By executing this Election to Participate, [name of Foreign Subsidiary] becomes a party to the Credit Agreement as a Foreign Borrower with the same force and effect as if originally named therein as a Foreign Borrower. Each reference to a "Foreign Borrower" in the Credit Agreement shall be deemed to include [name of Foreign Subsidiary]. The undersigned confirms that the representations and warranties set forth in Article III of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned agrees to perform all the obligations of a Foreign Borrower under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 9.09 thereof, as if the undersigned were a signatory party thereto.

            There are no Indemnified Taxes or Other Taxes imposed on (by withholding or otherwise) any payment to be made by any Foreign Borrower pursuant hereto, or imposed on or by virtue of the execution, delivery or
enforcement of its Election to Participate [,except as follows:         ].

            All notices to the undersigned under the Credit Agreement should be addressed to it in the care of the Parent Borrower. This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                                    Very truly yours,

                                    [NAME OF FOREIGN SUBSIDIARY]


                                    By     __________________________________
                                      Name:
                                      Title:

            The undersigned confirms that [name of Foreign Subsidiary] is a Foreign Borrower for purposes of the Credit Agreement described above.

                                    KNOWLES ELECTRONICS, INC.,
                                    as Parent Borrower


                                    By     __________________________________
                                      Name:
                                      Title:

            Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.

                                    THE CHASE MANHATTAN BANK,
                                    as Administrative Agent


                                    By     __________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT I

                          FORM OF ELECTION TO TERMINATE

                                ___________, __

THE CHASE MANHATTAN BANK,
  as Administrative Agent
  for the Lenders named in the Credit Agreement

  dated as of June 28, 1999 (as amended, supplemented

  or otherwise modified from time to time, the "Credit Agreement") among Knowles

  Electronics, Inc. (the "Parent Borrower"), the lenders from time to time party thereto

  (the "Lenders"), The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), and Morgan Stanley Senior Funding, Inc., as

  Syndication Agent

Ladies and Gentlemen:

            Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.

            The undersigned, Knowles Electronics, Inc., a Delaware corporation, elects to terminate the status of [name of Foreign Borrower], a [jurisdiction of incorporation] corporation (the "Designated Subsidiary"), as a Foreign Borrower for purposes of the Credit Agreement, effective as of the date hereof. The undersigned represents and warrants that there are no outstanding Foreign Borrower Obligations of the Designated Subsidiary. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the Designated Subsidiary under the Credit Agreement.

            This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                                Very truly yours,

                                    KNOWLES ELECTRONICS, INC.,
                                     as Parent Borrower


                                    by _________________________________________
                                       Name:
                                       Title:

            Receipt of the above Election to Terminate is acknowledged on and as of the date set forth above.

                                    THE CHASE MANHATTAN BANK,
                                     as Administrative Agent


                                    by _________________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT J

              [Form of] OPINION OF COUNSEL FOR THE FOREIGN BORROWER
                        (BORROWINGS BY FOREIGN BORROWERS)

                                           [Dated as provided in
                                            Section 4.03 of the
                                            Credit Agreement]

To the Lenders, the Issuing Bank, the Administrative Agent
   and the Syndication Agent Referred to Below
c/o The Chase Manhattan Bank,
   as Administrative Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

            I am counsel to [name of Foreign Borrower (the "Foreign Borrower"), jurisdiction of incorporation and of any Foreign Subsidiary Guarantor located in the same jurisdiction (each, a "Foreign Subsidiary Guarantor")] (collectively, the "Foreign Loan Parties") and give this opinion pursuant to Section 4.03(b) of the Credit Agreement dated as of June 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Knowles Electronics, Inc. (the "Parent Borrower"), the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), and Morgan Stanley Senior Funding, Inc., as Syndication Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

            I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

            Upon the basis of the foregoing, I am of the opinion that:

            1. Each Foreign Loan Party is a corporation duly incorporated and validly existing under the laws of [jurisdiction of incorporation].

            2. The execution and delivery by each Foreign Loan Party of the Loan Documents to which it is a party (including, without limitation, in the case of the Foreign Borrower, its Election to Participate) and the performance by the Foreign Borrower of the Loan Documents to which it is a party are within such Foreign Loan Party's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority or official thereof (except actions or filings that have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Foreign Loan Party or of any indenture, agreement, judgment, injunction, order, decree or other instrument binding upon the Parent

Borrower or any of the Subsidiaries or result in the creation or imposition of any Lien on any asset of the Parent Borrower or any of the Subsidiaries.

            3. Each Loan Document to which a Foreign Loan Party is a party constitutes a valid and binding agreement of such Foreign Loan Party, enforceable against such Foreign Loan Party in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

            4. Except as disclosed in the Foreign Borrower's Election to Participate, there is no income, stamp or other tax of any Governmental Authority in [jurisdiction of Foreign Borrower], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Foreign Borrower pursuant to the Credit Agreement or by any Foreign Loan Party pursuant to any other Loan Document, or imposed on or by virtue of the execution, delivery or enforcement of such Foreign Borrower's Election to Participate or any other Loan Document.

                                           Very truly yours,

                                  Schedule 1.01
                               Mortgaged Property

Items marked with an asterisk on Schedule 3.05 are Mortgaged Property.

                                 Schedule 2.01

                                                                        Domestic      Multicurrency
                                         Tranche A      Tranche B       Revolving       Revolving             Total
Lenders                                  Commitment     Commitment      Commitment      Commitment         Commitment
--------                                -----------    ------------    -----------     -----------        ------------
The Chase Manhattan Bank                $35,000,000    $105,000,000    $17,500,000     $17,500,000        $175,000,000

Morgan Stanley Senior Funding, Inc.     $15,000,000     $45,000,000     $7,500,000      $7,500,000         $75,000,000


Aggregate Commitments                   $50,000,000    $150,000,000    $25,000,000     $25,000,000        $250,000,000

                                  Schedule 3.05
                                  Real Property

Owned Property

* 1.         1151 Maplewood Drive
       Itasca, Illinois

*2           440 South McClean Boulevard
       Elgin, Illinois

*3           6250 West Howard Street
       Niles, Illinois

4.           Plot 104 Leburaya Kampung
       Jawa Daerah Sungei Kluang
       Fasa 3, Bayan Lepas
       Penang, Malaysia

5.          Victoria Road
       Burgess Hill, United Kingdom

6.           Ruf Electronics Kft.
       Harfsa u9
       H-8400 Ajka Hungary

7.           Ruwido Austria
       Newmarkt am Wallersee
       Austria

Leased Property

1.           2800 West Golf Road
       Rolling Meadows, Illinois

2.           Units 1-4
       5100 Academy Drive
       Lisle, Illinois

3.           Suite 133
       14930 LaPlaissance Road
       Monroe, Michigan

4.           Unit 30
       650 North Cannon Avenue
       Lansdale, Pennsylvania

5.           Pao Tou Chou Subsection
       Talin Section
       Hsin Tien
       Taipei County, Taiwan


6.           Bahnhofstrasse 26-28
       85635 Hohenkirchen, Germany

7.           Unit 3 Lakeview Industrial Center
       Jinji Hu Road
       China

8.           01-01 to 01-07
       Block B Lakeview Industrial Centre
       Jinji Hu Road
       China

9.           Setagaya Ward
       Tokyo, Japan

                                  Schedule 3.06
                                Disclosed Matters

None.

                                  Schedule 3.12
                                  Subsidiaries

Except as noted below, each Subsidiary is wholly-owned by the Borrower and/or its Subsidiaries. Each Subsidiary which is a Loan Party is marked with an asterisk.

---------------------------------------------------------------------------------------------
                   Subsidiary                                  Jurisdiction of Formation
                   ----------                                  -------------------------
---------------------------------------------------------------------------------------------
  *Knowles Intermediate Holding, Inc.                      Delaware
---------------------------------------------------------------------------------------------
  Knowles Electronics B.V.I. Ltd.                          British Virgin Islands
---------------------------------------------------------------------------------------------
  Knowles Electronics Japan, K.K. ("KEJ")                  Japan
---------------------------------------------------------------------------------------------
  Knowles Electronics (Malaysia) Sdn. Bhd. ("KEM")         Malaysia
---------------------------------------------------------------------------------------------
  Knowles Electronics Suzhou Co. Ltd. ("KES")              Peoples Republic of China/Suzhou
---------------------------------------------------------------------------------------------
  Knowles Electronics Taiwan, Ltd.(1) ("KET")              Republic of China
---------------------------------------------------------------------------------------------
  Knowles Electronics Trading (Shanghai) Co. Ltd.          Peoples Republic of China/Shanghai
---------------------------------------------------------------------------------------------
  Knowles Europe                                           England & Wales
---------------------------------------------------------------------------------------------
  *Knowles Manufacturing Ltd. ("KML")                      Delaware
---------------------------------------------------------------------------------------------
  *Emkay Innovative Products, Inc.                         Delaware
---------------------------------------------------------------------------------------------
  Ruf electronics GmbH ("Ruf")                             Germany
---------------------------------------------------------------------------------------------
  Ruf electronics Kft                                      Hungary
---------------------------------------------------------------------------------------------
  Ruwido Austria Ges. m.b.H.                               Austria
---------------------------------------------------------------------------------------------
  Ruwido Austria Gesellschaft m.b.H. & Co. K.G.            Austria
  ("Ruwido")
---------------------------------------------------------------------------------------------
  Ruwido Gmbh & Co. K.G.                                   Germany
---------------------------------------------------------------------------------------------
  Ruwido Gmbh                                              Germany
---------------------------------------------------------------------------------------------
  Synchro-Start Products Europe Limited                    England & Wales
---------------------------------------------------------------------------------------------
  *Synchro-Start Products, Inc. ("SSPI")                   Delaware
---------------------------------------------------------------------------------------------

----------
(1) 99.9984% owned by Borrower.

                                  Schedule 6.01
                              Existing Indebtedness

1.     Ruwido Indebtedness with:

       a.         Raiffeisenverband Salzburg (Revolving Line of Credit):

------------------------------------------------------------------------------------
Line Amount:                             ATS 24,000,000
------------------------------------------------------------------------------------
Amount Outstanding on 12/31/98:          Part A: ATS 500,000
                                         Part B: ATS 500,000
------------------------------------------------------------------------------------
Interest Rate:                           Part A: 4.25%
                                         Part B: 2.75%
------------------------------------------------------------------------------------

       b.         Oestrreichische Investkredit Aktiengesellschaft

------------------------------------------------------------------------------------
Principal Amount:                        ATS 25,000,000
------------------------------------------------------------------------------------
Amount Outstanding on 12/31/98:          ATS 12,502,000
------------------------------------------------------------------------------------
Maturity:                                7/1/01
------------------------------------------------------------------------------------
Coupon:                                  Principal and Accrued Interest Paid
                                         Semiannually in Arrears at ATS 2,083,000
------------------------------------------------------------------------------------
Interest Rate:                           Greater of 5% or 50 Bps above the Secondary
                                         Market Yield of Austrian Corporate Bonds
                                         Published by the Austrian National Bank
                                         (Current Rate Is 5%)
------------------------------------------------------------------------------------

       c.         Forschungsfoerderungfonds fuer die gewerbliche Wirtschaft

------------------------------------------------------------------------------------
Principal Amount:                        ATS 750,000
------------------------------------------------------------------------------------
Maturity:                                3/31/00
------------------------------------------------------------------------------------
Interest Rate:                           3.5%
------------------------------------------------------------------------------------

2. Pursuant to the Shareholders and Employment Agreement, dated 9/23/96, between the Borrower and Herbert Hafner, subject to Herbert Hafner's continued employment with Ruf electronics Gmbh through 6/30/2001, and subject to Ruf electronics Gmbh attaining certain specified accumulated pretax earnings as of 6/30/2001, the Borrower must issue to Mr. Hafner an additional 5% of the total nominal capital of Ruf electronics Gmbh. Mr. Hafner's entire interest in Ruf electronics Gmbh is subject to the Borrower's call option to purchase and Mr. Hafner's put option to sell.

3. Pursuant to the Agreement, dated *, among *, * and *, upon a default by * on its obligations to *, * may require * to repurchase (at original cost) any standard inventory which * shipped to * in the 90 days prior to such default.

4. Pursuant to the Asset Purchase Agreement, dated 8/31/98, between the Borrower and Wilbrecht Electronics, Inc., a contingent payment equal to 10% of Net Sales (as defined in the Agreement), but not more than $600,000, is due on the third anniversary of the closing, or 8/31/01.

5. Pursuant to the Tenancy Agreement, dated 4/15/96, between Ruf and Wilhelm Ruf KG, the rent for the period 10/1/96 through 9/30/98 shall equal 10% of tenant's cumulative pretax earnings (as defined in the Agreement) for the period 10/1/96 through 9/30/01, not to exceed DM5,000,000. The payment is due on 12/31/01.

6. Pursuant to the Shareholders and Employment Agreement, dated 9/23/96, Freidrich Ruf and Herbert Hafner may earn a bonus payment if Ruf's cumulative earnings from 10/1/96 through 6/30/99 exceed DM12,000,000.

7. Pursuant to the Stock Purchase Agreement between SSPI and the stockholders of Dohner & Associates, Inc., dated 11/16/93, amended by agreements dated 4/21/97 and 8/25/97, Daniel Kapellen would be entitled to a contingent cash payment conditioned on the attainment of a certain level of Revenues (as defined in the Stock Purchase Agreement) through December 31, 2000.

8.    Intercompany Loan Agreements:

      a.    Intercompany Loan Agreement between the Borrower and KEJ, dated
            4/1/89.

      b.    Intercompany Loan Agreement between the Borrower and KEM, dated
            7/1/94

      c.    Intercompany Loan Agreement between the Borrower and Ruf, dated
            10/1/96

      *Confidential Information omitted and filed separately with the Securities and Exchange Commission.

      d. Intercompany Loan Agreement between the Borrower and Ruwido and Evidence of Borrowing, dated 11/24/98

      e. Intercompany Loan Agreement between SSPI and the Borrower, dated 2/74, amended 12/31/75

      f.    Promissory Note issued by KML to Knowles Europe, dated 12/31/98

      g. Loan between Ruf and Ruf electronics Kft (to finance costs for new facility) dated 6/10/99

      h. Funds are being advanced (on a non-interest bearing basis) by the Borrower to Ruf for new Hungarian Facility. Advances may be reclassified as contributed capital.

      i. Loan agreement between prior owner of Ruf and Ruwido was forgiven as a condition to the acquisition by the Borrower of Ruwido. There is agreement between E&Y - Munich and E&Y - Salzburg that this loan contract cannot be documented in writing without significant tax drawbacks. As a result, the negative goodwill recorded at December 31, 1997 is no longer valid in the Austrian financial statements for tax purposes. The issue of a modified agreement (if any) and interest is presently being discussed between E&Y - Munich and E&Y - Salzburg. None of the principal or accrued interest on this loan has been paid or will be paid before the closing.


9. A receivable from KES to the Borrower in the approximate amount of $2.6 million relating to prior sales of equipment has been reclassified as capital.

10.   Employee Computer Purchase Plan.

11.   Intercompany Advances: see advances set forth on the attached chart.

                                  Schedule 6.02
                                 Existing Liens

1.    Owned Real Property

      a. The real property located 1151 Maplewood Drive, Itasca, Illinois, USA is subject to liens described in Chicago Title Insurance Company Commitment for Title Insurance No. 1410009900166 at Schedule B, paragraphs 9, 10, 11, 12, 13 and 14.

      b. The real property located at 440 South McLean Boulevard, Elgin, Illinois, USA is subject to Liens described in Chicago Title Insurance Company commitment for Title Insurance No. 14100004622269 at Schedule B, paragraphs 7, 8, 9, 10, 11, 12, 13 and 14.

      c. As to Real Property located outside of the United States, all liens disclosed on title appraisals, abstracts, reports or surveys delivered to the Administrative Agent.

2. The following tooling and equipment located at the facilities of the Borrower and Subsidiaries but owned by customers:

a.    The Borrower
      (1)   CK-7994 tooling owned by *
      (2)   EH-7855 tooling owned by *

b.    SSPI

      (1)   Machine Shop tooling #1326 owned by Apecs
      (2)   KES tooling #1149 owned by Carrier
      (3)   Machine Shop tooling #1312 owned by Cummins
      (4)   Solenoids tooling #1313 owned by Cummins
      (5)   Solenoids tooling #1315 owned by Cummins
      (6)   Solenoids tooling #1314 owned by Cummins
      (7)   Machine Shop tooling #1327 owned by Cummins
      (8)   KET tooling #1328 owned by Dongshen
      (9)   KET tooling #1329 owned by Dongshan
      (10)  Punch Press tooling #1302 owned by Generic
      (11)  Machine Shop tooling #1321-A owned by Generic
      (12)  Solenoids tooling #1322 owned by Generic
      (13)  Solenoids tooling #1323 owned by Generic
      (14)  Solenoids tooling #1324 owned by Generic
      (15)  Solenoids tooling #1325 owned by John Deere
      (16)  Solenoids tooling #1291S owned by Nissan
      (17)  Machine Shop tooling #1321-B owned by Perkins

      *Confidential Information omitted and filed separately with the Securities and Exchange Commission.

c.    Ruf

      (1)   Five punching tools owned by Zettler Company

d.    Ruwido

      (1)   Various moulding tooling owned by Ford Motor Co.
      (2)   Various moulding tooling owned by Philips Lighting
      (3)   Tooling for Battery Terminal Wall owned by Oticon

e. Sublease Renewal Agreement, dated 2/29/96, and Sublease, dated 8/19/93, between the Borrower and The Financial Corporation of Illinois for a portion of the premises leased pursuant to the Amended and Restated Commercial Lease, dated 1/2/96, between the Borrower and RTC Industries, Inc.

f.    There are Liens relating to the Indebtedness set forth in Item 1 on
      Schedule 6.01.

g.    See Item 5 on Schedule 6.01.

                                  Schedule 6.04
                              Existing Investments

1.    Existing Equity Investments

---------------------------------------------------------------------------------
             Issuer                 Registered Owner(2)      Percentage of Equity
             ------                 -------------------      --------------------
                                                                  Interests
                                                                  ---------
---------------------------------------------------------------------------------
Gennum Corporation(3)              Knowles Electronics, Inc.               --
---------------------------------------------------------------------------------
Knowles Intermediate Holding,      Knowles Electronics, Inc.             100%
Inc. ("KIH")
---------------------------------------------------------------------------------
Knowles Electronics B.V.I. Ltd.    Knowles Electronics, Inc.             100%
---------------------------------------------------------------------------------
Knowles Electronics Japan, K.K.    Knowles Electronics, Inc.             100%
---------------------------------------------------------------------------------
Knowles Electronics (Malaysia)     Knowles Electronics, Inc.             100%
Sdn. Bhd.
---------------------------------------------------------------------------------
Knowles Electronics Suzhou Co.     Knowles Electronics, Inc.             100%
Ltd.
---------------------------------------------------------------------------------
Knowles Electronics Taiwan, Ltd.   Knowles Electronics, Inc.         99.9984%
---------------------------------------------------------------------------------
Knowles Electronics Trading        Knowles Electronics, Inc.             100%
(Shanghai) Co. Ltd.
---------------------------------------------------------------------------------
Knowles Europe                     Knowles Manufacturing                 100%
                                   Ltd.
---------------------------------------------------------------------------------
Knowles Manufacturing Ltd.         Knowles Electronics, Inc.             100%
---------------------------------------------------------------------------------
Emkay Innovative Products, Inc.    Knowles Electronics, Inc.             100%
---------------------------------------------------------------------------------
Ruf electronics GmbH               Knowles Electronics, Inc.             100%
---------------------------------------------------------------------------------
Ruwido Gmbh                        Knowles Electronics, Inc.             100%
---------------------------------------------------------------------------------
Synchro-Start Products Europe      Synchro-Start Products,               100%
Limited                            Inc.
---------------------------------------------------------------------------------
Synchro-Start Products, Inc.       Knowles Electronics. Inc.             100%
---------------------------------------------------------------------------------

----------

(2) Prior to, on, or as soon as possible after the Effective Date, Knowles Electronics, Inc. shall contribute all of its stock in its Subsidiaries to Knowles Intermediate Holding, Inc.

(3) Gennum Corporation is a Canadian corporation listed on the Toronto Stock Exchange.

--------------------------------------------------------------------------------
Ruwido Austria Ges. m.b.H.         Ruwido Gmbh & Co. K.G.                100%
--------------------------------------------------------------------------------
Ruwido Austria Gesellschaft        Ruwido Austria Ges.                    .3%
m.b.H. & Co. K.G.                  m.b.H.
                                   ---------------------------------------------
                                   Ruf electronics GmbH                 99.7%
--------------------------------------------------------------------------------
Ruwido Gmbh & Co. K.G.             Ruwido Austria                        100%
                                   Gesellschaft m.b.H. & Co.
                                   K.G.
--------------------------------------------------------------------------------
Ruf electronics Kfl                Ruf electronics GmbH                  100%
--------------------------------------------------------------------------------

2.    Existing Debt Investments

      a. Installment Note, dated 11/20/96, issued to the Borrower by Wilbrecht Electronics, Inc.

      b.    *

      c. Loans to certain employees of Knowles Europe to purchase real estate in the aggregate amount of approximately U.K. (pounds)57,000.

      d.    Investments disclosed on Schedule 6.01.

            * Confidential Information omitted and filed separately with the Securities and Exchange Commission.

                                  Schedule 6.09
                          Transactions with Affiliates

1.    Intercompany Agreements

      a.    Intercompany Agreement between the Borrower and KEC, dated 6/30/90

      b.    License Agreement between the Borrower and KEM, dated 1/1/94

      c. Agreement between the Borrower and KET, dated 6/30/90, and Supplementary Agreement, dated 11/19/90

      d. Distribution Agreement, dated 7/1/94, between SSPI and Synchro-Start Products Europe Limited

      e. Annual Letters of Support issued by the Borrower to Subsidiaries (examples include KES and KE Trading)

      f.    Application for Establishing a Wholly-owned Foreign Enterprise (KES)

      g. Commission Agreement between the Borrower and KEJ, dated 8/89, amended 7/1/94

      h. Shareholders and Employment Agreement among the Borrower, Herbert Hafner and Friedrich Ruf, dated 9/23/96

      i. Production Work Agreement between Knowles Europe and Ruf electronics Kft dated 5/1/98

      j. Production Work Agreement between Ruf and Ruf electronics Kft dated 7/1/97

      k. Production Work Agreement between Ruf electronics Kft and Ruwido dated 3/1/99

      l. Software Development Agreement between the Borrower and Daystream Software, Ltd., dated 1/23/98

      m. Software Development Agreement between the Borrower and Daystream Software, Ltd. (pending)

      n. Loans to certain employees of Knowles Europe to purchase real estate in the aggregate amount of approximately U.K.(pounds) 57,000.

      o.    Employee Computer Purchase Plan.

2.    Intercompany Loan Agreements and Intercompany Advances disclosed on
      Schedule 6.01.

                                  Schedule 6.10
                              Existing Restrictions

1. Executive Stock Purchase Agreements dated as of June 30, 1999 between the Borrower and Reg Garratt, Doug Brander, Pat Cavanagh, David Yang, Herbert Hafner, Paul Bryant, Stephen Petersen, Louis Morabito, Peter Loeppert, Christopher Nicol, Robert Dranter, Sergei Kochkin, Ted Staniec and Paul Dolinar.

2. Stockholders Agreement dated as of June 30, 1999 by and among the Borrower, Key Acquisition, L.L.C., certain members of management and the members of the Vendor Group listed on the Exhibit A attached thereto.

3. Registration Rights Agreement dated as of June 30, 1999 by and among the Borrower, Key Acquisition, L.L.C., certain members of management and the members of the Existing Holder Group listed on the Exhibit A attached thereto.

                        AMENDMENT NO. 1 dated as of December 23, 1999 (this
                  "Amendment"), to the Credit Agreement dated as of June 28, 1999, as amended and restated as of July 21, 1999 (the "Credit Agreement"), among Knowles Electronics Holdings, Inc., a Delaware corporation (the "Borrower"); the financial institutions party thereto as Lenders (the "Lenders"); The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") and Morgan Stanley Senior Funding, Inc., as Syndication agent.

            A. The Lenders and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

            B. The Borrower has requested that the Credit Agreement be amended as set forth herein. The Required Lenders are willing to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

            C. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement as amended hereby.

            Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. Amendment. The definition of the term "Consolidated EBITDA" in Section 1.01 of the Credit Agreement is hereby amended by:

            (i) deleting the word "and" immediately preceding clause (iv) in such definition and replacing it with a comma; and

            (ii) inserting the following text immediately after clause (iv) in such definition: "and (v) one time cash costs incurred in connection with the Transactions in an aggregate amount not to exceed $10,674,000,"

            SECTION 2. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

            (a) This Amendment has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (b) On and as of the date of this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

            (c) At the time of and immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

            SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date (the "Effective Date") first above written when:

            (a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders.

            (b) The representations and warranties set forth in Section 2 of this Amendment shall be true and correct.

            SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement set forth herein. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

            SECTION 5. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart hereof.

            SECTION 7. Expenses. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                     KNOWLES ELECTRONICS, INC.,

                                       by  /s/ STEPHEN D. PETERSEN
                                          --------------------------------
                                          Name:  Stephen D. Petersen
                                          Title: Vice President - Finance

                                     THE CHASE MANHATTAN BANK,
                                     individually and as Administrative Agent,

                                       by
                                          --------------------------------
                                          Name:
                                          Title:

                                     MORGAN STANLEY SENIOR FUNDING, INC.,
                                     individually and as Syndication Agent,

                                       by
                                          --------------------------------
                                          Name:
                                          Title:

                                                                 EXECUTION COPY

                        AMENDMENT NO. 2 dated as of April 10, 1999 (this
                  "Amendment"), to the Credit Agreement dated as of June 28, 1999, as amended and restated as of July 21, 1999 and as amended on December 23, 1999 (the "Credit Agreement"), among Knowles Electronics Inc., a Delaware corporation (the "Parent Borrower"); the financial institutions party thereto as Lenders (the "Lenders"); The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") and Morgan Stanley Senior Funding, Inc., as Syndication agent.

            A. The Lenders and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Parent Borrower, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

            B. The Parent Borrower has requested that the Credit Agreement be amended as set forth herein. The Required Lenders are willing to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

            C. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement as amended hereby.

            Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. Amendment. The Credit Agreement is hereby amended as follows:

            (a) The following definitions are added, in the appropriate alphabetical order, to Section 1.01 of the Credit Agreement:

            "1999 Balance Sheet Adjustments" means the adjustments to "Assets" and "Liabilities" on the Parent Borrower's Consolidated Balance Sheet for the year ended December 31, 1999 of approximately $18,500,000.

            "Manufacturing Restructuring Program" means the Parent Borrower's plan to close certain manufacturing facilities and reduce its work force.

            (b) The table in the definition of the term "Applicable Rate" in
Section 1.01 of the Credit Agreement is replaced with the following table:

===============================================================================================================================
                                                                                                    EURODOLLAR
                                           ABR REVOLVING/   EURODOLLAR REVOLVING/   ABR TRANCHE B    TRANCHE B    COMMITMENT
LEVERAGE RATIO:                           TRANCHE A SPREAD     TRANCHE A SPREAD         SPREAD        SPREAD       FEE RATE
-------------------------------------------------------------------------------------------------------------------------------
Category 1
-----------
Greater than or equal to 4.50 to 1.00          1.75%                2.75%               2.25%          3.25%           0.50%
-------------------------------------------------------------------------------------------------------------------------------
Category 2
-----------
Greater than or equal to 3.50 to 1.00
and less than 4.50 to l.00                     1.50%                2.50%               2.25%          3.25%          0.375%
-------------------------------------------------------------------------------------------------------------------------------
Category 3
-----------
Greater than or equal to 3.00 to 1.00
and less than 3.50 to l.00                     1.25%                2.25%               2.25%          3.25%          0.375%
-------------------------------------------------------------------------------------------------------------------------------
Category 4
-----------
Greater than or equal to 2.25 to 1.00
and less than 3.00 to l.00                     1.00%                2.00%               2.25%          3.25%          0.375%
-------------------------------------------------------------------------------------------------------------------------------
Category 5
-----------
Less than 2.25 to 1.00                         0.75%                1.75%               2.25%          3.25%          0.375%
===============================================================================================================================

            (c) The definition of the term "Consolidated EBITDA" in Section 1.01 of the Credit Agreement is amended by:

            (i) deleting the word "and" immediately preceding clause (v) in such definition and replacing it with a comma; and

            (ii) inserting the following text immediately after clause (v) in such definition:

            (vi) the 1999 Balance Sheet Adjustments and (vii) cash restructuring charges taken in 2000, 2001 and/or 2002 in connection with the Manufacturing Restructuring Program in an aggregate amount not to exceed $20,000,000.

            (d) The definition of the term "Net Working Capital" in Section
1.01 of the Credit Agreement is amended by:

            (i) inserting the text "(i)" immediately before the words "current liabilities in respect of Indebtedness" therein; and

            (ii) inserting the following text immediately after the words "current liabilities in respect of Indebtedness" therein: "and (ii) accruals and reserves for or relating to the Manufacturing Restructuring Program".

            (d) The table in Section 6.12 of the Credit Agreement is replaced with the following table:

                         Period                                      Ratio
                         ------                                      -----
        June 30, 1999 through March 30, 2000                      1.50 to 1.00
        March 31, 2000 through December 30, 2000                  1.40 to 1.00
        December 31, 2000 through December 30, 2001               1.60 to 1.00
        December 31, 2001 through December 30, 2002               1.70 to 1.00
        December 31, 2002 through March 30, 2003                  1.90 to 1.00
        March 31, 2003 through March 30, 2004                     2.25 to 1.00
        March 31, 2004 through March 30, 2005                     2.50 to 1.00
        March 31, 2005 through March 30, 2006                     2.75 to 1.00
        March 31, 2006 through March 30, 2007                     3.00 to 1.00
        March 31, 2007 and thereafter                             3.25 to 1.00

            (e) The table in Section 6.13 of the Credit Agreement is replaced with the following table:

                         Period                                      Ratio
                         ------                                      -----
        June 30, 1999 through December 30, 2000                     6.00 to 1.00
        December 31, 2000 through June 29, 2001                     5.75 to 1.00
        June 30, 2001 through December 30, 2001                     5.50 to 1.00
        December 31, 2001 through December 30, 2002                 5.00 to 1.00
        December 31, 2002 through March 30, 2003                    4.50 to 1.00
        March 31, 2003 through March 30, 2004                       4.00 to 1.00
        March 31, 2004 through March 30, 2006                       3.75 to 1.00
        March 31, 2006 and thereafter                               3.50 to 1.00

            SECTION 2. Representations and Warranties. The Parent Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

            (a) This Amendment has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of the Parent Borrower, enforceable against the Parent Borrower in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (b) On and as of the date of this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

            (c) At the time of and immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

            SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date (the "Effective Date") first above written when:

            (a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Parent Borrower and the Required Lenders.

            (b) The representations and warranties set forth in Section 2 of this Amendment shall be true and correct.

            (c) Each Lender that executes this Amendment shall have received an Amendment Fee equal to .25% of its Total Commitment under the Credit Agreement.

            SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Parent Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement set forth herein. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

            SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart hereof.

            SECTION 7. Expenses. The Parent Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                     KNOWLES ELECTRONICS, INC.

                                       by /s/ JAMES F. BRACE
                                          --------------------------------
                                          Name:  James F. Brace
                                          Title: Executive Vice President
                                                  & CFO

                                     THE CHASE MANHATTAN BANK, individually and as Administrative Agent,

                                       by
                                          --------------------------------
                                          Name:
                                          Title:

                                     MORGAN STANLEY SENIOR FUNDING, INC.,
                                     individually and as Syndication Agent,

                                       by
                                          --------------------------------
                                          Name:
                                          Title: